UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KILROY REALTY CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

April 10, 2015

To Our Fellow Stockholders:

On behalf of the entire Board of Directors (the “Board”) of Kilroy Realty Corporation (NYSE: KRC), we are pleased to present you with KRC’s 2015 Proxy Statement and we invite you to attend KRC’s 2015 annual meeting of stockholders.

Throughout 2014, we continued to grow our real estate enterprise in step with a changing business world — one that is more collaborative, fluid, innovation-driven and focused on resource conservation and sustainable operating practices. We are committed to innovating alongside our tenants, creating efficient and inspired work environments in some of today’s most dynamic real estate markets and providing long-term value for our stockholders.

KRC’s 2014 total stockholder return was 41%, outperforming the SNL US REIT Office and MSCI US REIT indices, and we generated very strong financial results that exceeded our internal goals.

During 2014, we added two new independent directors that brought fresh viewpoints to our Board – Gary Stevenson, President and Managing Director of MLS Business Ventures of Major League Soccer, and Peter Stoneberg, Managing Partner of Velocity Ventures. Both bring a mix of financial, investment, operational and management experience to our boardroom. You will also note that we have nominated another new candidate to our Board. We are very excited that Jolie Hunt has agreed to join KRC’s Board, subject to stockholder approval. Jolie is the Principal and founder of Hunt & Gather, a marketing and communications agency based in New York City. Her extensive background working with some of the world’s leading media and technology companies will be a terrific resource to our company.

During 2014 and early 2015, our lead independent director, along with members of senior management, met and engaged with stockholders owning collectively more than 60% of our outstanding stock. These meetings provided us with insights about issues ranging from executive compensation philosophy and structure to board composition and best practices in corporate governance. We appreciate this dialogue and are committed to maintaining open lines of communication with investors.

In response to investor feedback, and with a desire to implement best practices, we made several governance and compensation-related changes during 2014, including: (1) adopting proxy access, (2) adopting majority voting in director elections, (3) expanding the role and responsibilities of our lead independent director and (4) restructuring and re-balancing our executive compensation programs to include new and more rigorous performance assessment frameworks for our short- and long-term incentive plans, and to place greater emphasis on long-term, stockholder-aligned performance.

The accompanying proxy materials contain detailed information about the matters on which you are being asked to vote at the 2015 annual meeting. We urge you to read the materials carefully and vote in accordance with the Board’s recommendations. Your vote is very important to us.

Sincerely,

John Kilroy
Chairman, President and Chief Executive Officer

Edward Brennan, PhD
Lead Independent Director

KILROY REALTY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 21, 2015 at 9:00 a.m. local (Pacific) time

Place:	Our principal executive offices at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Items of Business:	1.	Elect as directors the six nominees named in the attached Proxy Statement.

	2.	Approve the amendment and restatement of our 2006 Incentive Award Plan.

	3.	Approve, on an advisory basis, the compensation of our named executive officers.

	4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Record Date:

The Board has fixed the close of business on March 13, 2015 as the record date for determining the stockholders entitled to receive notice of and to vote at the 2015 annual meeting of stockholders (the “Annual Meeting”), or any adjournment(s) or postponement(s) thereof.

Proxy Voting:

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy or voting instructions will not be used.

By Order of the Board of Directors,

Tyler Rose

Executive Vice President,

Chief Financial Officer and Secretary

April 10, 2015

Los Angeles, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement and our 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

You are encouraged to access and review all of the important information contained in our proxy materials before voting.

Proxy Summary

This summary highlights information regarding Kilroy Realty Corporation, a Maryland corporation (“we,” “our,” “us” or the “Company”), contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

BUSINESS HIGHLIGHTS

We delivered strong year-over-year financial results in 2014.

We also delivered exceptional total stockholder return2 (“TSR”) for our stockholders on a relative basis. Our TSR outperformed the average TSR for our peer group, the SNL US REIT Office Index and the MSCI US REIT Index for the one- and three-year periods ended December 31, 2014, as shown in the following chart:

	2014 TSR	TSR for the Three-Year Period Ended December 31, 2014
Kilroy Realty Corporation	40.8%	96.4%
Peer Group[3]	31.2%	51.0%
SNL US REIT Office Index	26.1%	53.9%
MSCI US REIT Index	30.4%	57.3%

More information on the Company’s 2014 performance is detailed on pages 41 through 44.

COMPENSATION HIGHLIGHTS

Our Executive Compensation Committee (the “Compensation Committee”) retained Mercer (US) Inc. (“Mercer”) as its independent compensation consultant, conducted a comprehensive review of our executive compensation program and considered input received from our stockholders. As a result of this process, we significantly restructured elements of our executive compensation program for 2014. Below are highlights from the Compensation Discussion and Analysis (the “CD&A”) section of this Proxy Statement:

[1]

See Appendix A for the definition of “FFO per share” and a reconciliation of FFO per share to our net income available to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as the definition of “same-store cash NOI” and a reconciliation of same-store cash NOI to our net income available to common stockholders computed in accordance with GAAP.

[2]	For purposes of this Proxy Statement, total stockholder returns are calculated assuming dividend reinvestment.
[3]

The TSR for the peer group, identified on page 57 is calculated on a weighted basis, determined based on the average market capitalization for each company in the peer group during the applicable period.

New Comprehensive Cash Incentive Performance Measurement Framework 2014 annual cash incentives for our named executive officers identified on page 37 (“NEOs”) were determined under a new framework measuring performance against metrics in five key categories: 1. Operations; 2. Development; 3. Acquisitions; 4. Dispositions; and 5. Balance Sheet Management. Continued Emphasis on Performance-Based Compensation Approximately 67% of the 2014 annual NEO long-term incentive awards are subject to performance-based vesting requirements over a three-year performance period and include a performance measure indexed to our relative TSR.
Cash Incentive Targets Remained Flat or Decreased NEO target annual cash incentives for 2014 remained at their 2013 levels, except that our Chief Executive Officer’s (“CEO”) 2014 target annual cash incentive level was reduced from $3,000,000 to $2,450,000, resulting in lowering the total potential annual cash incentive opportunity and placing a greater emphasis on long-term equity compensation. Actual incentives could range from zero to approximately 150% of the targeted levels.

Proxy Summary

CORPORATE GOVERNANCE UPDATES AND HIGHLIGHTS

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens accountability of the Board of Directors (the “Board”) and helps build public trust in the Company. Highlights include the following:

The Board and Independence

•	Lead Independent Director

•	Majority of Directors are Independent (4 out of 5 Current Directors)

•	Board Refreshment with Two New Independent Directors Elected in 2014 and One New Independent Director Nominated in 2015

•	Regular Executive Sessions of Independent Directors

•	Regular Board and Committee Self-Evaluations

•	Independent Audit, Executive Compensation and Nominating/Corporate Governance Committees

Stockholder Rights

•	Stockholder Proxy Access

•	Majority Voting for Directors in Uncontested Elections

•	Annual Election of All Directors (i.e., Declassified Board)

•	Annual Say-On-Pay Voting

•	Stockholder Right to Call a Special Meeting

•	No Stockholder Rights Plan

Compensation and Other Governance Practices

•

Minimum Stock Ownership Guidelines for Executives, Including Provisions for Executives to Hold a Portion of Shares Granted upon Exercise, Payment or Vesting if the Executive does not Satisfy the Applicable Level of Ownership under the Guidelines

•	Minimum Stock Ownership Guidelines for Non-Employee Directors

•	Anti-Hedging and Anti-Pledging Policies

•	Clawback Policy

•	Related Party Transactions Policy

•	No Single Trigger Change in Control in any Employment Agreements

•	No Excise Tax Gross-Ups

•	No Repricing of Underwater Stock Options

•	Independent Compensation Consultant

•	Succession Planning Program

•	Industry Leading Commitment to Sustainability

•	Regular Stockholder Engagement, Including Discussions with Stockholders who Together Own Approximately 60% of our Common Stock in 2014

DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	Committee Membership
John Kilroy (Chairman)	66	1996	President, Chief Executive Officer and Chairman, Kilroy Realty Corporation
Edward Brennan, PhD (Lead Independent Director)	63	2003	Former Chief Executive Officer, Nexus Dx, Inc., a Samsung Company	✓	AC, CC, NCGC
Jolie Hunt	36	—	Principal, Hunt & Gather	✓	*
Scott Ingraham	61	2007	Co-Owner, Zuma Capital	✓	AC, NCGC
Gary Stevenson	58	2014	President and Managing Director, MLS Business Ventures of Major League Soccer	✓	CC
Peter Stoneberg	59	2014	Managing Partner, Velocity Ventures, LLC	✓	AC, NCGC

AC = Audit Committee	CC = Executive Compensation Committee	NCGC = Nominating/Corporate Governance Committee

*	The Board has not yet determined the Board committee(s) to which Ms. Hunt will be named if elected at the 2015 annual meeting of stockholders.

Voting Information

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Recommendation	Page
Management Proposals:
1. Election of Six Director Nominees	FOR	5
2. Amendment and Restatement of 2006 Incentive Award Plan	FOR	6
3. Advisory Approval of Compensation of NEOs	FOR	19
4. Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2015	FOR	21

HOW TO CAST YOUR VOTE

Internet	Phone	Mail	In Person
Follow the instructions provided in the notice or separate proxy card or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instructions to the address on your proxy card or voting instruction form.	Ballots will be provided to anyone who attends and wants to vote at the 2015 Annual Meeting of Stockholders.

General Information About the Annual Meeting and Voting Procedures

Our Board is soliciting your proxy for the 2015 annual meeting of stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local (Pacific) time on Thursday, May 21, 2015 at our principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, and any adjournments or postponements of the Annual Meeting. On April 10, 2015, proxy materials for our Annual Meeting, including this Proxy Statement and our 2014 Annual Report to Stockholders, were first sent or made available to our stockholders entitled to vote at the Annual Meeting.

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2014 Annual Report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•	Proposal No. 1: Elect as directors the six nominees named in this Proxy Statement.

•	Proposal No. 2: Approve the amendment and restatement of our 2006 Incentive Award Plan, as amended (the “2006 Plan”).

•	Proposal No. 3: Approve, on an advisory basis, the compensation of our NEOs.

•	Proposal No. 4: Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

1.	“FOR” each of the Board’s six nominees for election to the Board: John Kilroy, Edward Brennan, PhD, Jolie Hunt, Scott Ingraham, Gary Stevenson and Peter Stoneberg;

2.	“FOR” approval of the amendment and restatement of the 2006 Plan;

3.	“FOR” approval, on an advisory basis, of the compensation of our NEOs; and

4.	“FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on March 13, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 87,709,377 shares of common stock were outstanding.

May I attend the Annual Meeting?

You may attend the Annual Meeting if you were a stockholder of record or a beneficial holder of shares of common stock at the close of business on the Record Date, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of

Kilroy Realty Corporation	1

General Information About the Annual Meeting and Voting Procedures

record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should also be prepared to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a stockholder of record but you are a beneficial holder of shares of common stock because you hold your shares in “street name,” you should provide proof of beneficial ownership as of the Record Date, such as an account statement reflecting your stock ownership as of the Record Date, a copy of the Notice or voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership, as well as your photo identification, for admission. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. For directions to the Annual Meeting, contact the Company in writing at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the Annual Meeting and voting in person.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote in Person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on May 20, 2015 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by (i) delivering a later dated proxy card or by submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions will be followed); (ii) delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iii) by voting in person at the Annual Meeting. Simply attending the Annual Meeting

2	Kilroy Realty Corporation

General Information About the Annual Meeting and Voting Procedures

will not revoke your proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions. Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern time on May 20, 2015.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” each of the director nominees named in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3 and “FOR” Proposal No. 4.

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 4 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2015) is considered routine under applicable rules of the New York Stock Exchange (the “NYSE”), while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 4 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 4 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, at their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

A majority of the shares of common stock issued and outstanding on the Record Date must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What vote is required to approve each proposal?

Proposal No. 1 – Election of Directors. Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). This majority voting standard is discussed further under “Proposal 1 – Election of Directors – Vote Required” below.

Proposal No. 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan. The affirmative vote of a majority of votes cast at the Annual Meeting will be required to amend and restate the 2006 Plan.

Proposal No. 3 – Advisory Approval of Compensation of our NEOs. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the advisory approval of the compensation of our NEOs (“Say-on-Pay”). The Say-on-Pay vote is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board values the opinions that our stockholders express in their votes and the votes will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Kilroy Realty Corporation	3

General Information About the Annual Meeting and Voting Procedures

Proposal No. 4 – Ratification of the Appointment of Deloitte as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Note on “Abstentions” and “Broker Non-Votes.” For purposes of determining the number of votes cast, only shares voting “FOR” or “AGAINST” are counted. Abstentions (other than on Proposal No. 2 – Approval of Amendment and Restatement of 2006 Plan) and broker non-votes are not treated as votes cast, although they are counted for purposes of determining whether a quorum is present at the Annual Meeting. Under NYSE listing standards applicable to stockholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of Proposal No. 2 only, abstentions will have the effect of a vote “AGAINST” the proposal.

4	Kilroy Realty Corporation

Proposal 1 – Election of Directors

Pursuant to our Articles of Restatement, the Bylaws and resolutions adopted by the Board, the Board presently consists of five directors with each director serving a term that continues until the annual meeting of stockholders to be held in the year following the year of his or her election and until his or her successor is duly elected and qualified. As further described below, our Board has selected six director nominees for election at the Annual Meeting, including all of our incumbent directors. The remaining one director nominee, Jolie Hunt, is not currently a director of the Company and will stand for election to our Board for the first time at the Annual Meeting.

NOMINEES FOR DIRECTOR

Upon the recommendation of the Nominating/Corporate Governance Committee (the “Governance Committee”), the Board nominated John Kilroy, Edward Brennan, PhD, Jolie Hunt, Scott Ingraham, Gary Stevenson and Peter Stoneberg for election to the Board for a term continuing until the annual meeting of stockholders to be held in 2016 and until their respective successors are duly elected and qualified. Other than Ms. Hunt, all of our director nominees are currently directors of the Company and were previously elected to serve on the Board by our stockholders. In this Proxy Statement, references to “John Kilroy” or our CEO are to John B. Kilroy, Jr.

Ms. Hunt is standing for election to the Board for the first time. Ms. Hunt has over 15 years of experience as a marketing and communications professional. She is the founder and Principal of Hunt & Gather, a marketing and communications agency specializing in business strategy, discreet influencer relations and reputation management. Ms. Hunt previously held senior marketing and public relations roles with AOL, Inc., Thomson Reuters, IBM Corporation and the Financial Times.

The Governance Committee authorized the retention of Korn Ferry (“Korn Ferry”) to assess Ms. Hunt’s candidacy. As part of the Governance Committee’s consideration of director candidates for the Annual Meeting, a representative of Korn Ferry interviewed Ms. Hunt, made multiple reference calls with her prior employers and conducted an extensive background check. The Governance Committee then reviewed the results of Korn Ferry’s evaluation and screening, received a presentation from Korn Ferry, discussed the potential nominee and unanimously recommended Ms. Hunt to the Board for nomination by the Board. Each of the Board members met and interviewed Ms. Hunt and then met, discussed and approved the Governance Committee’s recommendation. Ms. Hunt was initially introduced to members of the Company’s senior management team, including our CEO, by a tenant in 2014. Ms. Hunt was subsequently identified as a potential nominee by our CEO.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of all of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. Biographical summaries of the experience of our director nominees can be found in this Proxy Statement under the caption “Our Board of Directors.”

VOTE REQUIRED

Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected at an annual meeting of stockholders. In such circumstances, directors will instead be elected by a plurality of all the votes cast in the election of directors at the annual meeting at which a quorum is present. The election of directors at the Annual Meeting is not contested.

Under Maryland law, if an incumbent director is not re-elected at a meeting of stockholders at which he or she stands for re-election then the incumbent director continues to serve in office as a holdover director until his or her successor is elected. To address this “holdover” issue, our Bylaws provide that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the Board. The Governance Committee will then make a recommendation to our Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will act on the Governance Committee’s recommendation and publicly disclose its decision, along with its rationale, within 90 days after the date of the certification of the election results.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Kilroy Realty Corporation	5

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

General

As discussed in the CD&A below, long-term equity incentives are a key component of our executive compensation program. As of March 31, 2015, 494,405 shares of common stock remained available for new award grants under the 2006 Plan. Under applicable listing rules, we may not increase the 2006 Plan share limit without stockholder approval.

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the 2006 Plan. The amended and restated 2006 Plan was adopted, subject to stockholder approval, by the Board on February 24, 2015. In evaluating our request to approve the amendment and restatement of the 2006 Plan, we ask that you consider the following:

•

Responsible Share Usage. The total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years has, on average, been 1.16% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year (calculated as discussed on page 15), which we believe is very reasonable.

•

Significant Focus on Performance-Based Vesting Equity Awards. For both 2014 and 2015, approximately 67% of the shares subject to our NEOs’ restricted stock unit awards are subject to performance-based vesting requirements, based on both operating and relative TSR measures, except that for 2015, approximately 74% of our CEO’s restricted stock unit award is subject to these performance-based vesting requirements.

•

Responsible Share Request Size. We believe that we are asking for enough shares to be able to continue to grant equity awards under the 2006 Plan into 2018 (as discussed on page 16). We want our stockholders to have the ability to regularly validate their comfort with our approach to equity awards.

The amended and restated 2006 Plan reflects the following amendments that are subject to stockholder approval of this proposal:

•

Increase in Aggregate Share Limit. The 2006 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2006 Plan to 7,120,000 shares. The proposed amendments would increase this limit by an additional 1,200,000 shares so that the new aggregate share limit for the 2006 Plan would be 8,320,000 shares (the “Share Limit”). The proposed amendments would also include a corresponding increase in the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2006 Plan to 8,320,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2006 Plan Share Limit described above.

•

Extension of Performance-Based Award Feature. One element of the 2006 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”). These awards are described in more detail below under “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2006 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2006 Plan proposal, the Performance-Based Award feature of the 2006 Plan will be extended through the first annual meeting of stockholders that occurs in 2020 (this expiration time is earlier than the general expiration date of the 2006 Plan and is required under applicable tax rules).

As of March 31, 2015, a total of 2,489,600 shares of common stock were subject to outstanding awards granted under the 2006 Plan and, as noted above, 494,405 shares of common stock were then available for new award grants under the 2006 Plan. Of the 2,489,600 shares of common stock that were then subject to outstanding 2006 Plan awards, 756,000 were subject to stock options, 954,420 were subject to vested but deferred (not paid) restricted stock units, 718,383 were subject to unvested restricted stock units and 60,797 were subject to unvested restricted stock awards. For additional information on our past grants under the 2006 Plan and the potential dilutive impact of the proposed amendments to the 2006 Plan, please see “Specific Benefits Under the 2006 Plan” below.

We grant awards under the 2006 Plan because we believe that it is in our stockholders’ best interests to include equity awards, denominated in shares of common stock or with a value derived from the value of our common stock, as a component of the overall pay package for our executives and select key employees because such awards align the interests of award recipients

6	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

with those of our stockholders. The number of shares of common stock available for new award grants under the 2006 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board believes that the increase in the 2006 Plan Share Limit will allow us to continue to grant awards under the 2006 Plan that are payable in shares of common stock into 2018. Please see the discussion under “Potential Dilution” below.

If stockholders do not approve this 2006 Plan proposal, the current share limits under, and other terms and conditions of, the 2006 Plan will continue in effect.

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Appendix B to this Proxy Statement.

Shares Available for Awards

Subject to certain adjustments set forth in the 2006 Plan, the maximum number of shares of common stock that may be issued or awarded under the 2006 Plan will be increased to 8,320,000 shares if stockholders approve the proposed amendments to the 2006 Plan (and there would be a corresponding increase in the maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2006 Plan to 8,320,000 shares). To the extent that an award terminates, expires, lapses for any reason or is settled in cash, any shares subject to the award will again be available for the grant of new awards pursuant to the 2006 Plan. Except with respect to awards of stock options and stock appreciation rights (or “SARs”), any shares of common stock tendered by an award-holder or withheld by the Company to satisfy the grant or exercise price or tax withholding obligations with respect to any award will again be available for the grant of new awards pursuant to the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock option or SAR granted under the 2006 Plan, the number of underlying shares as to which the exercise related count against the shares available for grant or issuance under the 2006 Plan, without regard to the number of shares actually delivered to the participant upon exercise of the award. The Company may not increase the applicable share limits of the 2006 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units in Kilroy Realty, L.P., our operating partnership (the “Operating Partnership”), as described below, performance bonus awards, performance-based awards and other incentive awards to eligible individuals. The 2006 Plan further provides that the maximum number of shares which may be subject to awards granted to any one participant during any calendar year (whether such awards are payable in stock or denominated in stock and payable in cash) is 1,500,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to awards that are not denominated in stock is $30,000,000.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000 (or the option otherwise fails to qualify as an incentive stock option), such option will be treated as a nonqualified stock option. Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed five years.

Restricted Stock

Awards of restricted stock may be granted under the 2006 Plan. Restricted stock will be subject to restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations

Kilroy Realty Corporation	7

Proposal 2 –	Approval of Amendment and Restatement of 2006 Incentive Award Plan

on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2006 Plan, except that SARs may not be exercised more than ten years after the applicable date of grant. The plan administrator may elect to pay SARs in cash, in common stock or in a combination of cash and common stock.

Other Awards Under the Plan

The 2006 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, the Operating Partnership, or Kilroy Realty TRS, Inc. (the “TRS”) or any of their subsidiaries, or a director of the Company or the TRS, except that the plan administrator may provide that such an award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the 2006 Plan) of the Company or because of the participant’s retirement, death or disability or otherwise.

Payments with respect to any such award, other than profits interest units, will be made in cash, in common stock or a combination of both, as determined by the plan administrator. Each award granted under the 2006 Plan will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares. Awards of performance shares are denominated in a number of shares of our stock and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units. Awards of performance stock units are denominated in units equivalent to shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2006 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Stock Payments. Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

8	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator. Unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units. Restricted stock units, or “RSUs,” may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions (if any) to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of RSUs which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock for each RSU scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units. To the extent authorized by the partnership agreement of the Operating Partnership, the 2006 Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards. Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of common stock or the right to purchase shares of common stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of common stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance criterion or criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, common stock, units of the Operating Partnership or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards. Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any performance criterion or criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator.

Performance-Based Awards. The plan administrator may grant a performance-based cash bonus opportunity or other performance-based vesting award under the 2006 Plan as an award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (a “Performance-Based Award”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2006 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). For Performance-Based Awards, the plan administrator will establish the criterion or criteria and target(s) on which performance will be measured in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the plan administrator may use for this purpose will include one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share and market share, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared

Kilroy Realty Corporation	9

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

to results of a peer group, industry index, or other company or companies. To the extent provided by the plan administrator, performance targets (or performance against the targets, as the case may be) will be adjusted to prevent the dilution or enlargement of the rights of participants in connection with any unusual or extraordinary corporate item, transaction, event or development, any other unusual or nonrecurring events affecting the Company or its subsidiaries or the financial statements of the Company or its subsidiaries, any changes in applicable laws, regulations, accounting principles or business conditions, or such other items as the plan administrator may specify. Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the plan administrator must certify that the performance target or targets have been satisfied. The plan administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Administration

The Board or one or more committees appointed by the Board administers the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee. The Compensation Committee may delegate some or all of its authority with respect to the 2006 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2006 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•

To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and any vesting conditions applicable to the award (or determine that the award is to be fully vested at grant);

•	To cancel, modify or waive the Company’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	Subject to the other provisions of the 2006 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

To determine whether an award may be settled in, or the purchase price of an award may be paid in, shares of the Company’s common stock, cash, other awards or such other form as the Administrator may authorize, and to provide for the deferred payment of awards and establish any terms applicable to deferrals.

While all of our employees are technically eligible to receive awards under the 2006 Plan, in 2014 we granted awards to 34 employees and each of our non-employee directors. The Administrator uses its judgment to determine who will receive awards, the type(s) of award grants and the size and particular terms and conditions of those awards. These determinations may change based on any number of variables, including, without limitation, changes in compensation practices at companies that we consider in our peer group from time to time or changes in compensation practices in the market generally, the need to attract, retain and incentivize key talent, the benefit of enhancing the link between the interests of award recipients with those of our stockholders and the potential dilutive impact of those awards.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the 2006 Plan administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award or (3) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

10	Kilroy Realty Corporation

Proposal 2 –	Approval of Amendment and Restatement of 2006 Incentive Award Plan

Eligibility

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries and directors of the Company or the TRS, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, profits interest units, other incentive awards and performance bonus awards under the 2006 Plan. Currently, approximately 223 officers and employees of the Company and its subsidiaries (including all of the Company’s NEOs), and each of the Company’s four non-employee directors, are considered eligible under the 2006 Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Assumption and Termination of Awards

Generally, and subject to limited exceptions set forth in the 2006 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination or other reorganization, or a sale of substantially all of its assets, the outstanding awards granted under the 2006 Plan will not automatically accelerate and become vested under the terms of the 2006 Plan as long as there is provision for the awards to be substituted for, assumed or otherwise continued after the event. If there is no such provision for the awards to be substituted for, assumed or otherwise continued after the event (that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

Transfer Restrictions

Subject to certain exceptions contained in Section 10.3 of the 2006 Plan, awards under the 2006 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

No Limit on Other Authority

The 2006 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2006 Plan

The Board may amend or terminate the 2006 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the 2006 Plan. For example, and as reflected by this Proposal 2, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. Adjustments as a result of stock

Kilroy Realty Corporation	11

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

splits or similar events will not, however, be considered an amendment requiring stockholder approval. If stockholders approve this 2006 Plan proposal, unless terminated earlier by the Board, the authority to grant new awards under the 2006 Plan will terminate on March 19, 2024. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2006 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any 2006 Plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences

Stock Options

With respect to nonqualified stock options, the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

Other Awards

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance (“PIUs”) will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership’s income, gain, loss, deduction and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such PIUs are generally taxed upon a disposition of the PIU or distributions of cash to the extent that such amounts received exceed the basis in the PIUs. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the PIUs.

If PIUs are granted to a recipient who is an employee of the Company, the issuance of those PIUs may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all “FICA” employment taxes on the employee’s compensation (in the form of “SECA” taxes rather than “FICA” taxes), whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

12	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

Code Section 409A

Certain types of awards under the 2006 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and penalties under applicable state tax laws). To the extent applicable, we intend to structure awards granted under the 2006 Plan to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A or an available exemption from Section 409A. There can be no assurance, however, that the requirements of Section 409A will, in fact, be satisfied.

Tax Deductibility and Section 162(m) of the Internal Revenue Code

Section 162(m) generally places a $1.0 million annual limit on the amount of compensation paid to certain of the Company’s executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1.0 million annual deductibility limit of Section 162(m). There can be no assurance, however, that the compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible. In addition, the Company reserves the right to award compensation that does not qualify for deductibility under Section 162(m) in such circumstances as it may consider appropriate.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The 2006 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Specific Benefits Under the 2006 Plan

The Company has not granted any awards that are conditioned on stockholder approval of this Proposal No. 2. Except for the non-employee director awards discussed below, the Company is not currently considering any new award grants under the 2006 Plan and the number and type of awards that the Company may grant in the future under the 2006 Plan (within the express limits of the 2006 Plan, discussed above) is not determinable. If the proposed share increase for the 2006 Plan had been in effect in 2014, the Company expects that its award grants for 2014 (after giving effect to the amendment of the 2006 Plan approved by stockholders in 2014) would not have been different from those actually made in 2014 under the 2006 Plan. For more information regarding those awards, please see the following discussion and, for more detailed information on the awards granted to our NEOs during 2014, see the material under “Compensation Discussion and Analysis” below and the executive compensation tables under “Named Executive Officer Compensation Tables” below.

Non-Employee Director Awards

The Company is not currently considering any new award grants under the 2006 Plan except for the annual grants of shares of common stock to non-employee directors described under “Director Compensation” below. These annual grants

Kilroy Realty Corporation	13

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

are determined based on the closing price of our common stock on the date of the grant as described below. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount for the annual grants under the non-employee director program ($100,000) into shares was $73.92 (the closing price of a share of our common stock on the Record Date), the number of shares that would be allocated to the Company’s four non-employee directors as a group (assuming a Board with four non-employee directors) pursuant to the annual grant formula over the remaining nine-year term of the 2006 Plan (2015 through 2023) is approximately 48,701 shares (approximately 60,877 shares if a Board with five non-employee directors is assumed). This figure represents the continuation of the current non-employee director equity awards, for the number of non-employee directors indicated, over that nine-year period. The actual number of shares that we may issue depends on, among other future variables, the number of our non-employee directors from time to time, the price of our common stock on the applicable grant date that is used to convert the applicable grant-date value into a number of shares, and whether the Board changes the $100,000 grant date value or other aspects of our non-employee director compensation program in the future.

Potential Dilution

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendments to the 2006 Plan. The 2006 Plan is the Company’s only equity compensation plan.

“Overhang” refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of our common stock that were subject to outstanding restricted stock and RSU awards granted under the 2006 Plan, that were subject to outstanding stock options granted under the 2006 Plan, and that were then available for new award grants under the 2006 Plan as of December 31, 2014 and as of March 31, 2015. None of the outstanding awards covered interests in our Operating Partnership. In this 2006 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock and RSU awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. As to the number of shares of the Company’s common stock subject to restricted stock and RSU awards outstanding on any particular date, the information is presented including the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in shares of common stock. For awards subject to performance-based vesting requirements, the number of shares presented is as follows: (1) with respect to any such award granted prior to 2014, the maximum number of shares subject to that award, as there was no difference as to these awards between “target” and “maximum” performance levels, (2) with respect to any such award granted during 2014, at 150% of the “target” number of shares subject to the award, as performance during 2014 resulted in 150% of the “target” number of shares being subject to the awards (while the final vesting of the awards may range from 140% to 200% of the “target” number of shares awarded based on performance over the three-year performance period applicable to the awards, giving effect to actual performance outcomes for 2014) and (3) with respect to any such award granted during 2015, at the “target” number of shares subject to the awards (while the final vesting of the awards may still range from zero to 200% of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards).

	As of December 31, 2014	As of March 31, 2015
Shares subject to outstanding restricted stock and RSU awards (including vested but deferred RSUs and excluding performance-based vesting awards)	1,333,413	1,357,975
Shares subject to outstanding performance-based vesting RSU awards	247,089	375,625
Shares subject to outstanding stock options	1,008,000	765,000
Shares available for new award grants	681,626	494,405

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three years was 69,639,623 shares issued and outstanding in 2012 (71,403,258 shares assuming the conversion of all common units of the Operating Partnership); 77,343,853 shares issued and outstanding in 2013 (79,166,250 shares assuming the conversion

14	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

of all common units of the Operating Partnership); and 83,090,235 shares issued and outstanding in 2014 (84,894,498 shares assuming the conversion of all the common units of the Operating Partnership). The number of shares of the Company’s common stock issued and outstanding as of December 31, 2014 and March 31, 2015 was 86,259,684 shares and 88,031,377 shares, respectively (88,063,884 and 89,824,547, respectively, assuming the conversion of all common units of the Operating Partnership). In this 2006 Plan proposal and except as noted above, the number of shares of the Company’s common stock that are outstanding for any particular period or on any particular date do not include common units of the Operating Partnership that are convertible into our common stock.

“Burn rate” refers to how many shares are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2006 Plan in each of the last three years, and to date (as of March 31, 2015) for 2015, are as follows:

•

1,948,573 shares in 2012 (which was 2.80% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2012), of which 1,550,000 shares were subject to time-based vesting stock option awards, 295,334 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards) and 103,239 shares were subject to performance-based vesting restricted stock and RSU awards;

•

210,893 shares in 2013 (which was 0.27% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2013), of which no shares were subject to stock option awards, 140,024 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards) and 70,869 shares were subject to performance-based vesting restricted stock and RSU awards (as to which there was no difference between the maximum and target number of shares subject to the awards, and as to which the applicable performance goals were achieved at the target level in 2013);

•

338,594 shares in 2014 (which was 0.41% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2014), of which no shares were subject to stock option awards, 155,229 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards) and 183,365 shares were subject to performance-based vesting restricted stock and RSU awards (presented at 150% of the “target” number of shares subject to the award as performance during 2014 resulted in 150% of the “target” number of shares being subject to the awards, while the final vesting of the awards may range from 140% to 200% of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, giving effect to actual performance outcomes for 2014); and

•

219,053 shares in 2015 through March 31, 2015 (which was 0.25% of the number of shares of the Company’s common stock issued and outstanding on March 31, 2015), of which no shares were subject to stock option awards, 90,517 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards) and 128,536 shares were subject to performance-based vesting restricted stock and RSU awards (presented at the “target” number of shares subject to the awards, while the final vesting of the awards may range from zero to 200% of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards).

Thus, the total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years (2012, 2013 and 2014) has, on average, been 1.16% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s 2015 awards under the 2006 Plan through March 31, 2015 (which, as noted above, cover 0.25% of the number of shares of the Company’s common stock issued and outstanding on March 31, 2015). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and RSU awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 14,748 in 2012, 77,665 in 2013, 183,075 in 2014 and 0 to date (as of March 31, 2015) in 2015. No performance-based vesting stock options vested or were outstanding in any of those years.

The total number of shares of our common stock that was subject to awards granted under the 2006 Plan that terminated or expired, and thus became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 31, 2015) in 2015, are as follows: 10,000 in 2012, 12,000 in 2013, 22,000 in 2014 and 6,000 in 2015. The total number of shares of our common stock that were subject to awards granted under the 2006 Plan and that were withheld to cover tax

Kilroy Realty Corporation	15

Proposal 2 –	Approval of Amendment and Restatement of 2006 Incentive Award Plan

withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and thus became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 31, 2015) in 2015, are as follows: 0 in 2012, 0 in 2013, 29,092 in 2014 and 16,902 in 2015. Shares subject to 2006 Plan awards that terminated or expired, or were withheld to cover tax withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and became available for new award grants under the 2006 Plan have been included when information is presented in this 2006 Plan proposal on the number of shares available for new award grants under the 2006 Plan.

The number of shares credited as dividend equivalents under the 2006 Plan with respect to then-outstanding restricted stock and RSU awards, to the extent the dividend equivalents are payable in shares of the Company’s common stock, in each of the last three years, and to date (as of March 31, 2015) for 2015, are as follows: 28,368 in 2012, 27,593 in 2013, 32,122 in 2014 and 6,590 in 2015.

The Compensation Committee anticipates that the 1,200,000 additional shares requested for the 2006 Plan (which represents 1.36% of the number of shares of the Company’s common stock issued and outstanding as of March 31, 2015) will provide the Company with flexibility to continue to grant equity awards under the 2006 Plan into 2018 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels and covering dividend equivalents that may be credited with respect to the awards based on the Company’s recent dividend payments). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, the type of awards the Company grants and how the Company chooses to balance total compensation between cash and equity awards.

As of the Record Date, the closing market price for a share of the Company’s common stock was $73.92 per share.

16	Kilroy Realty Corporation

Proposal 2 –	Approval of Amendment and Restatement of 2006 Incentive Award Plan

Aggregate Past Grants Under the Plan

As of March 31, 2015, awards covering 4,123,906 shares of our common stock had been granted under the 2006 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2006 Plan. The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock vesting prior to that date, and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of 03/31/2015		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of 03/31/2015	Number of Shares/Units Outstanding and Unvested as of 03/31/2015
			Exercisable	Unexercisable
Named Executive Officers:
John Kilroy Chairman, President and Chief Executive Officer	300,000	450,000	—	300,000	1,189,694	823,244	366,450
Jeffrey Hawken Executive Vice President and Chief Operating Officer	100,000	150,000	—	100,000	433,461	329,512	103,949
Tyler Rose Executive Vice President, Chief Financial Officer and Secretary	50,000	75,000	—	50,000	141,836	84,253	57,583
Eli Khouri Executive Vice President and Chief Investment Officer	125,000	—	75,000	50,000	47,848	13,869	33,979
Justin Smart Executive Vice President, Development and Construction	20,000	—	12,000	8,000	117,864	70,067	47,797
Total for All Current Executive Officers as a Group (5 persons):	595,000	675,000	87,000	508,000	1,930,703	1,320,945	609,758
Edward Brennan, PhD	—	—	—	—	22,175	20,485	1,690
Scott Ingraham	—	—	—	—	21,912	20,222	1,690
Gary Stevenson	—	—	—	—	2,706	—	2,706
Peter Stoneberg	—	—	—	—	2,706	—	2,706
Total for all Current Non-Executive Directors as a Group (4 persons):	—	—	—	—	49,499	40,707	8,792
Each other person who has received 5% or more of the options, warrants or rights under the Plan:	—	—	—	—	—	—	—
All current employees, including all current officers who are not executive officers or directors, as a group:	161,000	44,000	79,000	82,000	290,216	124,084	166,132
All Other Awards, including awards granted to persons who are no longer employees or directors	—	25,000	—	—	303,488	303,488	—
Total	756,000	744,000	166,000	590,000	2,573,906	1,789,224	784,682

Kilroy Realty Corporation	17

Proposal 2 –	Approval of Amendment and Restatement of 2006 Incentive Award Plan

Mr. Kilroy and each of the non-employee directors identified above is a nominee for re-election as a director at the Annual Meeting. Ms. Hunt is also a nominee for election as a director at the Annual Meeting. Ms. Hunt has not previously been granted any awards under the 2006 Plan.

Equity Compensation Plan Information

For additional information on the Company’s equity compensation plans, please see “Equity Compensation Plan Information” on page 79 below.

VOTE REQUIRED

The amendment and restatement of the 2006 Plan will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

RECOMMENDATION

The Board believes that the adoption of the proposed amendments to the 2006 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of our executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.

18	Kilroy Realty Corporation

Proposal 3 – Advisory Approval of Our Executive Compensation

We are asking our stockholders to provide advisory approval of the compensation of our NEOs (as identified in the CD&A) as such compensation is disclosed pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables, the narratives accompanying those tables and the CD&A).

We believe that our performance in 2014 was exceptional and that the structure of our executive compensation program contributed to our achievements by incentivizing our executives to responsibly grow the Company in a way that creates long-term value for our stockholders. Highlights of our Company’s executive compensation program and performance in 2014 are outlined below under “Compensation Discussion and Analysis – Summary of Executive Compensation.”

In connection with and following our annual meeting held in May 2013, we thoroughly reviewed our executive compensation program and sought input from our stockholders. As a result of this process, the Compensation Committee significantly restructured elements of our executive compensation program for 2014. We believe that the changes to our program reflect many of the best practices in executive compensation today, have increased the emphasis on performance in the program and will result in greater alignment between the interests of our NEOs and those of our stockholders. Key changes to the program for 2014 are outlined below in the CD&A and include the following:

•

Base Salaries Remained Flat for Most. Except for Mr. Smart, who received a base salary increase for 2014 to bring him into parity with two other NEOs, none of our NEOs received a salary increase for 2014.

•

Formalized a Performance Measurement Framework for the Annual Incentive Plan. The Compensation Committee refined and formalized an annual incentive framework that measures performance against five key categories: (1) Operations, (2) Development, (3) Acquisitions, (4) Dispositions and (5) Balance Sheet Management. This measurement framework was applied to assess performance and determine annual cash incentives for our NEOs for 2014.

•

Rebalanced our CEO’s Target Compensation Mix, including a Reduction in Target Annual Cash Incentive Levels. In order to enhance alignment with long-term stockholder returns, the Compensation Committee placed an even greater emphasis on long-term compensation, in the form of equity awards, for our CEO for 2014. This rebalancing included reducing the 2014 target annual cash incentive opportunity for our CEO from $3,000,000 to $2,450,000.

•

Enhanced Performance Component of the Long-Term Incentive Compensation Program. In 2014, approximately two-thirds of the shares covered by each of our NEOs’ equity awards were subject to performance-based vesting requirements over a three-year performance period and included a performance measure indexed to our relative TSR over that period.

We also maintain a range of executive compensation and governance policies, listed on page 41, that we believe reflect current best practices.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the Securities and Exchange Commission, our Board requests your advisory vote to approve the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis” section, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.”

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our NEOs.

The Company’s current policy is to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of stockholders. It is expected that the next Say-on-Pay vote will be held at the 2016 annual meeting of stockholders.

Kilroy Realty Corporation	19

Proposal 3 – Advisory Approval of Our Executive Compensation

VOTE REQUIRED

The compensation of our NEOs will be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NEOs.

20	Kilroy Realty Corporation

Proposal 4 –	Ratification of Appointment of Independent Registered Public Accounting Firm

We are seeking stockholder ratification of our appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Deloitte has served as our independent registered public accounting firm since the completion of the Company’s initial public offering in January 1997 and, prior to the Annual Meeting, the Audit Committee is expected to re-appoint Deloitte as our independent registered public accounting firm for the year ending December 31, 2015.

A representative of Deloitte is expected to be present at our Annual Meeting, be available to respond to appropriate questions and will have the opportunity to make a statement, if desired.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

VOTE REQUIRED

Ratification of the appointment of Deloitte as our independent registered public accounting firm will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

Kilroy Realty Corporation	21

Our Board of Directors

Name	Age	Position With The Company	Director Since
Director Nominees:
John Kilroy	66	President, Chief Executive Officer and Chairman of the Board	1996
Edward Brennan, PhD	63	Lead Independent Director	2003
Jolie Hunt	36	Director	—
Scott Ingraham	61	Director	2007
Gary Stevenson	58	Director	2014
Peter Stoneberg	59	Director	2014

We believe all of the current members of our Board possess the professional and personal qualifications necessary for effective service as a director. In addition to each nominee’s specific experience, qualifications and skills, we believe that each nominee has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment. We believe all nominees have a commitment to the Company and to building long-term stockholder value.

Director Nominees

JOHN KILROY

John Kilroy was elected to serve as our Chairman of the Board (“Chairman”) in February 2013 and has been our President, Chief Executive Officer (“CEO”) and a director since our incorporation in September 1996. Having led our private predecessor, Kilroy Industries, in a similar capacity, he became its President in 1981 and was elected CEO in 1991. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing and entitlement since 1967. Mr. Kilroy actively led the Company to be one of the premier landlords on the West Coast with one of the largest LEED portfolios, spanning some of the strongest markets in the country, from Seattle to San Diego.

Mr. Kilroy serves on the board of governors of the National Association of Real Estate Investment Trusts and the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Kilroy previously served on the board of New Majority California and as Chairman of New Majority Los Angeles. He is a past trustee of the El Segundo Employers Association, Viewpoint School, Jefferson Center for Character Education and the National Fitness Foundation. He was also a member of the San Francisco America’s Cup Organizing Committee. Mr. Kilroy attended the University of Southern California.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Kilroy was nominated to serve on our Board because of his more than 30 years of experience with our Company and its predecessors, including 18 years as our President and CEO and approximately 15 and five years as our predecessor’s President and CEO, respectively, as well as his experience in acquiring, owning, developing and managing real estate, and his service on the board of governors of a national real estate trade organization.

EDWARD BRENNAN, PhD

Edward Brennan, PhD has been a member of our Board since July 2003 and our Lead Independent Director since March 2014. Until March 2014, Dr. Brennan was Chief Executive Officer of Nexus Dx, Inc., a medical diagnostics company located in San Diego, California. In November 2011, Nexus was acquired by Samsung Electronics Co., Ltd. from ITC Nexus Holding Company, where Dr. Brennan had been Chief Integration Officer following the merger of Nexus Dx, Inc. and International Technidyne Corporation. Previously, he was President and Chief Operating Officer of CryoCor, Inc. until June 2008, when the company was sold to Boston Scientific Corporation. From January 2004, he served as chairman of HemoSense Inc. until its sale to Inverness Medical Innovations in November 2007. While a director of HemoSense since 2000, he was also a Managing Partner of

22	Kilroy Realty Corporation

Our Board of Directors

Perennial Ventures, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for over 30 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CardioGenesis Corp. Dr. Brennan also serves on the board of directors of several private companies and previously served on the Board of Trustees of Goucher College, Baltimore, Maryland. Dr. Brennan holds Bachelor’s Degrees in Chemistry and Biology and a PhD in Biology from the University of California, Santa Cruz.

Specific Qualifications, Attributes, Skills and Experience:

Dr. Brennan was nominated to serve on our Board because of his executive management and board of directors experience with both public and private companies and specifically, his over 30 years of experience with companies in the health sciences and medical industries, which have historically been target tenants of the Company.

JOLIE HUNT

Jolie Hunt is the founder and Principal of Hunt & Gather, a marketing and communications agency that helps launch startup ventures, revive the strategic marketing and communications efforts of established brands and utilizes discreet influencer relations to pair like-minded people and places together where there is mutual benefit. Before founding Hunt & Gather in 2013, Ms. Hunt served as Chief Marketing & Communications Officer for AOL, Inc. from 2012 to 2013, and held the role of Senior Vice President, Global Head of Brand & Public Relations at Thomson Reuters from 2008 to 2012. Prior to that time, Ms. Hunt was the Global Director of Corporate & Business Affairs at IBM Corporation from 2006 to 2008 and served as Director of Public Relations for the Financial Times from 2002 to 2006. Ms. Hunt currently serves on the boards of PopTech, The Lowline, the Civilian Public Affairs Council for West Point Military Academy and The Episcopal School of Los Angeles. Ms. Hunt earned a Bachelor’s Degree in Mass Communication from Boston University and completed the Global Executive Program at Dartmouth University Tuck School of Business and Spain’s IE Business School in 2010.

Specific Qualifications, Attributes, Skills and Experience:

Ms. Hunt was nominated to serve on our Board because of her significant marketing and communications experience, knowledge about trends in the media, entertainment and technology world and the use of technology to advance company brands, which she acquired through her experience working with multiple multinational corporations and as the founder and Principal of Hunt & Gather. The Board believes these positions and experience will bring additional, unique skills, perspective and connections to our Board.

SCOTT INGRAHAM

Scott Ingraham has been a member of our Board since 2007. He is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co-founder (1999), Chairman and CEO of Rent.com, an Internet-based residential real estate site, before it was sold to eBay in 2005. Mr. Ingraham previously served as the President and CEO of Oasis Residential (“Oasis”), a public apartment REIT that merged with Camden Property Trust (“Camden”) in 1998. Mr. Ingraham was also a co-founder of Oasis, which was founded in 1992. Mr. Ingraham, in addition to serving on the Company’s Board, serves on the board of trust managers of Camden, CPT: NYSE, (since 1998) and the board of directors of Real Page, RP: NASDAQ (since 2012). He also served on the board of directors of LoopNet, LOOP: NASDAQ, for six years before it was acquired by Co-Star in 2012. Prior to co-founding Oasis, Mr. Ingraham’s career was devoted to real estate finance, mortgage and investment banking. He earned a Bachelor’s Degree in Business Administration from the University of Texas at Austin in 1976.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Ingraham was nominated to serve on our Board because he possesses extensive financial and real estate knowledge based on his experience as Chairman and CEO of Rent.com, President and CEO of Oasis, a member of the board of trustees and a member of the nominating and corporate governance committee and compensation committee of Camden, a member of the board of directors and audit committee of LoopNet and a member of the board of directors and audit committee of RealPage, Inc.

Kilroy Realty Corporation	23

Our Board of Directors

GARY STEVENSON

Gary Stevenson has been a member of our Board since 2014. Mr. Stevenson has been President and Managing Director of MLS Business Ventures of Major League Soccer since July 2013. Prior to such time, Mr. Stevenson served as President of PAC-12 Enterprises (“Pac-12”) from 2011 to 2013, where he managed a diversified and integrated company, including the Pac-12 Networks and Pac-12 Properties. Before joining Pac-12, Mr. Stevenson was Chairman and Chief Executive Officer of OnSport Strategies, a sports and entertainment consulting company that he founded in 1997 and later sold to Wasserman Media Group in 2007. From 2007 to 2010, Mr. Stevenson served as Principal for Wasserman Media Group to help handle the integration of OnSport Strategies. Mr. Stevenson previously also served as President of NBA Properties, Marketing and Media for the National Basketball Association from 1995 to 1997, as Chief Operating Officer and Executive Vice President of The Golf Channel from 1994 to 1995 and as Executive Vice President, Business Affairs for PGA Tour from 1987 to 1994. Mr. Stevenson received his Bachelor’s Degree from Duke University and his Master’s Degree in Business Administration from George Washington University.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stevenson was nominated to serve on our Board because of his extensive business and operational experience, including his founding role at OnSport Strategies, and his roles as President of Pac-12 and currently as President and Managing Partner of MLS Business Ventures of Major League Soccer. The Board believes these positions and Mr. Stevenson’s entrepreneurship success brings a diverse set of skills, experiences and relationships to our Board.

PETER STONEBERG

Peter Stoneberg has been a member of our Board since 2014. Mr. Stoneberg is currently Managing Partner of Velocity Ventures, LLC (“Velocity Ventures”), a merchant banking firm that he founded in 2000. From 2000 to 2006, Mr. Stoneberg was with Bank of America Capital Investors (“BACI”), an investment firm specializing in middle market and large capitalization companies, serving as an investment partner to BACI. Mr. Stoneberg also served as Senior Managing Director of Montgomery Securities, where he founded and led the Technology M&A group, beginning in 1994 until its acquisition by Bank of America in 1999. Prior to such time, Mr. Stoneberg served in various other roles, including Managing Director of Broadview Associates from 1992 to 1994. Previously, he was with IBM and ROLM Corp. as a Marketing Manager and has served as a private equity investor and on the board of directors for Cupertino Electric, Saleslogix Corp. and Netcom Systems. Mr. Stoneberg also previously served as a founder and member of the San Francisco America’s Cup Organizing Committee. Mr. Stoneberg received his Bachelor’s Degree in Business from the University of Colorado.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stoneberg was nominated to serve on our Board because of his significant relationships, experience with and knowledge of large and small companies in the high-technology industry, particularly those within the San Francisco Bay Area, which have become target tenants of the Company. Mr. Stoneberg also possesses extensive knowledge in the areas of raising equity and debt capital and mergers and acquisitions based on his experience at BACI, Montgomery Securities and Velocity Ventures, and has experience as an active board member at three companies, including as a member of the audit and compensation committees of Netcom Systems and Cupertino Electric.

24	Kilroy Realty Corporation

Corporate Governance at Kilroy Realty Corporation

BOARD COMPOSITION AND GOVERNANCE

Director Attendance

During the year ended December 31, 2014, the Board held five meetings. All directors who served on the Board during 2014 attended at least 75% of the total number of meetings of the Board and meetings of the Board committees on which each director served that were held during the period of the director’s service during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All incumbent directors attended the 2014 annual meeting of stockholders.

Independent Directors

Each of Messrs. Ingraham, Stevenson and Stoneberg and Dr. Brennan are considered by the Board to be Independent Directors and, if elected at the Annual Meeting, Ms. Hunt will be considered by the Board to be an Independent Director. An “Independent Director” is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees; and (ii) satisfies the independence standards set forth in the current listing standards of the NYSE.

Each of Dale Kinsella, who resigned from the Board effective as of December 31, 2014, and William Dickey, who resigned from the Board effective as of the 2014 annual meeting of stockholders, was also considered by the Board to be an Independent Director during the period of his service on the Board in 2014.

Independent Director Meetings

The Independent Directors meet regularly in executive session without the presence of management. These meetings are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Dr. Brennan, our Lead Independent Director (as defined below), presides over these meetings.

Board Leadership Structure and Lead Independent Director

Our Corporate Governance Guidelines and our Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. Our Board believes it is important to select our Chairman and our CEO in the manner it considers in the best interests of the Company and our stockholders at any given point in time. The Independent Directors on our Board assess the role of Chairman and CEO annually to ensure that the Company’s leadership structure best fits the Company’s specific circumstances and short and long-term challenges.

At this time, our Board believes that the Company and our stockholders are best served by having Mr. Kilroy serve as our Chairman and CEO. Mr. Kilroy’s combined role as Chairman and CEO demonstrates clearer accountability and provides a single leader who speaks with one voice to our stockholders, tenants, partners, employees, other stakeholders and the public. The combined Chairman and CEO role also enhances transparency between management and our Board by serving as an efficient and effective bridge for communication between the Board and management on significant business developments and time-sensitive matters, and provides unified leadership for carrying out our strategic initiatives and business plans. The combined Chairman and CEO role is both counterbalanced and enhanced by the independence of the Board, our independent committee chairs and our Lead Independent Director.

In March 2014, our Board amended our Corporate Governance Guidelines to provide that if the Chairman is also our CEO, or if the Chairman is not otherwise an Independent Director, the Independent Directors will elect annually from amongst themselves a Lead Independent Director. Dr. Brennan is currently our Lead Independent Director and brings to this role considerable skills and experience, as described above in “Our Board of Directors.” The role of our Lead Independent Director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the Independent Directors.

Kilroy Realty Corporation	25

Corporate Governance at Kilroy Realty Corporation

The responsibilities of our Lead Independent Director are clearly delineated in our Corporate Governance Guidelines and include:

•	Presiding at all meetings of our Board at which the Chairman is not present, including executive sessions of the Independent Directors;

•	Serving as liaison between the Chairman and the Independent Directors;

•	Approving information sent to our Board;

•	Approving agendas for meetings of our Board;

•	Approving meeting schedules of our Board to ensure that there is sufficient time for discussion of all agenda items;

•	Developing agendas for and calling meetings of the Independent Directors when necessary or appropriate; and

•	Being available for consultation and direct communication if requested by major stockholders.

We believe this current leadership structure with the combined Chairman and CEO leadership role and a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

Board Oversight of Risk

Our Board is actively involved in risk oversight and the Board as a whole directly oversees strategic, operating, financial and liquidity risks. Operational, financial and strategic presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics.

In addition, our Board has delegated oversight for specific areas of risk exposure to committees of our Board as follows:

•

Audit Committee. Reviews specific critical accounting issues with management and the overall impact that those issues may have on our financial position and risk profile. Discusses legal and compliance matters and assesses the adequacy of our risk-related internal controls, which includes an annual review of our fraud risk assessment as part of its general oversight responsibility for the quality and integrity of our financial statements and accounting internal controls.

•

Compensation Committee. Oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies, and structures our executive compensation programs so as to appropriately reward executives for growth without undue risk taking. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

•

Governance Committee. Oversees Board processes and corporate governance-related risks and reviews all Related Party Transactions and Principal Party Transactions, each as defined below under “Other Matters – Certain Relationships and Related Transactions,” including the risks relating to those transactions impacting the Company.

At each regular meeting of our Board, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our CEO, Chief Financial Officer, Chief Operating Officer, Chief Accounting Officer and Senior Vice President, Corporate Counsel regularly attend meetings of these committees when they are not in executive session and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, do not have a material effect on our choice of the Board’s leadership structure described above under “– Board Leadership Structure and Lead Independent Director.”

26	Kilroy Realty Corporation

Corporate Governance at Kilroy Realty Corporation

Succession Planning

Pursuant to our Corporate Governance Guidelines, our Board and our CEO review succession planning, management performance and management development on a regular basis. The Board also maintains an emergency succession plan that it and our CEO review periodically.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers (including our CEO, Chief Financial Officer, Chief Accounting Officer and Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules. This Code of Business Conduct and Ethics is available in the Investor Relations – Corporate Governance section of the Company’s website at http://www.kilroyrealty.com. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including our CEO, Chief Financial Officer, Chief Accounting Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on our website to the extent required by applicable Securities and Exchange Commission rules and NYSE listing standards.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, selection of the Chairman of the Board and the Lead Independent Director, establishment of the Board’s standing committees, director stock ownership guidelines, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is available in the Investor Relations – Corporate Governance section of our website at http://www.kilroyrealty.com.

BOARD COMMITTEES

Our Board has a standing Audit Committee, Compensation Committee and Governance Committee. Our Audit Committee, Compensation Committee and Governance Committee each operate under a written charter adopted by our Board, which is available in the Investor Relations – Corporate Governance section of the Company’s website at http://www.kilroyrealty.com.

Director Name	Audit	Compensation	Governance
Edward Brennan, PhD
Scott Ingraham
John Kilroy
Gary Stevenson
Peter Stoneberg

  Lead Independent Director      Independent Director            Financial Expert

  Committee Member                 Committee Chairperson

The Board has not yet determined the committee(s) of the Board to which Ms. Hunt will be named if elected at the Annual Meeting.

Audit Committee

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the Company’s accounting and system of internal controls; and

Kilroy Realty Corporation	27

Corporate Governance at Kilroy Realty Corporation

(v) the performance of the Company’s internal audit function and independent auditor. Our Board has determined that each member of the Audit Committee satisfies the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act and the NYSE listing standards. In addition, each of Messrs. Ingraham and Stoneberg and Dr. Brennan is financially literate and each of Messrs. Ingraham and Stoneberg and Dr. Brennan is an “audit committee financial expert” as determined by the Board in accordance with the applicable rules of the NYSE and the Securities and Exchange Commission. The Board based its determination on the qualifications and business experience of each of Messrs. Ingraham and Stoneberg and Dr. Brennan described above under “Our Board of Directors – Director Nominees.”

The Audit Committee held six meetings during 2014. Information regarding the specific functions performed by the Audit Committee is set forth in the “Audit Committee Report” below.

Executive Compensation Committee

The purpose of the Compensation Committee is to formulate, evaluate and approve the compensation of our officers, as defined in the rules under Section 16 of the Exchange Act, and to discharge our Board’s duties and responsibilities relating to our compensation programs and practices, including its incentive and equity-based compensation plans and programs. The Compensation Committee is responsible for, among other things: (i) establishing, reviewing and approving our compensation philosophy; (ii) reviewing and approving corporate goals and objectives relating to the compensation of our CEO, evaluating the performance of our CEO in light of those goals and objectives, and reviewing and approving the compensation of our CEO based on such evaluation; (iii) reviewing and approving all compensation for our other executive officers, including salary, cash and equity incentives (including all annual bonus, long-term incentive compensation, stock option and other equity awards), perquisites and all executive officers’ employment, change of control and severance arrangements; (iv) administering, reviewing and approving all employee retirement and welfare benefit plans; (v) reviewing and approving our policies with respect to severance arrangements and change of control payments; and (vi) preparing the Compensation Committee Report included in this Proxy Statement. The Compensation Committee held five meetings in 2014.

Our Board has determined that each member of the Compensation Committee satisfies the additional independence requirements specific to compensation committee membership under the NYSE listing standards. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a separate committee of the Board or a subcommittee of the Compensation Committee. The Compensation Committee has not delegated any of its authority to set compensation levels of our executive officers or to grant equity awards, but has delegated certain limited administrative authority to management to address the settlement of fractional share interests arising under certain awards and to determine whether certain awards would be settled in cash or stock.

In accordance with the Compensation Committee’s charter, the Compensation Committee may retain independent compensation advisors and other management consultants. Such advisors and consultants may assist with, among other things, evaluating our various compensation programs, both individually and in the aggregate, including levels of salary, cash and long-term incentives, benefits and other perquisites and awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability, growth and total return to stockholders. In 2014, the Compensation Committee retained Mercer to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. Mercer provides data on the compensation and relative performance of our peer group, makes presentations on matters affecting compensation, provides assessments of the degree to which our compensation arrangements are consistent with market practices and our corporate objectives, provides assistance with the design and performance considerations associated with our annual and long-term incentive programs, and consults on other compensation matters as needed. Mercer also periodically meets privately in executive session with the Compensation Committee. As described further under “Compensation Discussion and Analysis – Role of Independent Compensation Consultant” below, the Compensation Committee has assessed the independence of Mercer and has concluded that its engagement of Mercer does not raise any conflict of interest with the Company or any of its directors or executive officers.

28	Kilroy Realty Corporation

Corporate Governance at Kilroy Realty Corporation

At the request of the Compensation Committee, certain of our executive officers aid the Compensation Committee in reviewing and analyzing our executive compensation program. Specifically, our CEO provides recommendations to the Compensation Committee regarding the compensation of all other executive officers. Our CEO and Chief Financial Officer also present the overall results of the Company’s performance and achievement of historical and go-forward goals and objectives, and our CEO provides evaluations for other executive officers, reviews peer group information and compensation consultant recommendations and participates in certain Compensation Committee meetings at the invitation of the Compensation Committee. Our Chief Financial Officer evaluates the financial implications and affordability of the Company’s compensation programs. Other executive officers may periodically participate in the compensation process and Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

Nominating/Corporate Governance Committee

The purpose of the Governance Committee is to (i) identify individuals qualified to become Board members; (ii) recommend Board members to chair Board committees; (iii) recommend nominees for election as directors at the Company’s annual meeting of stockholders and any special meeting of stockholders, as necessary; (iv) select director candidates to fill any vacancies on the Board; (v) oversee matters of corporate governance, including the evaluation of the Board’s performance and processes, and assignment and rotation of members of Board committees; and (vi) annually review and propose changes to the Board to the Company’s Corporate Governance Guidelines. The Governance Committee also serves as the Independent Committee of our Board pursuant to Article III, Section 7 of our Bylaws and approves all transactions between the Company and John B. Kilroy, Sr. or John B. Kilroy, Jr. and their respective affiliates. The Governance Committee held four meetings in 2014.

Additionally, the Governance Committee has the authority to engage any independent counsel or other outside expert or advisors it deems desirable or appropriate to carry out its responsibilities. During 2014, Korn Ferry, an independent executive search firm retained by the Governance Committee in 2013, assisted the Governance Committee in the process of identifying and evaluating qualified prospective director candidates for nomination by our Board in connection with our 2014 annual meeting of stockholders and evaluated and screened each of Mr. Stevenson and Mr. Stoneberg prior to their nomination by our Board in 2014. Korn Ferry was engaged again during the first quarter of 2015 to assist the Governance Committee in the process of identifying and evaluating an additional qualified prospective candidate for nomination by our Board in connection with our Annual Meeting and evaluated and screened Ms. Hunt prior to her nomination by our Board.

DIRECTOR SELECTION, EVALUATION AND COMMUNICATIONS

Qualifications of Director Nominees

The Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications (the “Standards”) as a guideline in considering nominations to the Company’s Board. The criteria include, but are not limited to, relevant industry expertise, loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to Board balance and diversity. The Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. In considering diversity, the Governance Committee and the Board recognize that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender and ethnic background. The Governance Committee and the Board may also consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Governance Committee reviews and assesses the effectiveness of the Standards annually.

Process for Identifying Nominees for Director

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Governance Committee will review each potential candidate’s qualifications in light of the Standards, described above. The Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee.

Kilroy Realty Corporation	29

Corporate Governance at Kilroy Realty Corporation

Stockholder-Recommended Director Candidates

The Governance Committee will consider director candidates recommended by stockholders of the Company. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by the Governance Committee. All recommendations must be directed to the Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2016 annual meeting of stockholders must be received in writing not later than December 12, 2015, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to stockholders.

Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Governance Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending stockholder or any member of the recommending stockholder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee; (ii) meets the standards of independence established by the NYSE; and (iii) satisfies the Standards, described above. In addition, the recommending stockholder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Governance Committee. The Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, although it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Governance Committee, the Governance Committee oversees an annual evaluation of the performance of the Board. Each standing committee also conducts a separate evaluation of its own performance and of the adequacy of its charter and reports to the Board on the results of this evaluation. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The Governance Committee also reviews the performance and effectiveness of individual directors each year when the directors stand for re-nomination. The review of individual directors includes an assessment of each director’s skills and experience in relationship to the Standards and that director’s commitment to the Board as evidenced by attendance at Board meetings. The results of the individual director evaluations and the Governance Committee’s recommendations regarding director nominations are reported to the Board. The annual evaluations are generally conducted in the fourth quarter of each year or in the first quarter of the following year.

30	Kilroy Realty Corporation

Corporate Governance at Kilroy Realty Corporation

Stockholder Communications with the Board

Stockholders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available for review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Independent Directors

Any interested party may send correspondence to the Independent Directors as a group, or to Dr. Brennan, as our Lead Independent Director, directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Independent Directors or to the Lead Independent Director individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Independent Directors or our Lead Independent Director and make the correspondence available for review at the Independent Directors’ or our Lead Independent Director’s request, as applicable. The Secretary will forward interested party communications to the Independent Directors or our Lead Independent Director promptly following the receipt of the communication, as appropriate.

Kilroy Realty Corporation	31

Audit and Non-Audit Fees

Deloitte has served as the Company’s independent registered public accounting firm since the completion of the Company’s initial public offering in January 1997 and is expected to be reappointed by the Audit Committee prior to the Annual Meeting.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by Deloitte and establishes a pre-approved aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2014 and 2013 are as follows:

Fees(1)	2014	2013
Audit Fees(2)	$1,693,565	$1,624,862
Audit-Related Fees	$—	$—
Tax Fees(3)	$740,880	$247,905
All Other Fees	$—	$—
Total Fees	$2,434,445	$1,872,767

(1)

All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)

Includes the aggregate fees billed for the audits of the Company’s and the Operating Partnership’s annual financial statements and internal control over financial reporting, review of financial statements included in their quarterly reports on Form 10-Q, consultations with management on technical accounting and regulatory issues, and services provided for assistance with and review of other regulatory filings.

(3)

Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, assistance with the preparation of the annual earnings and profit analysis, and tax consulting and assistance services. The tax fees incurred in 2014 also include one-time fees billed for assistance with the acquisition of The Flower Mart in San Francisco, California and assistance with the adoption of the tangible property regulations recently issued by the IRS.

32	Kilroy Realty Corporation

Audit Committee Report

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(i) thereunder and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee appoints the Company’s independent auditors and reviews and discusses the audited financial statements included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K with management and Deloitte, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

Deloitte is responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2014 with management and Deloitte. The Audit Committee discussed with Deloitte its judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received the written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning its independence, and discussed with Deloitte its independence from the Company. The Audit Committee also considered the compatibility of Deloitte’s provision of non-audit services with Deloitte’s independence.

The Audit Committee discussed with Deloitte the overall scope of its audits of the Company’s and the Operating Partnership’s financial statements. The Audit Committee meets with Deloitte, with and without management present, to discuss the results of its examinations, its assessments of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by Deloitte. The Audit Committee held six meetings during 2014.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2014 be included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 10, 2015.

Audit Committee

Scott Ingraham, Chairman

Edward Brennan, PhD

Peter Stoneberg

The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Kilroy Realty Corporation	33

Our Executive Officers

Name	Age	Position With The Company
John Kilroy	66	President, Chief Executive Officer and Chairman of the Board
Jeffrey Hawken	56	Executive Vice President and Chief Operating Officer
Marcum David Eli Khouri (Eli Khouri)	56	Executive Vice President and Chief Investment Officer
A. Robert Paratte	59	Executive Vice President, Leasing and Business Development
Tyler Rose	54	Executive Vice President, Chief Financial Officer and Secretary
Heidi Roth	43	Executive Vice President, Chief Accounting Officer and Controller
Mike Sanford	45	Executive Vice President, Northern California
David Simon	52	Executive Vice President, Southern California
Justin Smart	55	Executive Vice President, Development and Construction Services

John Kilroy was appointed as Chairman in February 2013 and has served as our President and CEO since our incorporation in September 1996. Biographical information regarding Mr. Kilroy is set forth above under the caption “Our Board of Directors.”

Jeffrey Hawken has served as our Chief Operating Officer since our inception as a public company in January 1997. Mr. Hawken is responsible for overseeing the Company’s overall operations, including leasing, asset and property management functions, human resources and legal affairs. Prior to our initial public offering, Mr. Hawken served in the same capacity for Kilroy Industries and was responsible for the management and operations of Kilroy Industries’ real estate portfolio and served on its acquisitions and executive committees. In 1980, after graduating from college, Mr. Hawken joined Kilroy Industries as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Mr. Hawken is a member of the World Presidents’ Organization (“WPO”), Angeleno Chapter and held leadership roles in WPO, Santa Monica Bay Chapter and Young Presidents’ Organization, Santa Monica Bay Chapter. Mr. Hawken was a past Chairman of BOMA Greater Los Angeles and currently serves on the National Advisory Committee. Mr. Hawken serves on the Executive Committee at the University of Southern California Lusk Center for Real Estate. He is an active member of the City of Hope Los Angeles Real Estate and Construction Industries Council. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California and he is a licensed Real Estate Broker in the State of California.

Eli Khouri was appointed Executive Vice President and Chief Investment Officer in January 2011 and is responsible for the performance of the Company’s investment activities and capital allocations including acquisitions, development, redevelopment and dispositions. From 2002 to January 2011, Mr. Khouri served as Managing Director of Broadreach Capital Partners (“BRCP”), a private real estate investment firm he founded in 2002 that is focused primarily on western U.S. commercial assets, including office, industrial and multi-use properties. From 1991 to 2001, he served in various investment capacities at Spieker Properties (formerly NYSE: SPK), including Chief Investment Officer, where he was involved with the acquisition and development of over $5 billion of office and industrial assets as well as managing its disposition and capital recycling program. Spieker Properties operated as a West Coast office and industrial public REIT from 1993 through 2001. In 2001, Mr. Khouri was part of the management team that orchestrated the $7.2 billion merger of Spieker Properties into Equity Office Properties (formerly NYSE: EOP). From 2007 to 2010, Mr. Khouri served as a Director of Vesta Industrial, a leading developer and operator of state-of-the-art industrial and distribution properties across Mexico. Headquartered in Mexico City, Vesta is a fully-integrated firm with extensive experience in build-to-suit and prospective development, leasing, management and acquisition of industrial properties. The firm has a broad, diverse tenant base, operating in a wide range of industries throughout Mexico. Vesta’s clients include high-credit multi-national firms such as BMW, Nestle, Bombardier and Kraft. Vesta recently completed its IPO on the Bolsa stock exchange. Mr. Khouri received a Bachelor of Science Degree in Civil Engineering from Stanford University.

A. Robert Paratte was appointed Executive Vice President, Leasing and Business Development in January 2014 and is responsible for the Company’s leasing and business development activities from Seattle to San Diego. Mr. Paratte will also pursue new build-to-suit opportunities, cultivate and expand the Company’s roster of key tenant relationships, focus on corporate marketing and branding, and assist in the professional development of all leasing personnel. Across a two- decade plus career in commercial real estate, Mr. Paratte has held leadership roles in a variety of disciplines, including leasing,

34	Kilroy Realty Corporation

Our Executive Officers

property acquisitions, development and property management. Mr. Paratte joined the Company after seven years at Tishman Speyer where he was managing director for global leasing and business development. Mr. Paratte was responsible for maintaining and building relationships with corporate real estate executives across the country and around the world. In addition, Mr. Paratte was instrumental in securing some of the largest lease transactions in the firm’s development projects. Prior to Tishman Speyer, Mr. Paratte was a partner at San Francisco-based William Wilson and Associates. Mr. Paratte was named the San Francisco Business Times Deal Maker of the Year in 2002. Mr. Paratte holds a Bachelor of Science degree in Environmental Planning from the University of California, Davis and a Master of Business Administration degree from the University of San Francisco. Mr. Paratte is a licensed California Real Estate Broker and a member of the Urban Land Institute.

Tyler Rose was appointed Executive Vice President and Chief Financial Officer in December 2009 after serving as Senior Vice President and Treasurer since 1997. Prior to his tenure at the Company, Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. He currently serves as a director of Rexford Industrial Realty, Inc. and on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Rose received a Master of Business Administration degree from The University of Chicago Booth School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

Heidi Roth was appointed Executive Vice President, Chief Accounting Officer and Controller of the Company in January 2015. Ms. Roth has been with the Company since 1997 and was appointed Senior Vice President and Controller in July 2005. Prior to such time, Ms. Roth held various other positions with the Company, including serving as the Company’s Vice President, Internal Reporting and Strategic Planning. Prior to joining the Company, Ms. Roth was a CPA for Ernst & Young in Los Angeles. Ms. Roth is a Certified Public Accountant and a member of the AICPA. Ms. Roth currently serves on the Board of Directors of Crystal Stairs, Inc., a nonprofit child development organization and is an emeritus member of the National Association of Real Estate Investment Trust’s Best Financial Practices Council. Ms. Roth received her Bachelor of Science degree in Accounting from the University of Southern California.

Mike Sanford was appointed Executive Vice President, Northern California in January 2015 after serving as Senior Vice President, Northern California from February 2012 through December 2014 and Vice President, Northern California & Pacific Northwest from March 2011 through January 2012. Mr. Sanford is responsible for the Northern California region, including development. Mr. Sanford has over 20 years of experience in West Coast real estate markets as a result of working in key positions at the Company and other well-known real estate firms, including Lowe Enterprises, Equity Office Properties and Spieker Properties. During his real estate career, Mr. Sanford has been responsible for over $3.5 billion of investment activity, including over 7.5 million square feet of office acquisition and development activity. In addition, Mr. Sanford has completed over 2.5 million square feet of significant office lease transactions, totaling over $1.5 billion of revenue. Mr. Sanford is a member of the BOMA S.F. Foundation Board of Directors and the Golden Gate Chapter of Lambda Alpha International, and a council member of the Urban Land Institute. In addition, he holds a Master of Business Administration degree from the Haas School of Business and a Bachelor of Science degree from the University of California, Berkeley.

David Simon was appointed Executive Vice President, Southern California in September 2014 after serving as Executive Vice President since March 2012 and is responsible for executing the development and repositioning of office and mixed-use projects, as well as identifying and acquiring value-add opportunities throughout Southern California. Mr. Simon was formerly a Managing Director at BRCP. Prior to joining BRCP in 2004, Mr. Simon was a Partner with Kearny Real Estate Company, a partnership originally established as a subsidiary of Morgan Stanley Real Estate Funds. Previously, Mr. Simon was with the Morgan Stanley Real Estate Funds in Southern California where he focused on acquisitions, asset management and dispositions of real estate across all asset types. Mr. Simon received a Master’s Degree in Real Estate Development from Columbia University and a Bachelor of Arts Degree from the University of Florida. He is a licensed California Real Estate Broker and a full member of the Urban Land Institute. He is a board member of the Hollywood Chamber of Commerce, a board member and trustee of the Oakwood School in North Hollywood, and previously served as a member of the board of directors and a trustee for the non-profit Affordable Living for the Aging based in Southern California. In 2011, he established the Simon Family Drug Research Fund at the University of Alabama to promote drug research for neurofibromatosis.

Kilroy Realty Corporation	35

Our Executive Officers

Justin Smart was appointed to Executive Vice President, Development and Construction Services in January 2013. He served as Senior Vice President of Development and Construction Services from August 2000 through December 2012. Mr. Smart has in excess of 25 years of real estate development experience covering a wide range of product types, including office, industrial, residential and resort properties throughout the United States. From June 1996 to August 2000, Mr. Smart was Vice President of Development with Intrawest Corporation, a leading developer of resorts and resort real estate. Prior to 1996, Mr. Smart served as Vice President of Construction with Kilroy Industries.

36	Kilroy Realty Corporation

Compensation Discussion and Analysis

INTRODUCTION

This CD&A describes the material elements of our executive compensation program, the compensation decisions made under the program and the factors considered in making those decisions for the below referenced named executive officers (each, an “NEO”) for 2014. This CD&A also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Future compensation programs that we adopt may differ materially from currently planned programs, though none are anticipated at this time.

Name	Title
John Kilroy	Chairman, President and Chief Executive Officer
Jeffrey Hawken	Executive Vice President and Chief Operating Officer
Tyler Rose	Executive Vice President and Chief Financial Officer
Marcum David Eli Khouri (Eli Khouri)	Executive Vice President and Chief Investment Officer
Justin Smart	Executive Vice President of Development and Construction Services

Our Business

We are a self-administered real estate investment trust (“REIT”) that is active in the premier office submarkets along the West Coast of the United States. With more than 65 years of experience as a California-based real estate company, we have built deep experience in the region through multiple business cycles and operating environments. In 1997, we became a publicly traded REIT and in 2013, we were added to the S&P MidCap 400 Index. We believe the following aspects of our business make us one of the leading office REITs in the United States:

•

A fully integrated real estate enterprise. Our core management capabilities encompass all aspects of real estate, including the acquisition, financing, development, redevelopment, construction management, leasing, asset management and disposition of office and mixed use projects. This integrated approach to real estate ownership creates efficiencies throughout our enterprise.

•

Strong and broad-based development experience. We maintain an active, multi-year development program that focuses on economically dynamic locations where anticipated long-term demand is strong, supply is limited and barriers to entry are high. As of December 31, 2014, we had six development projects under construction that totaled approximately 1.7 million square feet and had a total estimated investment of approximately $1.0 billion. The office space was 82% preleased to technology and media companies, including salesforce.com, Box, Dropbox, Viacom and NeueHouse. As of December 31, 2014, our future development pipeline included projects in each of our submarkets that provide us with the opportunity to create substantial incremental value by developing office and mixed-use space, subject to obtaining appropriate approvals and entitlements.

•

A commitment to sustainable practices. We are an advocate of sustainability practices and are a leader in LEED-certified design, development and property operations. In 2014, we were ranked first in terms of sustainability practices in the American Office REIT category by the Global Real Estate Sustainability Benchmark (“GRESB”). We were also awarded the 2014 Leader in the Light Award for the Office sector by the National Association of Real Estate Investment Trusts (“NAREIT”). At December 31, 2014, approximately 39% of our portfolio was Leadership in Energy and Environmental Design (“LEED”) certified and approximately 56% of our portfolio was ENERGY STAR certified. We are also pursuing either LEED platinum or LEED gold on all of our development projects.

•

An innovator in work spaces. We strive to be a leader in rethinking and reshaping the physical work environment, which we believe is necessary to meet the needs of the fast-paced and knowledge-driven businesses that choose to locate in the coastal economies of the western United States.

•

A respect for long-term tenant relationships. Many of our tenants have done business with us for decades and turn to us to fulfill their real estate needs as their businesses evolve. We believe such relationships are built on a foundation of trust and experience. We take the time to understand each prospective tenant’s requirements and we offer our knowledge of markets and experience in development to help create the right workplace solution for each one.

Kilroy Realty Corporation	37

Compensation Discussion and Analysis

Performance Highlights

We delivered strong year-over-year financial results in 2014.

We also delivered exceptional TSR for our stockholders on a relative basis. Our TSR outperformed the average TSR for our peer group, the SNL US REIT Office Index and the MSCI US REIT Index for the one- and three-year periods ended December 31, 2014, as shown in the following chart:

	2014 TSR	TSR for the Three-Year Period Ended December 31, 2014
Kilroy Realty Corporation	40.8%	96.4%
Peer Group(1)	31.2%	51.0%
SNL US REIT Office Index	26.1%	53.9%
MSCI US REIT Index	30.4%	57.3%
(1)

The TSR for the peer group, identified on page 57, is calculated on a weighted basis, determined based on the average market capitalization for each company in the peer group during the applicable period.

More information on the Company’s 2014 performance is detailed on pages 41 through 44.

SHAREHOLDER ENGAGEMENT AND RESPONSE TO OUR 2014 SAY-ON-PAY VOTE

The Compensation Committee values input from the Company’s stockholders regarding the Company’s executive compensation program. At each annual meeting, we hold a non-binding advisory vote to approve the compensation of our NEOs, which is commonly referred to as a “Say-on-Pay” vote. At our 2014 annual meeting of stockholders, approximately 85.57% of the votes cast were in favor of our Say-on-Pay proposal. The Compensation Committee believes the results of our 2014 Say-on-Pay vote demonstrate that stockholders support the significant changes made to our executive compensation program over past few years and endorse our current executive compensation practices.

During 2014 and early 2015, we engaged with and solicited input from stockholders who together own over 60% of our outstanding common stock. To the extent we received feedback on our executive compensation program from these stockholders, the feedback was generally positive and consistent with the strong vote we received in response to our 2014 Say-on-Pay proposal. We believe that part of the reason for our favorable 2014 Say-on-Pay vote was due to our efforts in engaging with stockholders and making changes to the 2014 executive compensation structure, which included implementing a new annual incentive performance assessment framework and further increasing the percentage of each NEO’s annual equity award that is subject to performance-based vesting requirements from 50% in 2013 to approximately 67% in 2014. As a result of the 2014 Say-on-Pay results, the Compensation Committee also decided to retain our general executive compensation structure for 2015. When making future compensation decisions for our NEOs, the Compensation Committee will continue to consider the opinions that stockholders express directly to the Compensation Committee through our lead independent director or management and through Say-On-Pay votes.

38	Kilroy Realty Corporation

Compensation Discussion and Analysis

SUMMARY OF EXECUTIVE COMPENSATION

We believe that the structure of our executive compensation program contributed to our achievements in 2014 and strikes an appropriate balance between the need to attract and retain executives with the expertise and talent required to execute on our active strategy and the need to link compensation with the performance of the Company, including stockholder return. Below is a summary of some of the key features of our 2014 executive compensation program.

•

Alignment of Pay with Performance – Majority of Target Total Direct Compensation is “At Risk” Incentive Compensation. Approximately 85% of our CEO’s target total direct compensation[4] (“TDC”) for 2014, and approximately 76% (on average) of our other NEOs’ TDC for 2014, was not guaranteed but rather was tied directly to the performance of our Company, our stock price and/or individual performance during the year, as depicted below. In addition, more than 50% of our CEO’s 2014 TDC was in the form of a long-term incentive equity award (approximately 67% of which is subject to performance-based vesting requirements).

Annual cash incentives are “at risk” because the final annual cash incentive awards are based on Company performance and subject to variation. Actual incentives could range from zero to approximately 150% of the NEO’s pre-established annual cash incentive target based on actual performance. Annual equity incentives are “at risk” because the ultimate value of the award depends on our stock price, continued service over a multi-year vesting period and, for approximately 67% of each annual equity incentive award, the satisfaction of performance-based vesting conditions that include the possibility of complete forfeiture if a minimum operating performance threshold is not achieved in the year in which the award is granted and further subject to relative TSR goals over the entire three-year performance period.

•

Base Salaries Remained Flat for Most. NEO base salaries for 2014 remained at 2013 levels, except that Mr. Smart received a 2014 base salary increase to achieve parity with the base salary levels for Messrs. Rose and Khouri and in consideration of his increased responsibilities associated with our significantly increased development programs.

•

Cash Incentive Targets Remained Flat or Decreased. NEO target annual cash incentives for 2014 remained at their 2013 levels, except that our CEO’s 2014 target annual cash incentive level was reduced from $3,000,000 to $2,450,000.

•

Equity Awards are Approximately Two-Thirds Performance-Based. For 2014, consistent with our goal of emphasizing performance-based compensation, the Compensation Committee increased the portion of the equity award granted to each of our NEO’s that is subject to performance-based vesting requirements from one-half of the total award in

[4]

As used in this CD&A, “target total direct compensation” means the executive’s base salary, target cash incentive and grant date value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of equity awards granted to the executive during the year.

Kilroy Realty Corporation	39

Compensation Discussion and Analysis

2013 to approximately two-thirds of the total equity award in 2014. The performance-based portion of the 2014 equity award covers a three-year performance period (including a one-year FFO Per Share (as defined on page 67) metric and a relative TSR component for the entire three-year period) as described below under “– Long-Term Incentives – Decisions for 2014.”

•

TDC is Aligned with Market Pay Levels and our Performance. The Compensation Committee did not set 2014 pay levels at any specific percentile against our peer group. Rather, the Compensation Committee considered final 2013 peer group compensation data to inform its decision making-process for 2014. The Compensation Committee believed that our NEOs’ 2014 TDC levels would generally be above the median for executives holding similar positions at companies in our peer group for 2014. The Compensation Committee believed that the 2014 TDC levels for our NEOs were appropriate for the following reasons.

➢

Rigorous Pay Metrics Require Performance. Our executive compensation program is strongly performance-based. As a result, a significant portion of each NEO’s TDC opportunity will only be realized if the Company performs well against pre-established performance metrics. The annual cash incentive value that our NEOs can realize is highly linked to our performance through a formalized cash incentive performance measurement framework, which allows each NEO to earn up to approximately 150% of their target cash incentive if extraordinary performance is achieved or lose up to 100% of their target cash incentive if the Company performs well below expectations. In addition, and as noted above, approximately two-thirds of each NEO’s 2014 equity award is performance-based and subject to complete forfeiture if a minimum FFO Per Share threshold is not achieved in the year in which the award is granted and is further subject to relative TSR goals over the entire three-year performance period. Furthermore, both the time- and performance-based portions of the equity award have direct alignment with share price movement and dividends paid.

➢

Active Portfolio Strategy is Distinct from Peers. Our business includes an active portfolio management strategy. Implementing this strategy requires a broader skill set than those of executives who focus primarily on managing cash flows for a more static investment portfolio. Our active portfolio management strategy distinguishes us from many of the companies in our peer group, resulting in pay that is above the median in order to attract and retain executives with the skill sets that we believe are best suited to implement our strategy and to serve the best long-term interests of our stockholders.

➢

Outperforming TSR. As indicated in the chart on page 42, our TSR for the three-year period ending December 31, 2014 outperformed our peer group, the SNL US REIT Office Index and the MSCI US REIT Index.

➢

Rebalanced CEO’s Target Compensation Mix (including a Reduction in Target Annual Cash Incentive Levels). In order to enhance alignment with long-term stockholder returns, we placed an even greater emphasis on long-term incentive compensation for our CEO for 2014. This rebalancing included, as noted above, reducing the 2014 target annual cash incentive level for our CEO from the $3,000,000 minimum level provided for in his employment agreement to $2,450,000 for 2014, which resulted in a lower overall final cash incentive payout opportunity for our CEO.

➢

Base Salaries Remained Flat for Most. As noted above, none of our NEOs received a salary increase for 2014, except for Mr. Smart who received a 2014 base salary increase to bring him into parity with two other NEOs and in consideration of his increased responsibilities associated with our significantly increased development programs.

40	Kilroy Realty Corporation

Compensation Discussion and Analysis

Executive Compensation and Governance Policies

We maintain a number of compensation and governance-related policies that we believe represent best practices. Below is a summary of our executive compensation and other governance practices.

The Board and Independence

•	Lead Independent Director

•	Majority of Directors are Independent (4 out of 5 Current Directors)

•	Board Refreshment with Two New Independent Directors Elected in 2014 and One New Independent Director Nominated in 2015

•	Regular Executive Sessions of Independent Directors

•	Regular Board and Committee Self-Evaluations

•	Independent Audit, Executive Compensation and Nominating/Corporate Governance Committees

Stockholder Rights

•	Stockholder Proxy Access

•	Majority Voting for Directors in Uncontested Elections

•	Annual Election of All Directors (i.e., Declassified Board)

•	Annual Say-On-Pay Voting

•	Stockholder Right to Call a Special Meeting

•	No Stockholder Rights Plan

Compensation and Other Governance Practices

•

Minimum Stock Ownership Guidelines for Executives, Including Provisions for Executives to Hold a Portion of Shares Granted upon Exercise, Payment or Vesting if the Executive does not Satisfy the Applicable Level of Ownership under the Guidelines

•	Minimum Stock Ownership Guidelines for Non-Employee Directors

•	Anti-Hedging and Anti-Pledging Policies

•	Clawback Policy

•	Related Party Transactions Policy

•	No Single Trigger Change in Control in any Employment Agreements

•	No Excise Tax Gross-Ups

•	No Repricing of Underwater Stock Options

•	Independent Compensation Consultant

•	Succession Planning Program

•	Industry Leading Commitment to Sustainability

•	Extensive Stockholder Engagement, Including Discussions with Stockholders who Together Own Approximately 60% of our Common Stock in 2014

2014 COMPANY PERFORMANCE

The Company achieved strong financial and operational results and further positioned the Company for continued long-term sustainable growth during 2014. Below is a summary of our key achievements, which were also taken into consideration by the Compensation Committee for purposes of making final 2014 cash incentive award determinations.

Exceptional Total Stockholder Return

We continued to deliver exceptional returns for our stockholders, as evidenced by achieving an absolute one-year TSR of 40.8% in 2014 and an absolute three-year TSR of 96.4% for the period ending December 31, 2014. On a relative basis, our TSR outperformed our peer group, the SNL US REIT Office Index and the MSCI US REIT Index for both of these periods, and placed our TSR in the 94th percentile (rounded) within our peer group for the three-year period ending December 31, 2014.

Kilroy Realty Corporation	41

Compensation Discussion and Analysis

The following chart shows the value of a $100 investment at market close on December 31, 2011 in the Company, the MSCI US REIT Index and the SNL US REIT Office Index, as well as our peer group as a whole (shown based on TSR performance at the 25th, 50th and 75th percentiles for the peer group), over the three-year period ended December 31, 2014 (assuming dividend reinvestment):

Strong 2014 Financial Performance

During 2014, we generated strong year-over-year financial results, which included the following:

•	FFO[5] increased 14.7% to $250.7 million.

•	FFO per share (as defined in Appendix A) increased 7.1% to $2.85 (exceeding our budget and initial guidance of $2.65).

•	Revenues from continuing operations increased 14.1% to $521.7 million.

•	Net operating income[6] (“NOI”) increased 8.0% to $377.5 million.

•	Same-store cash NOI increased 7.3% to $276.1 million on a cash basis and increased 6.3% to $304.6 million on a GAAP basis.

Record Leasing Activity

During 2014, we signed new or renewing leases on approximately 3.2 million square feet of office space resulting in a new Company leasing record. This leasing activity was comprised of approximately 2.3 million square feet in the stabilized portfolio and approximately 835,000 square feet in our in-process development pipeline. At year-end 2014, our stabilized portfolio was 94.4% occupied (an increase of 100 bps over year-end 2013), the highest level since 2008, and 96.3% leased. The average rents on leases executed during 2014 were up 13% on a cash basis and 25% on a GAAP basis.

[5]	See Appendix A for the definition of “FFO” and a reconciliation of FFO to our net income available to common stockholders computed in accordance with GAAP.
[6]	See Appendix A for the definition of “net operating income” or “NOI” and a reconciliation of net operating income to our net income available to common stockholders computed in accordance with GAAP.

42	Kilroy Realty Corporation

Compensation Discussion and Analysis

Efficient Execution of Development Projects under Construction and Continued Expansion of Development Pipeline

•

Heading into 2014, we had seven development projects under construction. As of January 1, 2014, these projects encompassed approximately 2.5 million square feet, had a total estimated investment of $1.5 billion and the office space was 62% preleased.

•	In the second half of 2014, we delivered two of these projects ahead of schedule and under budget with an estimated total investment of approximately $479 million.

➢	The first project is a LEED gold (targeted), 587,000 square foot, three-building office project located in Sunnyvale, California, that was fully leased and delivered to LinkedIn in the third quarter.

➢

The second project is a LEED gold certified, 341,000 square foot, two-building office project located in Mountain View, California, that was fully leased and delivered to Synopsys Inc. in the fourth quarter.

•

During the fourth quarter of 2014, we commenced construction on The Heights at Del Mar, a LEED gold (targeted), three-story, 73,000 square foot office building in the Del Mar submarket of San Diego, California. The project has a total estimated investment of approximately $45 million.

•

As of December 31, 2014, we had six development projects under construction that totaled approximately 1.7 million square feet of space and had a total estimated investment of approximately $1.0 billion. The office space was 82% preleased to technology and media companies, including salesforce.com, Box, Dropbox, Viacom and NeueHouse.

•

During 2014, we also expanded our future development pipeline with the acquisition of three land sites in San Francisco, California, where we have the opportunity to create substantial incremental value by developing office and retail space, subject to obtaining appropriate approvals and entitlements, including an approximately 680,000 square foot office project in the Mission Bay submarket.

Focus on Value-Add Property Acquisitions

We remained a disciplined buyer of office properties and continued to focus on value-add opportunities in West Coast markets populated by tenants in a variety of industries, including technology, media, healthcare, entertainment and professional services. During 2014, we made two economically attractive acquisitions. In March, we purchased a four-story, LEED gold certified life science building located in the South Lake Union submarket of Seattle, which was only one of five such facilities developed in the Puget Sound Region over the last ten years at that time. In November 2014, we purchased a four-building office project located in the Sunnyvale submarket of Silicon Valley, California. This site is situated on 17 acres of land in the path of tenant expansion and growth. As a result, this site represents both a strong near-term addition to our portfolio and a potential longer-term re-development opportunity. The combined purchase price for these two acquisitions was approximately $207 million. Both acquisitions were 100% leased and immediately accretive to earnings.

Strong Execution of Capital Recycling Program

Capital recycling continues to play an important role in funding our growth. We utilize our capital recycling program to efficiently provide additional capital to fund potential acquisitions, to finance development and redevelopment expenditures, to repay long-term debt and for other general corporate purposes. Our general strategy is to sell non-strategic assets and redeploy some or all of the capital into acquisitions, development and/or re-development where we can leverage our experience and add value to generate higher returns. During 2014 and January 2015 (excluding the portfolio sale of 12 office properties for $294.7 million that we closed in January 2014 and referenced as part of a larger portfolio sale in our 2014 Proxy Statement), we completed the sale of five additional office properties located in San Diego and Orange County encompassing approximately 422,000 square feet and two non-income producing land sites totaling approximately 29 acres. The total gross proceeds from these dispositions (excluding the 12 office property portfolio sale) were approximately $164 million.

Kilroy Realty Corporation	43

Compensation Discussion and Analysis

Exemplary Balance Sheet Management

During 2014, we continued to maintain a strong and flexible balance sheet that enables us to respond quickly to attractive opportunities as they arise. Below is a list of key 2014 achievements:

•	Completed several financing transactions that lowered our cost of capital, extended our debt maturity and enhanced our liquidity profile, including the following:

➢	Amended the terms of our credit facility to increase the size from $500 million to $600 million, extended the maturity date to 2019 and reduced the interest rate spread and facility fee;

➢	Raised gross proceeds of $400 million through the issuance of 15-year unsecured senior notes at a stated rate of 4.25%;

➢

Raised approximately $103.1 million through the issuance of common stock under our “at-the-market” equity offering program at a weighted average price of $65.49 per share, which compares to the average closing price of a share of the Company’s common stock during 2014 of $61.12; and

➢	Established a new $300 million at-the-market equity offering program.

•	Extended our weighted average debt maturity from approximately 4.5 years at year-end 2013 to approximately 6.0 years at year-end 2014.

•	Decreased our total debt as a percentage of total market capitalization by 500 bps from 33.2% as of December 31, 2013 to 28.2% as of December 31, 2014, which is amongst the lowest in our peer group.

•	Maintained a relatively flat debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio at year-end of 7.4x during a period of extensive development spending.

•	Both S&P and Moody’s upgraded our credit rating outlook to Positive from Stable.

Continued Attentiveness to Environmental Sustainability

Our commitment to build and operate environmentally sound properties continues to broaden. Our 2014 accomplishments include the following:

•	Ranked 1st in sustainability performance among 151 North American participants across all asset types by the GRESB.

•	Earned the highly competitive GRESB ‘Green Star’ designation for the last two years for ranking in the top 25% of companies worldwide in sustainability performance.

•

One of only 128 companies selected from approximately 16,000 applicants to receive the Environmental Protection Agency’s annual ENERGY STAR Partner of the Year Award for superior energy efficiency practices.

•	Won NAREIT’s 2014 Leader in the Light Award in the Office category.

•	Increased our LEED certified square footage by an additional 400,000 square feet in 2014, resulting in 39% of the stabilized portfolio being LEED certified as of December 31, 2014.

•	Increased the percentage of our stabilized portfolio that has earned ENERGY STAR certifications from 53% in 2013 to 56% in 2014.

•	Pursuing platinum or gold LEED certification for all development projects.

To learn more about the Company’s sustainability efforts, please view our 2014 sustainability report on the Company’s website, by visiting http://kilroyrealty.com/sustainability/sustainabilityreport.aspx.

44	Kilroy Realty Corporation

Compensation Discussion and Analysis

COMPENSATION PHILOSOPHY, OBJECTIVES AND KEY FEATURES

Our executive compensation philosophy is designed to achieve the following objectives:

•	To help the Company attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast employment and commercial real estate markets;

•	To set total compensation to be competitive with companies in our peer group;

•

To align executive compensation with our Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk taking;

•

To provide an incentive to achieve key strategic and financial performance measures by linking annual cash incentive award opportunities to the achievement of corporate and operational performance objectives in these areas; and

•	To provide a majority of target total direct compensation for the NEOs in the form of long-term incentive equity awards.

The following table sets forth the key elements of our executive compensation program, along with the primary objective and key features associated with each element of compensation.

Compensation Element	Primary Objective	Key Features	Page Reference
Base Salary	To recognize ongoing performance of job responsibilities and to provide a regular source of income so employees can focus on day-to-day responsibilities.	Competitive pay, taking into account job scope, position, knowledge, skills and experience.	Page 46

Cash Incentives	To motivate and reward the achievement of annual financial and operational goals and other strategic objectives measured over the year.	Final payouts are awarded to our NEOs under a cash incentive performance measurement framework that is based on specific metrics within five categories.	Page 46
Long-Term Incentives (Equity Awards)

To emphasize long-term performance objectives, align the interests of our NEOs with stockholder interests, encourage the maximization of stockholder value and retain key executives through the performance and vesting periods.

For 2014, approximately 67% of the long-term incentive equity awards granted to our NEOs were subject to performance-based vesting requirements over a three-year performance period and subject to complete forfeiture if a minimum FFO Per Share threshold is not achieved in the year in which the award is granted (without the opportunity to vest in any future year) and is further subject to relative TSR goals over the entire three-year performance period.

Page 49

WHAT WE PAY AND WHY: EXECUTIVE COMPENSATION ELEMENTS

Base salaries, target annual cash incentive amounts and levels of equity incentive awards granted to our NEOs are reviewed and established by the Compensation Committee on an annual basis. The Compensation Committee does not specifically establish any of these compensation elements at any particular level against peer group data. Rather, the Compensation Committee generally considers the following factors:

•	The performance of the Company (e.g., TSR, leasing, financial performance, acquisitions, dispositions, development and balance sheet management);

•	The performance of each NEO;

Kilroy Realty Corporation	45

Compensation Discussion and Analysis

•	The contribution of each NEO to our overall results;

•	Input from our CEO (with respect to our other NEOs);

•	Additional roles or responsibilities assumed;

•	Experience and tenure;

•	Base salary, target annual cash incentive and long-term incentive grant levels for comparable positions at companies in our peer group;

•	The NEO’s employment agreement (if any); and

•	The relative need to retain the NEO.

Base Salary

Decisions for 2014

The Compensation Committee determined, in its judgment, that each NEO’s 2014 base salary level would remain at the same level as in effect for 2013, except that Mr. Smart received a 2014 base salary increase based on the Compensation Committee’s assessment of his responsibilities, compensation data for similar positions at companies in our peer group and the Compensation Committee’s desire to position his base salary level consistent with the base salary levels for Messrs. Rose and Khouri. The 2014 base salary rate for each of our NEO’s was as follows: $1,225,000 for Mr. Kilroy, $675,000 for Mr. Hawken and $500,000 for each of Messrs. Rose, Khouri and Smart.

Cash Incentives

General Description

Our annual cash incentive program provides for the payment of cash incentives to our NEOs based on the performance of our Company and each individual’s contribution to the performance of our Company during the year. The Compensation Committee typically establishes a target cash incentive amount for each NEO at the beginning of each year. Following the end of each year, the Compensation Committee typically determines the final cash incentive amount to be awarded to each NEO for the prior year based on actual performance. The Compensation Committee applies a cash incentive performance measurement framework to evaluate and determine the final cash incentive amount to be awarded to each NEO. The framework is described in more detail below.

Cash Incentive Performance Measurement Framework

In response to stockholder feedback, the Compensation Committee refined and formalized its process for evaluating annual cash incentives during 2013 by adopting a cash incentive performance measurement framework. The Compensation Committee applied this framework to its decision-making process for 2014. Under this framework, the Compensation Committee typically sets a target annual cash incentive amount for each NEO at the start of the year. Following the end of the year, the Compensation Committee typically determines the final cash incentive amounts for each NEO, and the final amounts may be more than or less than the targeted amount based on actual performance. The Compensation Committee makes its final cash incentive determinations by assessing the Company’s performance results for that year against certain metrics within five key categories (disclosed below) and rating the Company’s overall performance as either “Extraordinary,” “Superior,” “On Target,” “Below Expectations,” or “Well Below Expectations.” Individual awards, however, may vary based on the Compensation Committee’s consideration of each individual NEO’s contributions or achievements and awards also may vary based on a greater emphasis on certain categories for a particular year, which may result in bonus variations between executives who are principally responsible for those categories and those who are not. Each performance category and the specific metrics within each such category were selected by the Compensation Committee because the Compensation Committee believes that these measures most accurately reflect the annual performance of the Company and the building of long-term value for our stockholders.

46	Kilroy Realty Corporation

Compensation Discussion and Analysis

The Compensation Committee does not apply specific weighting to performance categories and final cash incentive amounts are determined based on a holistic assessment of results achieved. The Compensation Committee believes this approach reflects an appropriate balance between applying objective quantitative criteria to determine NEO bonuses, on the one hand, and a desire to keep management focused on strategic decisions that are in the long-term best interests of our stockholders, on the other hand. Our business strategy requires active management of our property portfolio, and the Compensation Committee believes that a rigid bonus formula could undermine opportunistic decisions that could be in stockholders’ best long-term interests. Changes in our strategy or our portfolio through activities such as acquisitions and dispositions can significantly alter budgets or objectives that are set early in the year.

Decisions for 2014

The 2014 target cash incentive amount for each NEO was determined by the Compensation Committee in January 2014. The Compensation Committee determined that each NEO’s 2014 target cash incentive level would remain the same as the NEO’s target cash incentive level for 2013, except that our CEO’s 2014 target level was reduced from $3,000,000 to $2,450,000 in order to place a greater emphasis on long-term incentives and enhance alignment with long-term stockholder returns. Accordingly, the 2014 target cash incentive for our CEO and for Mr. Hawken was 200% of the executive’s 2014 base salary, and the 2014 target cash incentive for each of the other NEOs was 100% of the executive’s 2014 base salary.

Kilroy Realty Corporation	47

Compensation Discussion and Analysis

In January 2015, the Compensation Committee reviewed the Company’s 2014 performance and applied the cash incentive performance measurement framework to evaluate and determine the final cash incentive amount to be awarded to each NEO. The following chart shows the performance categories, key metrics, any applicable budgets or goals considered by the Compensation Committee, and the actual results considered by the Compensation Committee under the cash incentive performance measurement framework for 2014:

Performance Category	2014 Metrics and Performance
Operations

•   FFO increased 14.7% over 2013 to $251 million;

•   FFO per share increased 7.1% over 2013 to $2.85 (exceeding our budget and initial guidance of $2.65);[1]

•   Total revenues increased 6.3% over 2013 to $529 million (exceeding our budget of $500 million);

•   Revenues from continuing operations increased 14.1% over 2013 to $521.7 million;

•   NOI increased 8.0% over 2013 to $377.5 million;

•   Same-store cash NOI increased 7.3% over 2013 to $276.1 million on a cash basis and increased 6.3% over 2013 to $304.6 million on a GAAP basis;

•   Occupancy in our stabilized portfolio rose to 94.4% (exceeding our budget of 93.5%);

•   Leased 3.2 million square feet of office space resulting in a new Company leasing record; and

•   Broadened our commitment to build and operate environmentally sound properties as further discussed under “– Continued Attentiveness to Environmental Sustainability” above.

Development

•   Delivered two projects totaling approximately $479 million of estimated investment representing approximately 928,342 square feet that are fully leased to LinkedIn and Synopsys ahead of schedule and under budget, as further discussed under “– Efficient Execution of Development Projects under Construction and Continued Expansion of Development Pipeline” above.

Acquisitions

•   Acquired two projects that were 100% leased, immediately accretive to earnings and include future value creation opportunities, as further discussed under “– Focus on Value-Add Property Acquisitions” above.

Dispositions

•   Sold five office properties and two non-income producing land sites located in San Diego and in Orange County (which closed in January 2015) as further discussed under “– Strong Execution of Capital Recycling Program” above.

Balance Sheet Management

•   Completed several financing transactions that lowered our cost of capital, extended our debt maturity and enhanced our liquidity profile as further discussed under “– Exemplary Balance Sheet Management” above.

•   Extended our weighted average debt maturity from approximately 4.5 years at year-end 2013 to approximately 6.0 years at year-end 2014.

•   Decreased our total debt as a percentage of total market capitalization by 500 bps from 33.2% as of December 31, 2013 to 28.2% as of December 31, 2014, which is among the lowest in our peer group.

•   Maintained a relatively flat debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio at year-end of 7.4x during a period of extensive development spending.

•   Both S&P and Moody’s upgraded our credit rating outlook to Positive from Stable.

[1]

FFO per share is defined in Appendix A. FFO Per Share is also used as a performance metric under the performance-based component of our NEO equity awards. The Compensation Committee believes it is nevertheless appropriate to take FFO per share into account in our cash incentive measurement framework because it is a key metric for the Company, frequently used by investors to assess REIT performance and is only one of many measures (disclosed above) used to assess performance under the framework.

48	Kilroy Realty Corporation

Compensation Discussion and Analysis

The Compensation Committee’s rating system (i.e., “Extraordinary,” “Superior,” “On Target,” “Below Expectations,” or “Well Below Expectations”) was based on both the metrics and performance results discussed in the chart above and the Company’s TSR performance for the year. The rating assigned could range from “Extraordinary” (for which NEO bonuses could approximate 150% of the targeted levels) to “Well Below Expectations” (in which case, no cash incentives would be paid). As noted above, the Compensation Committee did not apply specific weightings to performance categories or metrics and final performance determinations were based on a holistic assessment by the Compensation Committee of results achieved.

Based on its review of the metrics above and its assessment of the Company’s performance against those metrics, as well as its assessment of the Company’s TSR for 2014, the Compensation Committee determined that the Company’s overall performance for 2014 was “Extraordinary” for purposes of awarding the 2014 cash incentives. Accordingly, the Compensation Committee approved 2014 cash incentive amounts for each NEO at or above their respective target annual incentive amount. The Compensation Committee believed that operational, development and balance sheet management activities played a more prominent role in the Company’s 2014 operating results and it set the 2014 annual cash incentives for the NEOs based on the Compensation Committee’s assessment of each NEO’s performance, relative contribution to and responsibility for each of the performance categories and metrics.

The target and actual cash incentive amount determined by the Compensation Committee for each NEO for 2014 is set forth in the chart below.

Named Executive	2014 Target Cash Incentive Amount	2014 Actual Cash Incentive Amount
John Kilroy	$2,450,000	$3,700,000
Jeffrey Hawken	$1,350,000	$1,600,000
Tyler Rose	$500,000	$750,000
Eli Khouri	$500,000	$500,000
Justin Smart	$500,000	$750,000

Long-Term Incentives

General Description

Our long-term incentives are structured as equity awards, with a value directly linked to our stock price, to further align our executives’ interests with those of our stockholders. Equity awards are typically granted to our NEOs at the beginning of each year. In addition to these annual awards, we occasionally make grants of equity awards at other times at the discretion of the Compensation Committee, including, but not limited to, in connection with hiring or promoting executive officers or in other special circumstances where a mid-cycle grant is warranted. However, no such other equity awards were granted in 2014.

Decisions for 2014

After considering the views expressed by stockholders, the results of the Say-on-Pay vote at our 2013 annual meeting of stockholders and input from Mercer, the Compensation Committee’s independent compensation consultant, the Compensation Committee completely overhauled its approach for determining annual equity awards beginning with the awards granted to the NEOs in January 2014. While the Compensation Committee’s approach in prior years was to award equity awards annually based primarily on the prior year’s performance, starting in January 2014, such annual awards are intended to incentivize performance for the year in which the awards are granted and subsequent years. Accordingly, equity award grant levels are now set with a greater emphasis on the levels for equity awards granted to similarly situated executives at companies in our peer group, and performance-based vesting requirements and value tied to our stock price incentivize performance for the year in which the awards are granted and subsequent years. This revised approach is intended to establish annual equity award levels that are more predictable and in-line with our peer group. The Compensation Committee, however, retains the flexibility to consider Company and individual performance during the prior year and any other factors it considers appropriate in setting these annual grant levels.

Kilroy Realty Corporation	49

Compensation Discussion and Analysis

Moreover, as part of our comprehensive changes to our executive compensation program, we increased the component of equity awards subject to performance-based vesting for our NEOs such that approximately two-thirds of the equity awards granted to the NEOs in January 2014 were subject to performance-based vesting requirements over a three-year performance period, as opposed to 50% of the equity awards granted to the NEOs in 2013 being subject to performance-based vesting requirements. This approach to performance-based vesting was further modified in 2014, to accomplish the following overall design objectives:

•

Align overall reward opportunity with actual performance delivered, including the potential to forfeit 100% of the targeted awards, as well as having an opportunity for above-target reward outcomes for very strong performance;

•

Require achievement of pre-defined operating goals (i.e., FFO Per Share) that are the result of management behavior within a time frame that is not subject to excessive degrees of variability due to our active portfolio management strategy (i.e., one-year FFO Per Share measurement cycle); and

•

Require longer-term sustained performance of the Company’s share price relative to other office REIT competitors (i.e., relative TSR measurement against the SNL US. REIT Office Index set of companies over a three-year period).

As illustrated below, the 2014 performance-based long-term incentive program has both upside potential for the NEOs if performance exceeds target levels, and downside potential for the NEOs if performance falls short of target levels. In Step 1 below, the initial hurdle was the achievement of pre-defined FFO Per Share goals for 2014. To the extent that the FFO Per Share hurdle was achieved in Step 1, then, in Step 2 we will measure our TSR versus companies in the SNL US REIT Office Index (our TSR Percentile Ranking) each year in the three-year performance period. Conversely, if the minimum FFO Per Share hurdle is not achieved in Step 1, then the analysis stops there and 100% of the performance-based awards are forfeited with no opportunity to vest in a future year. In Step 3, the awards that are eligible to vest in Step 1 are subject to modification (up or down) based on our TSR Percentile Ranking for the three-year measurement period. The Compensation Committee’s perspective is that the relative TSR measure further enhances the link between executives’ and stockholders’ interests over a multi-year performance period.

Each NEO’s January 2014 RSU award was expressed by the Compensation Committee as a dollar value that was converted into a number of RSUs (a “target” number of RSUs in the case of performance-based vesting RSUs) by reference to the fair market value of the Company’s common stock as of the date of grant. The Compensation Committee determined, in its judgment, that the dollar value for each NEO award granted in 2014 would be the same as the NEO’s award amount for 2013, except that in order to enhance alignment with long-term stockholder returns, we reduced our CEO’s target annual cash incentive for 2014 as noted above and increased the grant date dollar value of his equity award from $3,000,000 to $4,500,000 for 2014. Approximately two-thirds of each NEO’s total equity award is subject to both time-based and performance-based vesting requirements, where the executive can earn between 0% and 200% of the target number of shares awarded based upon the

50	Kilroy Realty Corporation

Compensation Discussion and Analysis

achievement of the FFO Per Share and relative TSR Percentile Ranking metrics referenced above and subject to a three-year “cliff” vesting requirement. Approximately one-third of each NEO’s total equity award is subject to a time-based vesting schedule, vesting ratably in annual installments over the four-year period following the date of grant, assuming continued service of the particular executive.

The maximum payout of this time-based component of the award is 100% of the number of shares subject to only time-based vesting.

The performance-based portion of the equity award vests on a three-year “cliff” basis on the first date on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company following December 31, 2016. The number of performance-based RSUs that vest on that date will be determined by (1) multiplying the target number of units subject to the award by a percentage (the “Applicable FFO Per Share Percentage”), between 0% and 150%, determined based on the Company’s FFO Per Share for 2014 (as shown in the below Table A), and (2) multiplying that result by a percentage (the “Applicable TSR Percentage”), between 66.6666% and 133.3333%, based on the Company’s TSR Percentile Ranking (as shown in the below Table B) for the three-year period 2014-2016. However, if a pre-established threshold level of FFO Per Share for 2014 of $2.50 had not been achieved, then the entire performance-based portion of the equity award would have been forfeited (i.e., the Applicable FFO Per Share Percentage would have been 0%) with no opportunity to vest in a future year.

The following tables set forth the FFO Per Share and TSR Percentile Ranking levels used to determine the Applicable FFO Per Share Percentage and the Applicable TSR Percentage, respectively, for the 2014 awards:

Table A		Table B
FFO Per Share for 2014	Applicable FFO Per Share Percentage	TSR Percentile Ranking (2014-2016)	Applicable TSR Percentage (To Be Multiplied By The Applicable FFO Per Share Percentage)
$2.80 or greater	150%	80th percentile or greater	133.3333%
$2.65	100%	40th percentile or greater, but equal to or less than 60th percentile	100%
$2.50	50%
Less than $2.50	0%	20th percentile or lower	66.6667%

In each case, the payout percentage is determined by linear interpolation for actual performance between the levels set forth in the tables above. Please see the discussion under “Named Executive Officer Compensation Tables – Description of Plan-Based Awards – Performance-Based RSUs” on page 66 below for more information on determining FFO Per Share, TSR Percentile Ranking and the Applicable FFO Per Share Percentage and Applicable TSR Percentage for purposes of these awards.

The Compensation Committee believes that these equity awards further link the interests of our executives with those of our stockholders (as the ultimate value of the award depends on our stock price since the award is denominated in shares of our common stock), as well as create a significant performance incentive over a long-term performance period (as vesting of the performance units depends on our 2014 FFO Per Share performance and our TSR Percentile Ranking over the three-year period 2014-2016) and a long-term retention incentive (as the entire award is subject to three-year cliff vesting). FFO Per Share was selected as a performance metric for these awards because it is a financial measure commonly used by analysts and investors to evaluate a REIT’s operating performance and overall management of its property portfolio. The TSR Percentile Ranking measure was included to further enhance executives’ interests and potential rewards with stock price performance, on a relative basis, over the three-year performance period.

Kilroy Realty Corporation	51

Compensation Discussion and Analysis

The following table sets forth the dollar value of the time-based and performance-based equity awards granted by the Company to each NEO in January 2014:

	January 2014 Annual Equity Awards
Named Executive	Time-Based Equity Component(1)(2)	Performance-Based Equity Component(1)(3)	Total Equity Award
John Kilroy	$1,500,000	$3,000,000	$4,500,000
Jeffrey Hawken	$567,000	$1,133,000	$1,700,000
Tyler Rose	$333,000	$667,000	$1,000,000
Eli Khouri	$250,000	$450,000	$700,000
Justin Smart	$250,000	$450,000	$700,000

(1)

These amounts are the values approved by the Compensation Committee in January 2014 and converted into the corresponding number of RSUs (the number of units at the “target” level of performance in the case of the performance-based RSUs) based on the closing price of the Company’s common stock on the date of grant of the awards and rounded to the nearest whole share. For the accounting fair value of these awards as reflected in the Summary Compensation Table, please refer to “Value of 2014 Equity Awards” below, as well as footnote (2) to the Summary Compensation Table.

(2)	The time-based equity component vests in installments over four years and the maximum payout is 100%.

(3)

The performance-based equity component is subject to three-year “cliff” vesting and performance over that three-year period. Between 0% and 200% of the performance-based portion of the equity award could become eligible to vest based on actual performance as described above.

The amounts in the table above differ from the aggregate Stock Award amounts that appear as 2014 compensation for the NEOs in the Summary Compensation Table because our stock price increased after the Compensation Committee approved the awards and before the accounting fair values were determined for the awards. Please see the discussion below under “– Value of 2014 Equity Awards.”

The 2014 equity awards were granted in the form of RSUs, payable on a one-for-one basis in shares of our common stock. The NEOs do not have the right to vote or dispose of the units awarded in 2014, but do have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid units then subject to the award. Dividend equivalents on the RSUs awarded in 2014 are subject to the same vesting (including, as to the performance-based RSUs, applicable performance-based vesting conditions), payment and other terms and conditions as the original RSUs to which they relate.

In January 2015, the Compensation Committee determined that the Company’s actual FFO for 2014 on a per-share basis, when adjusted in accordance with the definition of FFO Per Share applicable to these awards, was $2.88. As a result, 150% of the target number of RSUs subject to each NEO’s award is eligible to vest based on this FFO Per Share level. As described above, however, the vesting of these units remains subject to further adjustment, up or down, based on our average TSR Percentile Ranking over the 2014-2016 performance period and the NEO’s continued employment with us through the remainder of the three-year vesting period. The Compensation Committee determined that the percentile ranking of the Company’s TSR for 2014 against the companies included in the SNL US REIT Office Index for 2014 was the 95th percentile. This percentile ranking will be averaged with the similar TSR percentile rankings for the Company for 2015 and 2016 to determine the final Applicable TSR Percentage. If both FFO Per Share performance for 2014 and the Company’s TSR percentile ranking for 2014 are taken into account, between 140% and 200% of the target number of RSUs subject to each NEO’s award will vest at the end of the three-year performance period, subject to the applicable time-based vesting requirements and with the final number determined based on the Company’s TSR percentile rankings for 2015 and 2016.

Value of 2014 Equity Awards

Our stock price increased during the time period following the Compensation Committee approved the 2014 equity awards for our NEOs, and this increase impacted the value of these awards as reported in the Summary Compensation Table. As disclosed

52	Kilroy Realty Corporation

Compensation Discussion and Analysis

in our 2014 Proxy Statement, on January 29, 2014 when the Compensation Committee approved the 2014 equity awards for our NEOs, there were insufficient shares available under our 2006 Plan to cover payment of the awards in shares of Company common stock. Accordingly, these awards were structured so that a vested RSU covered by the award would be paid in cash (based on the fair market value of our common stock at the time of payment) rather than shares to the extent that the Company did not have sufficient shares available for issuance under the 2006 Plan at the time of payment of the award. When shareholders approved the amendment of the 2006 Plan on May 22, 2014 at our 2014 annual meeting of stockholders, sufficient shares became available under the 2006 Plan to pay the 2014 equity awards in shares of Company common stock rather than cash. In accordance with generally accepted accounting principles (FASB ASC Topic 718, Compensation – Stock Compensation), we accounted for the 2014 equity awards granted to our NEOs as liability (cash-settled) awards until May, 22, 2014. When sufficient shares became available for the awards on May 22, 2014, we were required under applicable accounting rules to re-measure the fair value of the awards (as determined for purposes of our financial statements) on that date. Accordingly, the accounting fair value of these awards is presented in the Summary Compensation Table and Grants of Plan-Based Awards table below based on the May 22, 2014 accounting re-measurement date applicable to the awards. The re-measurement of the awards for accounting purposes had no impact on the number of shares subject to, or the other terms and conditions of, the awards.

The closing price of a share of our common stock (which is relevant in determining the accounting fair value of the awards) on the New York Stock Exchange increased significantly between the date that the Compensation Committee approved the awards and the accounting re-measurement date of the awards, from $51.64 on January 29, 2014 to $60.16 on May 22, 2014. In addition, under applicable accounting rules, the fair value of the performance-based RSUs awarded to our NEOs in 2014 (at the “target” level of performance) was calculated using a Monte Carlo simulation pricing model and was greater than the closing price of our common stock on the New York Stock Exchange on May 22, 2014. For information on the assumptions used in this fair value computation, refer to Note 12 – “Employee Benefits” in the Notes to Consolidated Financial Statements in the Company’s 2014 Form 10-K filed with the Securities and Exchange Commission. The following chart shows the value approved by the Compensation Committee on January 29, 2014 that was used to determine the number of shares subject to the awards (based on the $51.64 closing price of a share of Company common stock on the New York Stock Exchange on that date and, in the case of performance-based RSUs, at the “target” level of performance) and the accounting fair value of the awards we are required to use under applicable Securities and Exchange Commission rules to report in the Summary Compensation Table:

	January 2014 Equity Awards
Named Executive	Value Based on January 29, 2014 Stock Price	Value Required to Be Included in Summary Compensation Table
John Kilroy	$4,500,000	$5,525,385
Jeffrey Hawken	$1,700,000	$2,087,380
Tyler Rose	$1,000,000	$1,227,904
Eli Khouri	$700,000	$857,971
Justin Smart	$700,000	$857,971

2012 and 2013 Performance Awards

The Company’s equity awards in 2012 and 2013 included awards of performance-based RSUs to Messrs. Kilroy and Hawken that are eligible to vest in substantially equal annual installments over the term of the award (2012-2018 in the case of the award granted to Mr. Kilroy in 2012 and 2013-2018 in the case of the award granted to Mr. Hawken in 2013). These awards are referred to in this Proxy Statement as “Special TSR Awards.” The vesting of each installment of the Special TSR Awards is subject to the achievement of one of the following performance goals, and further subject to the executive’s continued employment through the applicable vesting date: (1) achievement of an annual TSR equal to 7.5% for the applicable calendar year; (2) achievement of a TSR that exceeds the TSR for the SNL US REIT Office Index for the applicable calendar year; or (3) achievement of a cumulative stockholder return goal not later than December 31, 2018. The cumulative stockholder return goal is based on an annualized TSR over the applicable term of the award of 7.5%. The Compensation Committee determined that the Company’s TSR for 2014 exceeded the annual TSR goal of 7.5% for these awards. Accordingly, the tranche of each executive’s Special TSR Award that was eligible to vest based on our TSR during 2014 (one-seventh of Mr. Kilroy’s award and one-sixth of Mr. Hawken’s award) vested.

Kilroy Realty Corporation	53

Compensation Discussion and Analysis

Additional Compensation Elements

Indirect Elements of Compensation

To assist us in attracting and retaining key executives, our NEOs are eligible to participate in the same health, welfare and insurance benefit plans in which our salaried employees are generally able to participate. In addition, we provide our NEOs with certain other benefits such as an automobile allowance, supplemental life and health insurance, and certain reimbursements for club dues, financial planning services and home office expenses. We believe that these other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete.

Stock Award Deferral Program

We maintain a Stock Award Deferral Program under which our directors and certain of our management employees, including our NEOs, may elect to participate and defer receipt of restricted stock awards granted under the 2006 Plan and receive an equivalent number of RSUs in lieu of such restricted stock (or may elect to defer payment of RSUs that would otherwise be made when the RSUs vest). Each RSU issued under the deferral program represents the right to receive one share of our common stock in the future, subject in each case to the vesting conditions provided in the restricted stock or RSU award. In addition, deferred RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the participant holding the RSUs on the earliest to occur of a change in control, the participant’s “separation from service” with us, the participant’s death or disability, or a pre-determined date, if specified by the participant. By electing to receive deferred RSUs, participants are generally able to defer income taxes on these awards, which makes our compensation program more desirable and helps us to attract, retain and incentivize top talent without significant additional cost to the Company. Since RSUs are paid in our common stock and the ultimate value of an RSU is therefore directly dependent on the value of our common stock, RSUs enhance the alignment between management and stockholder interests.

Defined Contribution Plans

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers our eligible employees, including our NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer receipt of (and taxation on) a portion of their annual compensation, subject to certain limitations imposed by the 401(k) Plan and under the Internal Revenue Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of 10% of the participant’s annual salary (thus, the maximum match is 5% of the participant’s base salary) and subject to certain other limits under the tax laws. Participants vest immediately in the amounts contributed by us to their plan accounts. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option fits our compensation philosophy by helping us to attract, retain and incentivize top talent.

Deferred Compensation Plan

We maintain a cash deferred compensation plan, the 2007 Deferred Compensation Plan (the “Deferred Compensation Plan”), under which our directors and certain of our senior management employees, including our NEOs, may defer receipt of their compensation, including up to 70% of their salaries and up to 100% of their director fees and cash bonuses, each as applicable. In addition, eligible management employees, including our NEOs, will generally receive monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries. The Deferred Compensation Plan provides that we may also make additional discretionary contributions to Participant accounts. To date, we have not made any discretionary contributions. The Deferred Compensation Plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed on our 401(k) Plan, thereby providing additional financial security that enables our executives to focus on their work-related obligations. For additional information, refer to the Nonqualified Deferred Compensation table below.

54	Kilroy Realty Corporation

Compensation Discussion and Analysis

Severance and Change in Control Arrangements

We have entered into employment agreements with our CEO, Chief Operating Officer, Chief Financial Officer and Executive Vice President of Development and Construction Services that include severance and change in control benefits. We believe that the protections contained in these employment agreements help to ensure the day-to-day stability necessary to enable our executives to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued service, thereby limiting concern and uncertainty and promoting productivity. The Compensation Committee evaluates the level of severance benefits to provide our NEOs on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices as of the date they were entered into.

For a description of the material terms of these employment agreements, see “Named Executive Officer Compensation Tables – Employment Agreements – Salary and Bonus Amounts” and “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” below.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

As discussed above, our Compensation Committee is responsible for reviewing, determining and approving all compensation for our executive officers.

Role of Independent Compensation Consultant

The Compensation Committee has sole authority to hire, retain and terminate the services of an independent compensation consultant to assist in its decision-making process. In general, the independent compensation consultant provides data to the Compensation Committee on the compensation and relative performance of our peer group, advises on the selection of the peer group, makes presentations on matters affecting compensation, provides assessments of the degree to which our compensation arrangements are consistent with practices at companies in our peer group and our corporate objectives, provides assistance with the design and performance considerations associated with our executive compensation program and consults on other compensation matters as needed. The consultant also meets privately in executive session with the Compensation Committee in connection with its recommendations as to overall compensation levels, as well as the desired mix of base salary, annual incentive and long-term compensation opportunities.

In late 2013 and in 2014, the Compensation Committee retained Mercer as its independent compensation consultant to provide advice on executive compensation arrangements and recommend changes to the Company’s executive compensation program in light of the results of the Say-on-Pay vote at our 2013 annual meeting of stockholders. Mercer performed a comprehensive review of our 2014 executive compensation program before it was established, including the composition of our peer group, amounts and nature of compensation paid to executive officers, structure of our various compensation programs, design of our annual cash incentive performance measurement framework, performance vesting requirements for our annual long-term incentive awards and appropriate target total direct compensation levels and potential payment and vesting ranges for our executive officers.

Mercer is a subsidiary of Marsh & McLennan Companies, Inc. (collectively, “MMC”), a diversified conglomerate of companies that provide insurance, strategy and human resources consulting services. During 2014, affiliates of MMC other than Mercer received approximately $1,369,834 in fees for providing services to our Company. The decision to engage other MMC affiliates to provide services other than assisting the Compensation Committee with executive compensation matters was made by members of management. Although the Compensation Committee did not specifically approve these engagements, the Company has reviewed the other services provided by other MMC affiliates and, after consideration of such services and other factors prescribed by the Securities and Exchange Commission for purposes of assessing the independence of compensation

Kilroy Realty Corporation	55

Compensation Discussion and Analysis

advisers, has determined that no conflicts of interest exist between the Company and Mercer (or any individuals working on the Company’s account on Mercer’s behalf). In reaching this determination, the Company considered the following factors, all of which were confirmed by Mercer:

•	Other than the services identified above, MMC provided no services to the Company during 2014;

•	The aggregate amount of fees paid or payable by the Company to MMC for 2014 represented less than 1% of MMC’s total revenue for 2014;

•	Mercer has established Global Business Standards to manage potential conflicts of interest for executive rewards consulting services, which policies and procedures were provided to the Company;

•

There are no business or personal relationships between our Mercer executive remuneration advisors and any member of the Compensation Committee other than in respect of (1) the services provided to the Company by Mercer as described above, or (2) work performed by Mercer for any other company, board of directors or compensation committee for which such Compensation Committee member also serves as an independent director;

•	Our Mercer executive remuneration advisors do not own stock in the Company; and

•

There are no business or personal relationships between our Mercer executive remuneration advisors, Mercer or other MMC affiliates, and any executive officer of the Company other than in respect of the services provided to the Company as described above.

Role of Management in Executive Compensation Planning

Our CEO provides recommendations to the Compensation Committee regarding the compensation of our executive officers (other than for himself). Our CEO further participates in the executive compensation decision-making process as follows:

•	Presents overall results of the Company’s performance and achievement of historical and go-forward business objectives and goals from management’s perspective;

•	Provides evaluation for all other executive officers (including our NEOs); and

•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact of proposed compensation decisions.

Our Chief Financial Officer evaluates the financial implications and affordability of the Company’s compensation program. Other executive officers (including other NEOs) may periodically participate in the compensation process and in Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise. None of our NEOs are members of the Compensation Committee or otherwise had any role in determining the compensation of the other NEOs.

56	Kilroy Realty Corporation

Compensation Discussion and Analysis

Market Review and Compensation Peer Group

Our Compensation Committee reviews peer group data to assess the competitiveness of our executive compensation program and help inform its decision-making process by providing a competitive framework within which to analyze its determinations. The 2014 peer group considered for these purposes (referred to as our “peer group” in this Proxy Statement) was the same as our 2013 peer group, and consisted of the 16 publicly-traded REITs shown in the below table. These 16 publicly-traded REITs had equity market values ranging from approximately $1.7 billion to $19.7 billion as of December 31, 2014, and, as a group, had a median equity market capitalization of approximately $4.0 billion as of December 31, 2014. Our equity market capitalization by comparison was approximately $5.9 billion as of December 31, 2014.

Kilroy Realty Corporation

Peer Company: KRC Alignment Characteristics

				Comparator Group Rationale
Company	Revenue (1) (MM)	Market Value (2) (MM)	Total Assets (3) (MM)	Office REITS(4)	Compar- able Revenue Size (5)	Compar- able Market Cap (5)	West Coast Concen- tration (6)
Alexandria Real Estate Equities	$727	$6,390	$8,136	✓	✓	✓	✓
BioMed Realty Trust	$674	$4,253	$6,171	✓	✓	✓	✓
Boston Properties	$2,397	$19,702	$19,887	✓			✓
Brandywine Realty Trust	$597	$2,860	$4,859	✓	✓
BRE Properties, Inc.(7)	$—	$—	$—				✓
Corporate Office Properties Trust	$586	$2,625	$3,670	✓	✓
Digital Realty Trust	$1,616	$8,984	$9,527	✓		✓	✓
Douglas Emmett	$600	$4,113	$5,955	✓	✓	✓	✓
Highwoods Properties	$608	$4,041	$4,005	✓	✓	✓
Hudson Pacific Properties	$253	$2,015	$2,341	✓			✓
Mack-Cali Realty Corp	$637	$1,697	$4,192	✓	✓
Piedmont Office Realty Trust	$566	$2,907	$4,796	✓	✓
PS Business Parks	$377	$2,141	$2,227		✓		✓
Realty Income Corp	$936	$10,624	$11,013		✓	✓	✓
SL Green Realty Corp	$1,520	$11,581	$17,097	✓		✓
Tanger Factory Outlet Centers	$419	$3,544	$2,098		✓	✓
70th Percentile	$717	$5,963	$7,743	—	—	—	—
50th Percentile	$608	$4,041	$4,859	—	—	—	—
25th Percentile	$576	$2,742	$3,838	—	—	—	—
Kilroy Realty Corporation	$522	$5,947	$5,634	—	—	—	—

(1)	For the most recently reported four fiscal quarters on February 27, 2015 based on peer company public filings.
(2)	As of December 31, 2014 based on S&P Research Insight figures.
(3)	As of the most recently reported fiscal quarter on February 27, 2015.
(4)	Office REITS as defined by the GICS Office REIT Sub-Industry.
(5)	Comparable firms defined as those that fall within 0.5x – 2.0x of KRC levels.
(6)	Defined as possessing a significant portfolio of properties on the West Coast and/or being a significant West Coast talent competitor.
(7)	BRE Properties, Inc. was acquired by Essex Property Trust, Inc. in April 2014, ceased to be publicly-traded and accordingly was not included in our peer group for 2015.

Kilroy Realty Corporation	57

Compensation Discussion and Analysis

Peer group compensation analyses for 2014, together with other reports and information prepared by Mercer for the Compensation Committee, were used by the Compensation Committee to evaluate our executive compensation program generally and to inform its decision-making process. Differences in compensation levels for our NEOs are driven by the Compensation Committee’s assessment, in its judgment, of each of our executive’s responsibilities, experience and compensation levels for similar positions at companies in the peer group. Our pay positioning versus the peer group also incorporates the degree of expertise and experience needed to oversee and direct our active portfolio management strategy. For example, our strategy requires different skill sets than executives who focus primarily on managing cash flows from a more static investment portfolio.

For 2014, however, the Compensation Committee did not set compensation levels at any specific level or percentile against the peer group data. Except as otherwise noted in this CD&A, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, the analysis and input from, and peer group data provided by, the Compensation Committee’s independent executive compensation consultant, as well as the Compensation Committee’s assessment of overall compensation trends and trends specific to the REIT market.

COMPENSATION GOVERNANCE PRACTICES

Compensation Clawback Policy

In response to stockholder feedback, the Compensation Committee has implemented a clawback policy under which we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to our executive officers under certain circumstances in the event of a restatement of our financial statements. Under our clawback policy, subject to the discretion and approval of our Board, we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer, in any case where all of the following factors are present: (i) the award was predicated upon the achievement of certain financial results that were subsequently the subject of an accounting restatement due to material noncompliance by us with any financial reporting requirements under securities laws; (ii) the Board determines that the executive officer engaged in misconduct that was a substantial contributing cause to the need for the restatement; and (iii) a lower award would have been made to the executive officer based upon the restated financial results. In each such instance, we may recover the individual executive officer’s entire annual bonus in addition to any gain received from the award within the relevant period, plus a reasonable rate of interest. These clawback provisions are in addition to provisions of our employment agreements with Mr. Kilroy and Mr. Hawken described below under “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” that would require the executive to forfeit certain equity awards if he fails to comply with certain restrictive covenants in our favor.

Anti-Hedging Policy

To help ensure that directors, officers, other employees and their family members do not engage in transactions that would allow them to gain from declines in the price of Company securities, we maintain a policy that restricts our directors, officers, other employees and their family members from engaging in any transaction that might allow them to gain from such declines. Specifically, we prohibit transactions by these individuals using derivative securities, or otherwise participating in hedging, “stop loss” or other speculative transactions involving Company securities, including short-selling Company securities, trading in any puts, calls, covered calls or other derivative products involving Company securities, or writing purchase or call options, short sales and other similar transactions.

Anti-Pledging Policy

We have a policy prohibiting our NEOs and other Section 16 officers from pledging, or using as collateral, Company securities in order to secure personal loans, lines of credit or other obligations, which includes holding Company securities in an account that has been margined. Exceptions to this policy are granted where the securities pledged (i) are not needed to satisfy the minimum ownership level required by the Company’s stock ownership guidelines, as discussed below, (ii) do not total more

58	Kilroy Realty Corporation

Compensation Discussion and Analysis

than 10% of the individual’s total beneficial ownership of Company securities and (iii) are not utilized as part of any hedging strategy that would potentially immunize the individual against economic exposure to such securities. In addition, our Board may grant other exceptions to this policy in such circumstances as it may consider appropriate; no such other exceptions have been made.

Minimum Stock Ownership Guidelines

As part of our compensation objectives, we believe that our NEOs should hold a significant amount of our Company stock to link their long-term economic interests directly to those of our stockholders. Accordingly, we maintain minimum stock ownership guidelines applicable to all of our NEOs. Our CEO’s minimum stock ownership guideline level is six times his annual base salary and the guideline level of ownership for our other NEOs is three times base salary, as detailed in the following table. We believe that these multiples constitute significant amounts for our NEOs and provide a substantial link between the interests of our NEOs and those of our stockholders. Under our minimum stock ownership guidelines, each NEO has six years from the point of first being subject to the guidelines to satisfy the minimum guideline level of ownership. As of the date of this Proxy Statement, all of our NEOs meet the minimum guideline level of ownership.

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2014
John Kilroy	600%	Yes
Jeffrey Hawken	300%	Yes
Tyler Rose	300%	Yes
Eli Khouri	300%	Yes
Justin Smart	300%	Yes

Stock Holding Requirements

In January 2014, we modified our stock ownership guidelines to provide that, if an executive falls short of the applicable level of stock ownership, the executive is expected to hold (and not sell) at least 50% of the net shares acquired upon exercise, vesting or payment, as the case may be, of any equity award granted by us to the executive. “Net shares” for this purpose means the total number of shares acquired by the executive upon exercise, vesting or payment, as the case may be, of the award, after reduction for shares having a fair market value equal to the exercise price of the award (in the case of a stock option) and after reduction for shares having a fair market value equal to the executive’s expected tax liability resulting from the exercise, vesting or payment of the award.

No Single Trigger Change in Control Severance Provisions

None of our executives’ employment agreements provide “single trigger” severance arrangements, meaning that severance benefits aren’t triggered simply because a change in control transaction occurs.

No Excise Tax Gross-Ups

None of our executives’ employment agreements provide for tax “gross-up” payments.

Tax Considerations

Section 162(m) generally limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid by us to our NEOs (other than the chief financial officer) during any year must qualify as “performance-based compensation” as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders.

Kilroy Realty Corporation	59

Compensation Discussion and Analysis

The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Compensation Committee may therefore award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with our philosophy and is in our and our stockholders’ best interests. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to federal income taxes, meaning that the payment of compensation that does not satisfy the requirements of Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Internal Revenue Code. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

60	Kilroy Realty Corporation

Compensation Committee Matters

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement on Schedule 14A.

Executive Compensation Committee

Edward Brennan, PhD, Chairman

Gary Stevenson

The foregoing report of the Compensation Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Brennan was a member of the Compensation Committee during all of 2014. Mr. Stevenson was appointed to the Compensation Committee in May 2014, replacing Mr. Dickey. Mr. Kinsella was a member of the Compensation Committee during all of 2014, and Mr. Ingraham served on the Compensation Committee until May 2014. No one who served on the Compensation Committee at any time during 2014 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or a member of the Compensation Committee during the year ended December 31, 2014.

Kilroy Realty Corporation	61

Named Executive Officer Compensation Tables

The Summary Compensation Table quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2012, 2013 and 2014. The primary elements of each NEO’s total compensation reported in the table are base salary, an annual bonus and long-term incentive equity awards. Our NEOs also received the other benefits listed in Column (i) of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s base salary and annual bonus is provided immediately following the Summary Compensation Table. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the equity incentive awards granted in 2014, provides information regarding the equity incentive awards granted to our NEOs in 2014. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

SUMMARY COMPENSATION TABLE – 2012, 2013 AND 2014

The following table sets forth summary information regarding compensation of our NEOs for all services rendered to us in all capacities in 2012, 2013 and 2014.

Name & Principal Position(s)	Year	Salary	Bonus (1)	Stock Awards (2)(3)	Option Awards (2)	Non-Equity Incentive Plan Comp- ensation	Change in Pension Value & Non-qualified Deferred Comp- ensation Earnings	All Other Compen- sation (4)	Total (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Kilroy	2014	$1,225,000	$3,700,000	$5,525,385	—	—	—	$484,776	$10,935,162
President and Chief	2013	$1,225,000	$3,000,000	$3,127,979	—	—	—	$480,794	$7,833,773
Executive Officer	2012	$1,225,000	$3,000,000	$11,565,370	$6,900,000	—	—	$486,181	$23,176,551
Jeffrey Hawken	2014	$675,000	$1,600,000	$2,087,380	—	—	—	$175,816	$4,538,196
Executive Vice President and	2013	$675,000	$1,350,000	$2,104,309	—	—	—	$160,961	$4,290,270
Chief Operating Officer	2012	$575,000	$1,125,000	$1,125,000	$2,300,000	—	—	$116,760	$5,241,760
Tyler Rose	2014	$500,000	$750,000	$1,227,904	—	—	—	$100,352	$2,578,256
Executive Vice President,	2013	$500,000	$500,000	$521,372	—	—	—	$93,782	$1,615,154
Chief Financial Officer and Secretary	2012	$500,000	$500,000	$500,000	$1,150,000	—	—	$96,313	$2,746,313
Eli Khouri	2014	$500,000	$500,000	$857,971	—	—	—	$101,764	$1,959,735
Executive Vice President	2013	$500,000	$500,000	$521,372	—	—	—	$99,306	$1,620,678
and Chief Investment Officer	2012	$500,000	$500,000	$500,000	$1,150,000	—	—	$90,598	$2,740,598
Justin Smart	2014	$500,000	$750,000	$857,971	—	—	—	$101,310	$2,209,281
Executive Vice President, Development	2013	$400,000	$500,000	$469,237	—	—	—	$93,478	$1,462,715
and Construction Services	2012	$380,000	$340,000	$350,000	$184,000	—	—	$77,285	$1,331,285

(1)	As described in the CD&A, each of the NEOs received a cash bonus under the Company’s 2014 annual incentive program in the amount reported in column (d) of the table above.

(2)

The amounts reported in columns (e) and (f) of the table above for each year reflect the aggregate accounting fair value of stock awards and option awards, respectively, granted in the applicable year as computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. For information on the assumptions used in the accounting fair value computations, refer to Note 12—“Employee Benefits” in the Notes to Consolidated Financial Statements in the Company’s 2014 Form 10-K filed with the Securities and Exchange Commission. For purposes of this Proxy Statement, the accounting fair value of an award has been computed as of the date of grant (or, in the case of the 2014 awards, the date of measurement as discussed in the CD&A under “Value of 2014 Equity Awards” on page 52) of the particular award.

As discussed in the CD&A, in 2014 the Company awarded performance-based RSUs to the NEOs, the vesting of which is subject, in part, to the Company’s performance. As required by applicable Securities and Exchange Commission rules, the accounting fair value of these

62	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

awards was determined based on the probable outcome (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes) of the performance-based conditions applicable to the awards. For these purposes, as of the grant date of the awards (as determined for accounting purposes) the Company determined that the “target” level of performance was the probable outcome of the applicable performance-based conditions. Accordingly, the accounting fair value of these awards is included for the NEOs as 2014 Stock Award compensation based on the “target” number of shares subject to the awards. Under the terms of these awards at grant, between zero and 200% of the target number of shares subject to the awards can vest, based on performance and the other vesting conditions applicable to the awards. The following table presents the accounting fair value (determined as described above) of the performance-based RSUs awarded to the NEOs in 2014 under two sets of assumptions: (a) assuming that the target level of performance would be achieved, which we originally judged to be the probable outcome, and (b) assuming that the highest level of performance condition would be achieved (200% of the target level) based on maximum performance against the FFO Per Share target and the maximum TSR Percentile Ranking.

	2014 Performance-Based RSUs
Executive Officers	Accounting Fair Value (Based on Probable Outcome)	Accounting Fair Value (Based on Maximum Performance)
John Kilroy	$3,777,918	$7,555,836
Jeffrey Hawken	$1,426,823	$2,853,646
Tyler Rose	$839,993	$1,679,985
Eli Khouri	$566,736	$1,133,473
Justin Smart	$566,736	$1,133,473

As to performance-based equity awards granted to our NEOs in 2012 and 2013, the accounting fair value of the awards was determined based on the number of shares subject to the award (the target level as to these awards), and the awards provided no ability to vest in a number of shares that exceeded that target level.

(3)

Our stock price increased after the Compensation Committee approved the 2014 equity awards for our NEOs, and this increase impacted the accounting value of the these awards as reported in the Summary Compensation Table. Accordingly, the accounting fair value of the 2014 equity incentive awards presented for our NEOs above is greater than the value of the shares of Company common stock subject to the awards at the time the Compensation Committee approved the awards (in each case, as to the performance-based RSUs, at the “target” level of performance for the awards). Please see the discussion in the CD&A under “Compensation Discussion and Analysis – Value of 2014 Equity Awards” on page 52 above.

(4)	The following table identifies the components of the amounts reported in the “All Other Compensation” column of the table for each NEO in 2014:

Executive Officers	Employee Healthcare Premiums	Supplemental Healthcare Insurance	Life & Disability Insurance Premiums	Company Contributions to Deferred Compensation Plan	Company Contributions to 401(k)	Auto- mobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John Kilroy	$7,254	$13,693	$246,954	$122,500	$11,500	$62,467	$8,020	—	$12,388	$484,776
Jeffrey Hawken	$7,254	$45,000	—	$67,500	$11,500	$24,072	$2,832	$6,208	$11,450	$175,816
Tyler Rose	$7,254	$13,810	—	$50,000	$11,500	$16,443	$150	$1,195	—	$100,352
Eli Khouri	$7,254	$14,615	—	$50,000	$11,500	$18,395	—	—	—	$101,764
Justin Smart	$7,254	$15,363	—	$50,000	$11,500	$17,193	—	—	—	$101,310

(5)

The amounts reported in column (j) of the table above include amounts that have been deferred under our Deferred Compensation Plan or Stock Award Deferral Program. For further information regarding our Deferred Compensation Plan, see above under “Compensation Discussion and Analysis – Deferred Compensation Plan.” For an additional description of the amounts deferred, see the Nonqualified Deferred Compensation table below.

Kilroy Realty Corporation	63

Named Executive Officer Compensation Tables

Employment Agreements – Salary and Bonus Amounts

We have entered into employment agreements with each of Messrs. Kilroy, Hawken, Rose and Smart. During 2014, we did not have an employment agreement with Mr. Khouri.

John Kilroy

Mr. Kilroy entered into an amended and restated employment agreement with the Company effective January 1, 2012. The term of Mr. Kilroy’s amended and restated employment agreement is scheduled to end on December 31, 2018, subject to earlier termination in connection with a termination of Mr. Kilroy’s employment, and is not subject to automatic extensions of the term. The agreement provides for an initial annual base salary of $1,225,000 and that the Compensation Committee will review Mr. Kilroy’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Kilroy’s target annual cash incentive award to be set at $3,000,000 and his annual equity incentive award to be set at $3,000,000, with the Compensation Committee to determine Mr. Kilroy’s actual cash and equity incentive award amounts each year. Mr. Kilroy consented to reductions of his target cash incentive award amount to $2,450,000 for 2014 and $2,700,000 for 2015. The agreement also provides for Mr. Kilroy to participate in the Company’s long-term incentive plan applicable to senior executives, pursuant to which the Compensation Committee has the discretion to grant certain equity awards, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, reimbursement of business expenses, an auto allowance, an annual physical examination, an annual payment equal to $130,768 for Mr. Kilroy’s supplemental life insurance premiums and an annual payment up to $150,000 for Mr. Kilroy’s disability insurance premiums. Unlike his prior agreement, Mr. Kilroy’s amended and restated employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code or with respect to supplemental life insurance premiums. Provisions of Mr. Kilroy’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Jeffrey Hawken

In April 2013, Mr. Hawken entered into an amended and restated employment agreement with the Company, effective as of January 1, 2013. The term of Mr. Hawken’s amended and restated employment agreement is scheduled to end on December 31, 2015, subject to earlier termination in connection with a termination of Mr. Hawken’s employment. The agreement provides for an initial annual base salary of $675,000 and that the Compensation Committee will review Mr. Hawken’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Hawken’s target annual cash incentive award to be set at $1,350,000 and his annual equity incentive award to be set at $1,350,000, with the Compensation Committee (in consultation with our CEO) to determine Mr. Hawken’s actual cash and equity incentive award amounts each year. The agreement also provides for Mr. Hawken to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, including an auto allowance, an annual physical examination and an annual payment up to $25,000 for tax and financial planning services. Unlike his prior agreement, Mr. Hawken’s amended and restated employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Hawken’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Tyler Rose

Mr. Rose entered into an employment agreement with the Company effective January 1, 2007. The initial term of Mr. Rose’s employment agreement was originally scheduled to end on December 31, 2009, subject to earlier termination in connection with a termination of Mr. Rose’s employment, and is subject to automatic one-year extensions of the term each year unless either party provides notice that the agreement will not be extended. The agreement provides that the Compensation Committee will review Mr. Rose’s base salary each year during the term of the agreement. The agreement also provides for

64	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

Mr. Rose’s target annual cash incentive award to be set at not less than $275,000 and his annual equity incentive award to be set at not less than $450,000, with the Compensation Committee (in consultation with our CEO) to determine Mr. Rose’s actual cash and equity incentive award amounts each year. The agreement also provides for Mr. Rose to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs and reimbursement of business expenses. Mr. Rose’s employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Rose’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Justin Smart

Mr. Smart entered into an employment letter agreement with the Company dated July 20, 2007. The initial term of Mr. Smart’s employment letter agreement was originally scheduled to end on December 31, 2009, subject to earlier termination in connection with a termination of Mr. Smart’s employment, and is subject to automatic one-year extensions of the term each year unless either party provides notice that the agreement will not be extended. The agreement also provides for Mr. Smart’s target annual cash incentive award to be set at not less than $200,000 and his annual equity incentive award to be set at not less than $400,000, with the targets subject to adjustment by the Company. The agreement also provides for Mr. Smart to participate in the Company’s executive and employee benefit plans and programs. Mr. Smart’s employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Smart’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS – 2014

The following table sets forth summary information regarding the incentive awards granted to our NEOs during the year ended December 31, 2014.

	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Kilroy	01/29/2014	—	—	—	—	—	—	29,047	—	—	$1,747,467
	01/29/2014	—	—	—	29,048	58,095	116,190	—	—	—	$3,777,918
Jeffrey Hawken	01/29/2014	—	—	—	—	—	—	10,980	—	—	$660,557
	01/29/2014	—	—	—	10,971	21,941	43,882	—	—	—	$1,426,823
Tyler Rose	01/29/2014	—	—	—	—	—	—	6,448	—	—	$387,911
	01/29/2014	—	—	—	6,459	12,917	25,834	—	—	—	$839,993
Eli Khouri	01/29/2014	—	—	—	—	—	—	4,841	—	—	$291,235
	01/29/2014	—	—	—	4,358	8,715	17,430	—	—	—	$566,736
Justin Smart	01/29/2014	—	—	—	—	—	—	4,841	—	—	$291,235
	01/29/2014	—	—	—	4,358	8,715	17,430	—	—	—	$566,736

(1)

The table includes time-based and performance-based RSU awards that were granted to each of the NEOs in January 2014. At the time of grant, we did not have sufficient shares under our 2006 Incentive Award Plan to settle these RSUs in shares. The awards were therefore revalued on May 22, 2014 when we received stockholder approval for an increase in the maximum number of shares that may be issued or awarded under the 2006 Plan, which resulted in a sufficient number of shares available for issuance to cover settlement of these RSU awards.

Kilroy Realty Corporation	65

Named Executive Officer Compensation Tables

(2)

These amounts present the aggregate accounting fair value of the awards computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. For information on the assumptions used in the accounting fair value computations, refer to Note 12 – “Employee Benefits” in the Notes to Consolidated Financial Statements in the Company’s 2014 Form 10-K filed with the Securities and Exchange Commission. Also see footnotes (2) and (3) to the Summary Compensation Table above and the discussion under “Compensation Discussion and Analysis – Value of 2014 Equity Awards” on page 52.

DESCRIPTION OF PLAN-BASED AWARDS

Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the 2006 Plan. The 2006 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and to make all required determinations under the plan. Awards granted under the plan are generally only transferable by the NEO by will or the laws of descent and distribution.

Under the terms of the 2006 Plan, if there is a change in control of the Company, each NEO’s outstanding awards granted under the plan will not automatically accelerate and become vested under the terms of the 2006 Plan as long as there is provision for the awards to be substituted for, assumed or otherwise continued after the change in control event. If there is no such provision for the awards to be substituted for, assumed or otherwise continued after the change in control event (that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Committee also has discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

Each NEO may be entitled to accelerated vesting of his outstanding equity incentive awards upon certain terminations of employment with the Company. The terms of this accelerated vesting are described in this section and below under “– Potential Payments Upon Termination or Change in Control.”

Time-Based RSUs

Column (i) of the Grants of Plan-Based Awards table above reports awards of RSUs granted to our NEOs in January 2014 that vest based solely on the executive’s continued employment or service with the Company. Each RSU represents a contractual right to receive one share of our common stock. Payment will generally be made as the units become vested, although the NEO may elect to have the units paid on a deferred basis. Each of these awards is subject to a four-year vesting schedule, with 25% of the award vesting on January 5 in each of the four years following the year of the grant date. Subject to the NEO’s employment agreement or the award agreement evidencing the RSUs, if an NEO’s employment terminates for any reason during the vesting period, any units that have not previously vested will terminate.

The NEO does not have the right to vote or dispose of the stock units subject to these awards, but does have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid units then subject to the award. Such payments are made at the same time the related dividends are paid to our stockholders.

Performance-Based RSUs

Columns (f) through (h) of the Grants of Plan-Based Awards table above report awards of performance-based RSUs (“performance units”) granted to our NEOs in January 2014. Each performance unit represents a contractual right to receive one share of our common stock if the applicable performance-based and time-based vesting requirements are satisfied.

As described more fully above under “Compensation Discussion and Analysis – What We Pay and Why: Executive Compensation Elements – Long-Term Incentives,” the percentage of the performance units that would become eligible to vest based on the time-based vesting requirements applicable to the award would range from 0% to 200% of the units subject to the award depending on the Company’s FFO Per Share for 2014 and on its TSR Percentile Ranking relative to the Company’s peer group for the 2014-2016 performance period.

66	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

For 2014, the FFO Per Share performance condition was determined to have been satisfied at the maximum level. Accordingly, between 100% and 200% of the target number of units subject to each performance award is eligible to vest based on the Company’s TSR Percentile Ranking for 2014-2016 and on the NEO’s continued employment through the date the Compensation Committee determines the level of achievement of the performance goals. Subject to the NEO’s employment agreement or the award agreement evidencing the performance units, if an NEO’s employment terminates for any reason during the vesting period, any units that have not previously vested will terminate.

In general, for purposes of these performance awards, “FFO Per Share” means the Company’s funds from operations during 2014, determined in accordance with the White Paper on funds from operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, adjusted to exclude the impact of acquisition-related expenses, non-cash charges, non-budgeted compensation costs, any expense associated with variable accounting for certain equity-based awards, the impact of mergers and acquisitions, the impact of other extraordinary items not completed by the Compensation Committee on the grant date and including revenue that would have been included in earnings but is not recognized due to tenant delays, divided by the weighted average common shares of the Company outstanding for 2014, calculated on a diluted basis, including participating share-based awards (i.e., nonvested stock and time-based RSUs), the dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding. If the Company’s FFO Per Share for 2014 was $2.50, the Applicable FFO Per Share Percentage would be 50%. If the Company’s FFO Per Share for 2014 was $2.65 (target), the Applicable FFO Per Share Percentage would be 100%. If the Company’s FFO Per Share for 2014 was $2.80 or greater, the Applicable FFO Per Share Percentage would be 150%. For an FFO Per Share amount between these levels, the Applicable FFO Per Share Percentage would be determined on a pro-rata basis.

In general, for purposes of these awards, the “TSR Percentile Ranking” will be determined as follows: For each of 2014, 2015 and 2016, the percentile ranking of the Company’s TSR for such year will be determined against the TSRs for such year for the companies included in the SNL US REIT Office Index on the grant date of the awards that remain included in such Index through the end of the particular year. These calculations will be based on average stock prices during the twenty-trading day period immediately prior to the start of the applicable year and the twenty-trading day period at the end of the applicable year, assuming dividend reinvestment and adjusted to mitigate the impact of stock splits, stock dividends and reverse stock splits. The percentile rankings of the Company’s TSR for each of 2014, 2015 and 2016 will be averaged, and that average will constitute the TSR Percentile Ranking for the 2014-2016 period. If the TSR Percentile Ranking is the 80th percentile or greater, the Applicable TSR Percentage will be 133.3333%. If the TSR Percentile Ranking is the 40th percentile or greater, but equal to or less than the 60th percentile, the Applicable TSR Percentage will be 100%. If the TSR Percentile Ranking is the 20th percentile or lower, the Applicable TSR Percentage will be 66.6666%. For a TSR Percentile Ranking between these levels, the Applicable TSR Percentage will be determined on a pro-rata basis.

Vested performance units are payable in an equal number of shares of our common stock. Payment will generally be made as the units become vested, although the NEO may elect to have the units paid on a deferred basis. The NEO does not have the right to vote or dispose of the performance units, but does have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid performance units then subject to the award. Such payments are generally made at the same time the related dividends are paid to our stockholders. However, dividend equivalents that would otherwise be paid during the applicable performance period under these awards will instead accrue and be paid at the end of the performance period only if the related performance goals for the award are satisfied.

Kilroy Realty Corporation	67

Named Executive Officer Compensation Tables

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END – 2014

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2014, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)	(j)		(k)
John Kilroy	01/30/2012	—	—		—	—	—	35,962	(2)	$2,483,895	—		—
	02/22/2012	—	450,000	(3)		$42.61	2/22/2022	—		—	—		—
	03/30/2012	—	—		—	—	—	58,994	(4)	$4,074,716	—		—
	03/30/2012	—	—		—	—	—	—		—	58,995	(5)	$4,074,785
	01/10/2013	—	—		—	—	—	24,550	(6)	$1,695,669	—		—
	01/10/2013	—	—		—	—	—	24,549	(6)	$1,695,599	—		—
	01/29/2014	—	—		—	—	—	29,548	(6)	$2,040,875	—		—
	01/29/2014	—	—		—	—	—	—		—	88,646	(7)	$6,122,765
Jeffrey Hawken	01/30/2012	—	—		—	—	—	16,182	(2)	$1,117,691	—		—
	02/22/2012	—	150,000	(3)	—	$42.61	2/22/2022	—		—	—		—
	01/10/2013	—	—		—	—	—	9,206	(6)	$635,858	—		—
	01/10/2013	—	—		—	—	—	9,206	(6)	$635,858	—		—
	04/04/2013	—	—		—	—	—	6,362	(8)	$439,423	—		—
	04/04/2013	—	—		—	—	—	—		—	6,361	(9)	$439,354
	01/29/2014	—	—		—	—	—	11,169	(6)	$771,467	—		—
	01/29/2014	—	—		—	—	—	—		—	33,480	(7)	$2,312,434
Tyler Rose	01/25/2010	—	—		—	—	—	2,982	(10)	$205,967	—		—
	01/30/2012	—	—		—	—	—	7,192	(2)	$496,751	—		—
	02/22/2012	—	75,000	(3)	—	$42.61	2/22/2022	—		—	—		—
	01/10/2013	—	—		—	—	—	4,092	(6)	$282,634	—		—
	01/10/2013	—	—		—	—	—	4,092	(6)	$282,634	—		—
	01/29/2014	—	—		—	—	—	6,559	(6)	$453,044	—		—
	01/29/2014	—	—		—	—	—	—		—	19,710	(7)	$1,361,379
Eli Khouri	01/30/2012	—	—		—	—	—	7,192	(2)	$496,751	—		—
	02/22/2012	50,000	75,000	(3)	—	$42.61	2/22/2022	—		—	—		—
	01/10/2013	—	—		—	—	—	4,092	(6)	$282,634	—		—
	01/10/2013	—	—		—	—	—	4,092	(6)	$282,634	—		—
	01/29/2014	—	—		—	—	—	4,924	(6)	$340,134	—		—
	01/29/2014	—	—		—	—	—	—		—	13,298	(7)	$918,524

68	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)	(j)		(k)
Justin Smart	01/25/2010	—	—		—	—	—	2,220	(10)	$153,335	—		—
	01/26/2011	—	—		—	—	—	3,866	(11)	$267,025	—		—
	01/30/2012	—	—		—	—	—	5,034	(2)	$347,698	—		—
	02/22/2012	8,000	12,000	(3)	—	$42.61	2/22/2022	—		—	—		—
	01/10/2013	—	—		—	—	—	3,682	(6)	$254,316	—		—
	01/10/2013	—	—		—	—	—	3,683	(6)	$254,385	—		—
	01/29/2014	—	—		—	—	—	4,924	(6)	$340,134	—		—
	01/29/2014	—	—		—	—	—	—		—	13,298	(7)	$918,524

(1)

The dollar amounts shown in columns (i) and (k) are determined by multiplying the number of shares or units reported in columns (h) and (j), respectively, by $69.07 (the Company’s closing stock price on December 31, 2014, the last trading day of 2014).

(2)	The unvested portions of these awards were scheduled to vest in three installments on January 5, 2015, January 5, 2016 and January 5, 2017.

(3)	The unvested portions of these awards were scheduled to vest in three installments on February 22, 2015, February 22, 2016 and February 22, 2017.

(4)	The unvested portion of this award was scheduled to vest in four installments on December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018.

(5)

This is the outstanding unvested portion of Mr. Kilroy’s Special TSR Award. The unvested portion of this award was scheduled to vest in four installments for each calendar year during 2015 through 2018 based on the achievement of certain absolute or relative TSR goals measured annually or, if neither of the stockholder return hurdles are achieved for an applicable year during the performance period, the unvested portion of this award will remain eligible to vest in a subsequent year (ending in 2018) based on the achievement of a cumulative TSR goal, as well as (in each case) continued employment through the applicable vesting date.

(6)	The unvested portions of these awards were scheduled to vest in four installments on January 5, 2015, January 5, 2016, January 5, 2017 and January 5, 2018.

(7)

These are the outstanding unvested portions of the performance based RSUs granted to our NEOs in 2014. The unvested portions of these awards are scheduled to vest on a three-year “cliff” basis on the first date on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company following December 31, 2016. The number of performance-based RSUs that vest on that date will be determined by (1) multiplying the target number of units subject to the award by a percentage between 0% and 150%, determined based on the Company’s FFO Per Share for 2014 against a pre-established target, and (2) multiplying that result by a percentage between 66.6666% and 133.3333% based on the Company’s TSR Percentile Ranking for the three-year period 2014-2016. The amounts presented in the chart above reflect the achievement of the maximum FFO Per Share metric for 2014, and therefore represent 150% of the target number of shares subject to the awards granted.

(8)	The unvested portion of this award was scheduled to vest in four installments on December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018.

(9)

This is the outstanding unvested portion of Mr. Hawken’s Special TSR Award. The unvested portion of this award was scheduled to vest in four installments for each calendar year during 2015 through 2018 based on the achievement of certain absolute or relative TSR

Kilroy Realty Corporation	69

Named Executive Officer Compensation Tables

goals measured annually or, if neither of the TSR hurdles are achieved for an applicable year during the performance period, the unvested portion of this award will remain eligible to vest in a subsequent year (ending in 2018) based on the achievement of a cumulative TSR goal, as well as (in each case) continued employment through the applicable vesting date.

(10)	The unvested portion of this award was scheduled to vest in one installment on January 5, 2015.

(11)	The unvested portion of this award was scheduled to vest in two installments on January 5, 2015 and January 5, 2016.

OPTION EXERCISES AND STOCK VESTED – 2014

The following table summarizes the exercise of stock options by the NEOs during 2014, and the vesting of other stock awards during 2014 that were previously granted to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)
John Kilroy	300,000	$5,731,493	65,044	(2)	$3,879,630	(2)
Jeffrey Hawken	100,000	$1,957,464	20,114	(3)	$1,125,745	(3)
Tyler Rose	50,000	$999,924	8,895	(4)	$459,701	(4)
Eli Khouri	—	—	4,645	(5)	$239,437	(5)
Justin Smart	—	—	9,050	(6)	$467,356	(6)

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

(2)

Includes (i) 24,264 shares of restricted stock that vested during 2014 with a value of $1,229,067; (ii) 29,496 RSUs that vest with a value of $1,996,879; and (iii) 11,284 RSUs with a value of $653,684 that were issued as dividend equivalents during 2014 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(3)

Includes (i) 13,179 RSUs that vested during 2014 with a value of $721,474 and (ii) 6,935 RSUs with a value of $404,271 that were issued as dividend equivalents during 2014 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(4)

Includes (i) 7,426 RSUs that vested during 2014 with a value of $375,027 and (ii) 1,469 RSUs with a value of $84,674 that were issued as dividend equivalents during 2014 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(5)

Includes (i) 4,051 RSUs that vested during 2014 with a value of $205,197 and (ii) 594 RSUs with a value of $34,240 that were issued as dividend equivalents during 2014 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(6)

Includes (i) 7,674 RSUs that vested during 2014 with a value of $387,371 and (ii) 1,376 RSUs with a value of $79,985 that were issued as dividend equivalents during 2014 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

70	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

NONQUALIFIED DEFERRED COMPENSATION – 2014

The following table sets forth summary information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during 2014, and the total deferred amounts for the NEOs as of December 31, 2014.

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY (1)	Aggregate Earnings in last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
(a)	(b)		(c)	(d)	(e)	(f)
John Kilroy	—		$721,849	$8,103,860	$(30,366)	$24,589,320
Jeffrey Hawken	—		$947,554	$4,749,085	—	$16,379,881
Tyler Rose	$50,000	(4)	$485,173	$932,344	$(742,721)	$3,352,189
Eli Khouri	$100,000	(5)	$292,937	$135,735	—	$1,056,248
Justin Smart	$175,000	(6)	$493,000	$699,233	—	$3,818,474

(1)

The amount reported as registrant contributions in 2014 under column (c) includes each NEO’s RSUs that vested in 2014 but had not yet become payable, as described in the footnotes to the Option Exercises and Stock Vested table above for each executive. These RSUs are payable in shares of our common stock but, pursuant to the terms of each NEO’s deferral of the RSUs, payment does not occur until the applicable date as described in the footnotes to the Option Exercises and Stock Vested table above. In accordance with applicable rules of the Securities and Exchange Commission, these RSUs are reflected in this table because, while the units are considered to have been vested at the end of 2014, they had not yet become payable. The amounts reported as registrant contributions in the table above include stock-settled obligations with respect to the vested and deferred RSUs described above of $599,349 for Mr. Kilroy, $880,054 for Mr. Hawken, $435,173 for Mr. Rose, $242,937 for Mr. Khouri and $443,000 for Mr. Smart. The amounts reported as registrant contributions in the table above also include cash-settled obligations of $122,500 for Mr. Kilroy, $67,500 for Mr. Hawken, $50,000 for Mr. Rose, $50,000 for Mr. Khouri and $50,000 for Mr. Smart and are also included as 2014 compensation for the NEOs in the “All Other Compensation” column of the Summary Compensation Table.

(2)

The amount reported as aggregate earnings in 2014 under column (d) represents the increase in value of cash-settled obligations and the increase in value of each executive’s vested and deferred RSUs (based on the closing price of our common stock on December 31, 2014).

(3)

The balance at the end of 2014 reflects the following aggregate amounts that were previously reported as compensation in the appropriate columns of the Summary Compensation Table for years prior to 2014: $765,000 for Mr. Kilroy, $1,819,432 for Mr. Hawken, $542,250 for Mr. Rose, $179,166 for Mr. Khouri and $685,625 for Mr. Smart. These amounts also include the value of deferred RSUs for each NEO as described in footnote (1) above.

(4)	Mr. Rose’s contributions are included in the 2014 “Salary” column of the Summary Compensation Table.

(5)	Mr. Khouri’s contributions are included in the 2014 “Salary” column of the Summary Compensation Table.

(6)	Mr. Smart’s contributions are included in the 2014 “Salary” column of the Summary Compensation Table.

Deferrals of cash-settled compensation shown in this table are made under the Deferred Compensation Plan. Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible Participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Kilroy Realty Corporation	71

Named Executive Officer Compensation Tables

Participants are permitted to allocate (and reallocate) their deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst the following investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances:

Investment Alternatives	Investment Category	2014 Annual Performance
Wells Fargo Advantage Heritage Money Market – Instl Class	Money Market	0.01%
Vanguard Intermediate-Term Investment-Grade – Inv Shares	Intermediate-Term Bond	5.81%
Loomis Sayles Value – Class A	Large Cap Value	10.49%
Spartan 500 Index – Investor Class	Large Cap Blend	13.59%
T. Rowe Price Growth Stock – Advisor Class	Large Cap Growth	8.57%
Vanguard Mid-Cap Index – Investor Shares	Mid Cap Blend	13.60%
Vanguard Small Cap Index – Investor Shares	Small Cap Blend	7.37%
Dodge & Cox International Stock	Foreign Large Value	0.08%
Invesco International Growth – Class R	Foreign Large Growth	(0.36%)

These allocations are hypothetical only and do not give participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (in certain cases, beginning no earlier than six months after retirement) or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a participant separates from service with the Company and its affiliates for any reason other than due to the participant’s death, disability or retirement, the remaining balance of the participant’s account will generally be distributed in full (in certain cases, six months after the occurrence of such separation from service). In addition, a participant’s account balance will be distributed as soon as possible following the participant’s death or disability. All such separation, death and disability distributions will be made without regard to any participant election(s).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company. In addition to such benefits, outstanding equity awards may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our 2006 Plan if the awards are to terminate in connection with the change in control event.

John Kilroy

Mr. Kilroy’s, amended and restated employment agreement provides that, in the event that the employment of Mr. Kilroy is terminated by the Company without “cause” or by Mr. Kilroy for “good reason” (as these terms are defined in his employment agreement), Mr. Kilroy will be entitled to receive the following payments and benefits (together with the “Severance Payment” (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (including outperformance incentive awards) as governed by the applicable plans, programs and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target level on the

72	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; (vii) continuation of health insurance coverage for Mr. Kilroy, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense; and (viii) reimbursement of an amount equal to $130,768 per year for the three-year period following the termination of his employment to cover premium payments incurred in connection with his life insurance policy. In addition, Mr. Kilroy would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) three times his annual base salary and (ii) three times the average of his “annual incentives” for the prior five calendar years, where the “annual incentives” for a calendar year includes Mr. Kilroy’s annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year (other than equity awards granted pursuant to the Company’s annual bonus program) and any long-term cash incentive earned by the executive based on a multi-year performance period that ends during the applicable calendar year.

In the event that the employment of Mr. Kilroy is terminated due to his retirement or death, Mr. Kilroy will be entitled to receive the Termination Benefits described above, except that (i) the Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “three,” (ii) in the case of a termination of his employment due to his retirement, he will not be entitled to the accelerated vesting of his performance-based cash or equity awards as described above and (iii) in the case of a termination of his employment due to his death, Mr. Kilroy’s beneficiary or estate will not be entitled to the reimbursement to cover premium payments incurred in connection with his life insurance policy as described above.

In the event that the employment of Mr. Kilroy is terminated due to his disability, Mr. Kilroy will be entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “three.”

If any payments under Mr. Kilroy’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Kilroy will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Kilroy in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Kilroy within thirty days after such change in control.

The employment agreement requires Mr. Kilroy to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Kilroy is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement or disability, or three years after termination of employment without cause or for good reason, (ii) restrictions on disclosure of confidential information during the term of employment and in perpetuity thereafter and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreement and in perpetuity thereafter. Mr. Kilroy further agrees to cooperate with the Company, during the term of the employment agreement and thereafter, regarding any litigation to which the Company became party. If Mr. Kilroy fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then he will forfeit all unvested equity awards, unexercised options and unpaid RSUs granted at or after January 1, 2012 and held by him or his transferee at the time of such noncompliance.

Mr. Kilroy has also entered into a noncompetition agreement with the Company that subjects Mr. Kilroy to restrictions on competition during the employment term and for a period of three years following a change in control of the Company.

Jeffrey Hawken

Mr. Hawken’s amended and restated employment agreement provides that, in the event that the employment of Mr. Hawken is terminated by the Company without “cause” (including a decision by the Company not to extend the term of the agreement) or by Mr. Hawken for “good reason” (as these terms are defined in his employment agreement), Mr. Hawken will

Kilroy Realty Corporation	73

Named Executive Officer Compensation Tables

be entitled to receive the following payments and benefits (together with the “Severance Payment” (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (including outperformance incentive awards) as governed by the applicable plans, programs and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation of health insurance coverage for Mr. Hawken, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense. In addition, Mr. Hawken will be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) three times his annual base salary and (ii) three times the average of his “annual incentives” for the prior five calendar years, where the “annual incentives” for a calendar year includes Mr. Hawken’s annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year and any long-term cash incentive earned by the executive based on a multi-year performance period that ends during the applicable calendar year.

In the event that the employment of Mr. Hawken is terminated due to his retirement or death, Mr. Hawken will be entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason would be determined using a multiplier of “one” instead of “three” and, in the case of a termination of his employment due to his retirement, he will not be entitled to the accelerated vesting of his performance-based cash or equity awards as described above.

In the event that the employment of Mr. Hawken is terminated due to his disability, Mr. Hawken would be entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason would have been determined using a multiplier of “two” instead of “three.”

If any payments under Mr. Hawken’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Hawken will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Hawken in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Hawken within thirty days after such change in control.

The employment agreement requires Mr. Hawken to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Hawken is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without cause or for good reason, (ii) restrictions on disclosure of confidential information during the term of the employment and in perpetuity thereafter and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreement and in perpetuity thereafter. Mr. Hawken further agrees to cooperate with the Company, during the term of the employment agreement and thereafter, regarding any litigation to which the Company is party. If Mr. Hawken fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then he will forfeit all unvested equity awards, unexercised options and unpaid RSUs granted at or after January 1, 2013 and held by him or his transferee at the time of such noncompliance.

Mr. Hawken has also entered into a noncompetition agreement with the Company that subjects Mr. Hawken to restrictions on competition during the employment term and for a period of one year following a change in control of the Company.

Tyler Rose

Mr. Rose’s employment agreement provides that, in the event that the employment of Mr. Rose is terminated by the Company without “cause” or by Mr. Rose for “good reason” (as these terms are defined in his employment agreement), Mr. Rose would be entitled to receive the following payments and benefits (together with the “Severance Payment” (as

74	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation of health insurance coverage for Mr. Rose, his spouse and his dependents, as applicable, for two years after the date of termination, at our expense. In addition, Mr. Rose would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the annual cash incentive award target and the annual stock target as detailed in Mr. Rose’s employment agreement) during the three preceding full performance years, and the target annual incentives shall never be less than the annual cash incentive award target and the annual stock target set forth in his employment agreement.

In the event that the employment of Mr. Rose is terminated due to retirement, Mr. Rose would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment shall be equal to zero and (ii) the continuation of health coverage for Mr. Rose, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose is terminated due to his death, Mr. Rose would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “two,” and (ii) the continuation of health coverage for Mr. Rose, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose is terminated due to his disability, Mr. Rose would be entitled to receive the Termination Benefits described above, except that the continuation of health insurance coverage for Mr. Rose, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

If any payments under Mr. Rose’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Rose will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Rose in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Rose within thirty days after such change in control.

The employment agreement requires Mr. Rose to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Rose is also subject to (i) restrictions on solicitation during the term of the employment agreement and for two years after termination of employment due to disability or termination of employment without cause or for good reason, (ii) restrictions on disclosure of confidential information during the term of the employment and in perpetuity thereafter and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of his employment agreement and in perpetuity thereafter. Mr. Rose further agrees to cooperate with the Company, during the term of his employment agreement and thereafter, regarding any litigation to which the Company is party. If Mr. Rose fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then he may forfeit all unvested equity awards, unexercised options and unpaid RSUs granted at or after January 1, 2007 and held by him or his transferee at the time of such non-compliance.

Eli Khouri

As noted above, Mr. Khouri does not have an employment agreement with the Company; however, pursuant to the terms of the award agreements evidencing Mr. Khouri’s RSU awards, in the event Mr. Khouri’s employment with the Company is

Kilroy Realty Corporation	75

Named Executive Officer Compensation Tables

terminated by the Company without “cause,” by Mr. Khouri with “good reason” (as these terms are defined in the applicable award agreement) or due to Mr. Khouri’s death or “disability” (as defined for purposes of Section 409A of the Internal Revenue Code), Mr. Khouri’s then outstanding and unvested RSUs will become fully vested.

Justin Smart

Mr. Smart’s employment letter agreement provides that, in the event that the employment of Mr. Smart is terminated by the Company without “cause” or by Mr. Smart for “good reason” (as these terms are defined in his employment letter agreement), Mr. Smart would be entitled to receive the following payments and benefits (together with the “Severance Payment” (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) in lieu of any annual incentive compensation, a partial year bonus based on actual performance against bonus targets as of the date of termination; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan, including any deferrals; and (vi) continuation of health insurance coverage for Mr. Smart, his spouse and his dependents, as applicable, for two years after the date of termination, at our expense. In addition, Mr. Smart would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the annual cash incentive award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Smart’s employment letter agreement) during the three preceding full performance years.

In the event that the employment of Mr. Smart is terminated due to his death, Mr. Smart would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above will be determined using a multiplier of “one” instead of “two,” and (ii) the continuation of health coverage for Mr. Smart, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Smart is terminated due to his disability, Mr. Smart would be entitled to receive the Termination Benefits described above, except that the continuation of health insurance coverage described above for Mr. Smart, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

The employment agreement requires Mr. Smart to sign a general release of claims in favor of the Company in order to receive benefits in connection with a termination of employment described above (including the Severance Payments). Mr. Smart also entered into a noncompetition agreement with the Company, the terms of which apply during the term of the employment letter agreement and for one year after a change of control of the Company.

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFIT

The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of the employment agreements and equity award agreements in effect as of December 31, 2014, as described in “– Potential Payments Upon Termination or Change in Control” above. As required by applicable Securities and Exchange Commission rules, these estimated values assume that the triggering event took place on December 31, 2014, the last business day of 2014. Except as otherwise described below in the context of a change in control of the Company, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause. As of December 31, 2014, none of our NEOs was retirement eligible for purposes of any severance benefits under the terms of their employment agreements. As of December 31, 2014, Mr. Khouri did not have an employment or other agreement with the Company that entitled him to any payments or benefits upon a termination of his employment with the Company or in connection with a change in control.

76	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

John Kilroy

Potential Payment/Benefit(1)	Change in Control (No Termination)	Termination Without Cause or For Good Reason	Death(2)	Disability
Cash Severance	—	$29,831,009	$9,943,670	$9,943,670
Medical Benefits	—	$196,237	$196,237	$196,237
Accelerated Vesting	—	$36,175,643	$36,175,643	$36,175,643
Other Termination Perks/Benefits	—	$392,304	—	$392,304
Total	—	$66,595,193	$46,315,549	$46,707,853

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)

We provide Mr. Kilroy with a supplemental life insurance policy pursuant to the terms of his employment agreement. In addition to the amounts payable by us shown in this column, Mr. Kilroy’s supplemental life insurance policy provides a $10,000,000 death benefit.

Jeffrey Hawken

Potential Payment/Benefit(1)	Change in Control (No Termination)		Termination Without Cause or For Good Reason	Death	Disability
Cash Severance	—		$11,147,585	$3,715,862	$3,715,862
Medical Benefits	—		$226,237	$226,237	$226,237
Accelerated Vesting	$1,117,691	(2)	$11,106,756	$11,106,756	$11,106,756
Other Termination Perks/Benefits	—		—	—	—
Total	$1,117,691		$22,480,578	$15,048,854	$15,048,854

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)

One RSU award granted to Mr. Hawken in January 2012 provided for automatic vesting on any change in control of the Company (regardless of whether Mr. Hawken’s employment was terminated). This equity award vests annually on January 5th over a five year period. As a result, as of January 5, 2015, one additional tranche vested and the value of this payment has been reduced from $1,117,691 to $745,127.

Kilroy Realty Corporation	77

Named Executive Officer Compensation Tables

Tyler Rose

Potential Payment/Benefit(1)	Change in Control (No Termination)	Termination Without Cause or For Good Reason	Death	Disability
Cash Severance	—	$3,150,000	$1,575,000	$3,150,000
Medical Benefits	—	$103,536	$51,768	$51,768
Accelerated Vesting	—	$5,529,431	$5,529,431	$5,529,431
Other Termination Perks/Benefits	—	—	—	—
Total	—	$8,782,967	$7,156,199	$8,731,199

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

Justin Smart

Potential Payment/Benefit(1)	Change in Control (No Termination)	Termination Without Cause or For Good Reason	Death	Disability
Cash Severance	—	$3,050,000	$1,525,000	$3,050,000
Medical Benefits	—	$99,536	$49,768	$49,768
Accelerated Vesting	—	$3,164,985	$3,164,985	$3,164,985
Other Termination Perks/Benefits	—	—	—	—
Total	—	$6,314,521	$4,739,753	$6,264,753

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

The preceding estimated severance and change in control benefit tables assume that equity awards outstanding under our 2006 Plan would be substituted for, assumed or otherwise continued following a change in control transaction. If the awards were not substituted for, assumed or otherwise continued following a change in control transaction (that is, the awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested. In these cases, the value of the accelerated equity award vesting would, for each NEO and assuming that the change in control and termination of the awards occurred on December 31, 2014, be the same as the accelerated vesting value set forth above for the NEO under the “Termination Without Cause or For Good Reason” column. For Mr. Khouri, the accelerated vesting of equity award value in these circumstances would have been $2,632,726 as of December 31, 2014.

78	Kilroy Realty Corporation

Equity Compensation Plan Information

The Company currently maintains one equity compensation plan, the 2006 Plan. The plan has been approved by the Company’s stockholders. The following table provides certain information as of December 31, 2014 with respect to shares of our common stock available for issuance under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(1)
Equity Compensation plans approved by stockholders	2,503,441	(2)	$42.61	(3)	681,626
Equity Compensation plans not approved by stockholders	N/A		N/A		N/A
Total	2,503,441		$42.61		681,626

(1)

Includes shares available for future grants under the 2006 Plan as of December 31, 2014. This table does not reflect the 1,200,000 additional shares that will be available under the 2006 Plan if stockholders approve Proposal No. 2. The shares available under the 2006 Plan may, subject to the limits of the 2006 Plan, be used for any type of award authorized under the 2006 Plan including stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, PIUs, performance bonus awards and performance-based awards.

(2)

Includes 1,008,000 stock options, 907,355 vested but deferred (not paid) RSUs and 588,086 unvested RSUs granted under the 2006 Plan. Does not include 85,061 shares of outstanding but unvested restricted stock.

(3)

Reflects the weighted-average exercise price of the 1,008,000 stock options included in column (a). This weighted-average exercise price does not reflect shares subject to restricted stock and RSU awards.

Kilroy Realty Corporation	79

Director Compensation

For their service on the Board, our non-employee directors receive cash compensation and an annual equity award. Our officers who are directors are not paid any additional compensation for their service as a director.

Under our non-employee director compensation program in effect for 2014, each non-employee director received annual cash compensation of $35,000 plus $2,000 for each Board meeting attended by such director. In addition, if a non-employee director serves as our Lead Independent Director, the director will receive additional annual cash compensation of $50,000. Each non-employee director also received annual compensation of $1,000 for each committee of which he is a member. The chairman of each committee received additional annual cash compensation of $10,000, with the exception of the chairman of the Audit Committee and the chairman of the Compensation Committee who received additional annual cash compensation of $20,000. Non-employee directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our non-employee directors may defer receipt of their cash compensation pursuant to the terms of our Deferred Compensation Plan.

In addition, each non-employee director receives an annual grant authorized under the 2006 Plan of RSUs or shares of restricted stock valued at $100,000 on the date of grant that vest in full on the date of the annual meeting of stockholders following the grant, subject to continued service. Each non-employee director newly elected or appointed to the Board also receives an award of 1,000 RSUs that will vest ratably in full over a four-year period following the grant date. Each non-employee director grant provides that the RSUs or shares of restricted stock subject to the grant will vest in full in the event of a “change in control” of the Company (as defined in the 2006 Plan) or due to the non-employee director’s death or “disability” (as defined for purposes of Section 409A of the Internal Revenue Code). Our non-employee directors may defer receipt of their restricted stock awards pursuant to our Stock Award Deferral Program and may also elect a deferred payment date for any RSUs that they may receive. RSUs awarded to non-employee directors include the right to receive dividend equivalents (in the form of additional RSUs) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid RSUs then subject to the award. RSUs credited as dividend equivalents have the same vesting and payment terms as the original RSUs to which they relate. Upon their election to the Board at the 2014 annual meeting of stockholders, Messrs. Stevenson and Stoneberg were each granted an award of 1,663 RSUs that will vest in full on the Annual Meeting and an award of 1,000 RSUs that will vest ratably in four equal installments with an installment vesting on the date of the annual meeting of stockholders in each year from 2015 through 2018.

The terms of our director compensation program, as described above, continue in effect for 2015.

Under our minimum stock ownership guidelines for non-employee directors, each non-employee director is to own or to acquire, within five years of first becoming a director, shares of our common stock having a market value at least equal to five times the director’s annual retainer. As of December 31, 2014, all of our non-employee directors met the ownership requirement or were within the five-year period since first becoming a director to acquire the applicable level of ownership.

The Board may change the terms of our director compensation program from time to time.

80	Kilroy Realty Corporation

Director Compensation

DIRECTOR COMPENSATION TABLE - 2014

The following table sets forth summary information regarding our compensation practices for each of our non-employee directors for the year ended December 31, 2014. The compensation paid to Mr. Kilroy is presented in the executive compensation disclosures above. Mr. Kilroy is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edward Brennan, PhD	$117,500	$100,000	—	—	—	—	$217,500
William Dickey(2)	$32,500	—	—	—	—	—	$32,500
Scott Ingraham	$73,610	$100,000	—	—	—	—	$173,610
Dale Kinsella(3)	$62,500	$100,000	—	—	—	—	$162,500
Gary Stevenson(4)	$30,566	$160,160	—	—	—	—	$190,726
Peter Stoneberg(5)	$37,275	$160,160	—	—	—	—	$197,435

(1)

The amounts reported in column (c) of the table above reflect the aggregate accounting fair value of stock awards computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The accounting fair value is based on the quoted closing share price of the Company’s common stock on the NYSE on the grant date.

(2)	Mr. Dickey left the Board on May 22, 2014.

(3)	Mr. Kinsella resigned as a director effective December 31, 2014.

(4)	Mr. Stevenson was elected to the Board on May 22, 2014.

(5)	Mr. Stoneberg was elected to the Board on May 22, 2014.

Ms. Hunt did not serve on the Board in 2014 and received no compensation from us in 2014.

The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2014 for our non-employee directors are:

Director	Unvested Stock Awards		Unexercised Option Awards
Edward Brennan, PhD	1,682	(1)	—
William Dickey	—		—
Scott Ingraham	1,682	(1)	—
Dale Kinsella	—		—
Gary Stevenson	2,693	(2)	—
Peter Stoneberg	2,693	(2)	—

(1)	These RSUs vest in full on the date of the Annual Meeting.

(2)	1,682 of these RSUs vest in full on the date of the Annual Meeting. The remaining 1,011 RSUs will vest over a four-year period on the date of each annual meeting of stockholders.

Kilroy Realty Corporation	81

Beneficial Ownership of Certain Stockholders

The following table sets forth certain information, as of March 31, 2015, regarding the beneficial ownership of common stock (or common stock issuable, at the Company’s option, upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock (or common stock issuable, at the Company’s option, upon the redemption of Units); (ii) each director and director nominee and each NEO named in the Summary Compensation Table; and (iii) the current directors and executive officers of the Company as a group. Except as indicated below, all shares of common stock are owned directly, and the indicated person or entity has sole voting and investment power with respect to all of the shares of common stock beneficially owned by such person or entity other than restricted stock, as to which a person has sole voting power but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders in addition to information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
More than 5% Stockholders:
The Vanguard Group, Inc. and affiliates(3)	11,564,052		13.14%
BlackRock, Inc.(4)	8,152,808		9.26%
Cohen & Steers, Inc. and affiliates(5)	8,118,883		9.22%
CBRE Clarion Securities, LLC(6)	5,908,209		6.71%
Directors, Director Nominees and NEOs:
John Kilroy	1,359,675	(7)	1.52%
Jeffrey Hawken	297,442	(8)	*
Tyler Rose	64,692	(9)	*
Justin Smart	76,981	(10)	*
Eli Khouri	87,410	(11)	*
Scott Ingraham	24,902	(12)	*
Edward Brennan, PhD	18,453	(13)	*
Gary Stevenson	1,944	(14)	*
Peter Stoneberg	1,944	(14)	*
Jolie Hunt	—		*
All Directors and Executive Officers as a Group (13 persons):	1,986,057		2.21%

*	Represents less than 1.0% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)

The number of shares of common stock beneficially owned by a stockholder is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of common stock beneficially owned by a person includes any stock options or RSUs of such person that are vested or will vest within 60 days of March 31, 2015. The percentage of outstanding shares of common stock beneficially owned by a person is based on 88,031,377 shares of common stock outstanding as of March 31, 2015. Unless otherwise indicated, the percentage of outstanding shares of common stock beneficially owned by a person also assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of common stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 31, 2015 by such beneficial owner are exercised and that no options to acquire shares of common stock held by other persons are exercised, and that all RSUs held by such beneficial owner that vest within 60 days of March 31, 2015 are vested and paid and that no unvested RSUs held by other persons are vested.

(3)

Represents the number of shares of common stock beneficially owned as of December 31, 2014, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015, by The Vanguard Group, Inc. (“Vanguard”) either directly or

82	Kilroy Realty Corporation

Beneficial Ownership of Certain Stockholders

through its affiliates. Such report indicates that Vanguard has sole voting power over 171,074 shares, shared voting power over 68,230 shares, sole dispositive power over 11,437,948 shares and shared dispositive power over 126,104 shares of common stock. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 6,174,418 shares, representing 7.01% of our outstanding shares of common stock as of March 31, 2015, that Vanguard Specialized Funds – Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed on February 6, 2015. Such report indicates that Vanguard REIT Fund has sole voting power over 6,174,418 shares and no dispositive power over any shares of common stock. The address for Vanguard and Vanguard REIT Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Represents the number of shares of common stock beneficially owned as of December 31, 2014, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 15, 2015, by BlackRock, Inc. (“BlackRock”) either directly or through its affiliates. Such report indicates that BlackRock has sole voting power over 7,870,298 shares and sole dispositive power over 8,152,808 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, New York 10022.

(5)

Represents the number of shares of common stock beneficially owned as of December 31, 2014, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015, by Cohen & Steers, Inc. (“Cohen”), either directly or through its affiliates. Such report indicates that Cohen has sole voting power over 3,424,070 shares, and sole dispositive power over 8,118,883 shares of common stock. The number of shares reported as beneficially owned by Cohen in Cohen’s Schedule 13G/A includes 8,003,297 shares reported as beneficially owned by Cohen & Steers Capital Management, Inc. (“Cohen Capital”), representing 9.09% of our outstanding shares of common stock as of March 31, 2015, and 115,586 shares reported as beneficially owned by Cohen & Steers UK Limited (“Cohen UK”), representing 0.13% of our outstanding shares of common stock as of March 31, 2015. Such report indicates that Cohen Capital has sole voting power over 3,358,450 shares and sole dispositive power over 8,003,297 shares of common stock. Such report indicates that Cohen UK has sole voting power over 65,620 shares and sole dispositive power over 115,586 shares of common stock. The address for Cohen and Cohen Capital is 280 Park Avenue, 10th Floor, New York, NY 10017. The address for Cohen UK is 21 Sackville Street, 4th Floor, London, United Kingdom W1S 3DN.

(6)

Represents the number of shares of common stock beneficially owned as of December 31, 2014, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015, by CBRE Clarion Securities, LLC (“CBRE”) either directly or through its affiliates. Such report indicates that CBRE has sole voting power over 3,147,009 shares and sole dispositive power over 5,908,209 shares of common stock. The address for CBRE is 201 King of Prussia Road, Suite 600, Radnor, PA 19087.

(7)

Includes (i) 783,192 shares of common stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and allocated to Mr. Kilroy); (ii) 72,181 shares of common stock held directly; (iii) 60,797 restricted shares of common stock held directly; and (iv) 443,505 RSUs held directly that are vested or will vest within 60 days of March 31, 2015. Of the shares of common stock held directly by Mr. Kilroy, 44,910 shares are held in a brokerage account that is pledged as collateral for a secured credit line account in Mr. Kilroy’s name. This pledge of common stock meets all of the exceptions to the prohibition on pledging Company securities contained in the Company’s anti-pledging policy, as further described on page 58. Excludes (i) 305,653 unvested RSUs; and (ii) 300,000 shares of common stock issuable upon exercise of stock options that are not vested and will not vest within 60 days of March 31, 2015.

(8)

Includes (i) 34,467 shares of common stock held directly; and (ii) 262,975 RSUs held directly that are vested or will vest within 60 days of March 31, 2015. Excludes (i) 103,949 unvested RSUs; and (ii) 100,000 shares of common stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2015.

(9)

Includes (i) 20,409 shares of common stock held directly; and (ii) 44,283 RSUs held directly that are vested or will vest within 60 days of March 31, 2015. Excludes (i) 57,583 unvested RSUs; and (ii) 50,000 shares of common stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2015.

(10)

Includes (i) 20,442 shares of common stock held directly; (ii) 12,000 shares of common stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2015; and (iii) 44,538 RSUs held directly that are vested or will vest within 60 days of March 31 2015. Excludes (i) 47,797 unvested RSUs and (ii) 8,000 shares of common stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2015.

(11)

Includes (i) 712 shares of common stock held directly; (ii) 75,000 shares of common stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2015; and (iii) 11,698 RSUs held directly that are vested or will vest within 60 days of March 31, 2015. Excludes (i) 33,979 unvested RSUs; and (ii) 50,000 shares of common stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2015.

(12)	Includes (i) 4,000 shares of common stock held directly; and (ii) 20,902 RSUs held directly that are vested or will vest within 60 days of March 31, 2015.

(13)	Includes 18,453 RSUs held directly that are vested or will vest within 60 days of March 31, 2015.

(14)	Includes 1,944 RSUs held directly that are vested or will vest within 60 days of March 31, 2015. Excludes 762 unvested RSUs.

Kilroy Realty Corporation	83

Other Matters

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written Related Party Transactions Policy that is intended to comply with Item 404 of Regulation S-K and Article III, Section 7 of the Company’s Bylaws. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any calendar year; and (iii) a related party had, has or will have a direct or indirect material interest (a “Related Party Transaction”). For purposes of the policy, a related party is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (c) any immediate family member of any of the foregoing persons; or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest (each such person, a “Related Person”). The policy also describes the procedures used to identify, review, approve and disclose, if necessary, any transaction between the Company and any subsidiary of the Company, on the one hand, and John B. Kilroy, Sr. or John B. Kilroy, Jr. and their respective affiliates (each such person, a “Principal Party”), on the other hand (a “Principal Party Transaction”).

Under the policy, our Governance Committee is responsible for reviewing and approving or ratifying each Related Person Transaction and Principal Party Transaction (individually and collectively, as applicable, an “Interested Transaction”). In determining whether to approve or ratify an Interested Transaction, the Governance Committee is required to consider the relevant facts and circumstances of the Interested Transaction available to the Governance Committee and to take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct. If a Related Party Transaction falls within one of certain specified pre-approved transaction categories set forth in the policy, it shall not require review by the Governance Committee and shall be deemed approved.

No member of the Governance Committee who is a Related Party is permitted to vote on the approval or ratification of an Interested Transaction, but may, if requested by the Chairman of the Governance Committee, participate in some or all of the Governance Committee’s discussions of the Interested Transaction.

The policy is intended to comply with Item 404 of Regulation S-K and Article III, Section 7 of the Company’s Bylaws. In the event that an Interested Transaction would constitute a conflict of interest or a corporate opportunity under the Company’s Code of Conduct, the provisions of the Code of Conduct shall also apply to the Interested Transaction. Any such Interested Transaction may not be approved under the policy unless it is also approved in accordance with the provisions of the Code of Conduct and disclosed to the public to the extent required by law or the listing rules of the NYSE.

In addition, the Audit Committee is responsible for discussing with management and the independent auditor any related party transactions brought to the Audit Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

Since January 1, 2014, there have been no Interested Transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Insiders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company by the Insiders or written representations from the Insiders that no other reports were required, during the year ended December 31, 2014, all Insiders timely complied with all Section 16(a) filing requirements applicable to them.

84	Kilroy Realty Corporation

Other Matters

PROPOSALS AND NOMINATIONS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. A stockholder seeking to present a proposal or nominate a director for election to our Board at the 2016 annual meeting of stockholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our Bylaws. The Company’s Bylaws require a stockholder desiring to present a proposal or nominate a director for the 2016 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 23, 2015, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 22, 2016, 120 days prior to such one-year anniversary, or (ii) if the date of the 2016 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting of stockholders was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2 of Article II (with respect to stockholder proposals) and Section 2 of Article III (with respect to director nominations) of our Bylaws.

Proposals for Inclusion in Proxy Materials. A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2016 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 12, 2015, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was released to stockholders. However, if the date of the 2016 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2016 annual meeting of stockholders.

Director Nominations for Inclusion in Proxy Materials (i.e., Proxy Access). Under certain circumstances specified in our Bylaws, a stockholder, or group of up to ten stockholders, owning at least 5% of the Company’s outstanding common stock continuously for at least the prior three years may nominate for election to our Board and inclusion in the Company’s proxy statement for its annual meeting of stockholders up to 25% of the number of directors then serving on our Board. The Company’s Bylaws require a stockholder desiring to nominate a director for inclusion in the Company’s proxy materials for the 2016 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 23, 2015, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 22, 2016, 120 days prior to such one-year anniversary; or (ii) if the date of the 2016 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting of stockholders was first made. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 3 of Article III of our Bylaws.

Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2016 annual meeting of stockholders, as applicable. For specific information with respect to the process for recommending a director candidate, see “Corporate Governance at Kilroy Realty Corporation – Stockholder-Recommended Director Candidates” above.

Kilroy Realty Corporation	85

General Information

PROXY SOLICITATION EXPENSES

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may use the services of MacKenzie Partners, Inc., a third-party solicitor, to solicit proxies for the Annual Meeting for a fee that we do not expect to exceed $10,000 plus a reasonable amount to cover expenses.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person solicited hereby, upon the written or oral request of any such persons, copies of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements and financial statement schedules. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary; telephone (310) 481-8400.

A copy of the Company’s Bylaws referenced in this proxy statement may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices. Requests should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, Attn: Secretary; telephone (310) 481-8400.

You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone (if available) or by completing and mailing a proxy card or voting instruction form in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

86	Kilroy Realty Corporation

General Information

WE URGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. If you attend the Annual Meeting and vote in person, your proxy will not be used.

April 10, 2015

By Order of the Board of Directors,

Tyler Rose

Executive Vice President,

Chief Financial Officer and Secretary

Kilroy Realty Corporation	87

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FUNDS FROM OPERATIONS (“FFO”) AND FFO PER SHARE

FFO:

We calculate Funds from operations, or “FFO,” in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

FFO per share:

FFO per share is calculated as FFO divided by the weighted average common shares/units outstanding. FFO per share is used in this Proxy Statement as defined in this Appendix A, except when such term is capitalized (i.e., “FFO Per Share”) and used in the context of the performance-based RSUs (where the defined term on page 67 will apply).

Kilroy Realty Corporation	A-1

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following table presents our FFO and FFO per share for the years ended December 31, 2014 and 2013:

(unaudited, $ in thousands, except per share amounts)

	Year Ended December 31,
	2014	2013
FUNDS FROM OPERATIONS:
Net income available to common stockholders	$166,969	$30,630
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,589	685
Depreciation and amortization of real estate assets	202,108	199,558
Gains on dispositions of discontinued operations	(121,922)	(12,252)
Funds From Operations (1)(2)	$250,744	$218,621

Weighted average common shares/units outstanding – diluted (3)	88,001	82,155
FFO per common share/unit – diluted (2)	$2.85	$2.66

(1)	Reported amounts are attributable to common shareholders and unitholders.
(2)	FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $11.0 million and $10.7 million for the year ended December 31, 2014 and 2013, respectively.
(3)

Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

NET OPERATING INCOME AND SAME-STORE NET OPERATING INCOME (“SAME-STORE NOI”)

Net Operating Income:

We believe that Net Operating Income is a useful supplemental measure of our operating performance. We define Net Operating Income as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other REITs may use different methodologies for calculating Net Operating Income, and accordingly, our Net Operating Income may not be comparable to other REITs.

Because Net Operating Income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective on operations not immediately apparent from net income. We use Net Operating Income to evaluate our operating performance on a portfolio basis since Net Operating Income allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates and tenant base have on our results, margins and returns. In addition, we believe that Net Operating Income provides useful information to the investment community about our financial and operating performance when compared to other REITs since Net Operating Income is generally recognized as a standard measure of performance in the real estate industry.

However, Net Operating Income should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

A-2	Kilroy Realty Corporation

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Same-Store NOI (on a GAAP and Cash Basis):

Same-Store NOI represents the Net Operating Income for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same-Store NOI excludes the change in Net Operating Income from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Same-Store Cash NOI represents the GAAP Net Operating Income for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods, adjusted for non-cash revenue and non-cash expenses in both periods. Other REITs may use different methodologies for calculating Same-Store GAAP and Cash NOI, and accordingly, our Same-Store GAAP and Cash NOI may not be comparable to other REITs.

However, Same-Store NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

The following table presents our Net Operating Income and Same-Store NOI for the years ended December 31, 2014 and 2013:

(unaudited, $ in thousands)

	Year Ended December 31,
	2014	2013
Same-Store Cash Net Operating Income	$276,076	$257,180
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	28,317	29,733
GAAP Operating Expenses Adjustments, net	181	(384)
Same-Store GAAP Net Operating Income	304,574	286,529
Non-Same-Store GAAP Net Operating Income	68,307	33,150
Net Operating Income excluding discontinued operations	372,881	319,679
Net Operating Income from discontinued operations	4,634	29,978
Net Operating Income, as defined	377,515	349,657
Adjustments:
General and administrative expenses	(46,152)	(39,660)
Acquisition-related expenses	(1,479)	(1,962)
Depreciation and amortization (including discontinued operations)	(204,478)	(201,487)
Interest income and other net investment (losses)/gains	561	1,635
Interest expense	(67,571)	(75,870)
Gain on sale of land	3,490	—
Gains on dispositions of discontinued operations	121,922	12,252
Net Income	183,808	44,565
Net income attributable to noncontrolling common units of the Operating Partnership	(3,589)	(685)
Preferred dividends	(13,250)	(13,250)
Net Income Available to Common Stockholders	$166,969	$30,630

Kilroy Realty Corporation	A-3

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

KILROY REALTY

2006 INCENTIVE AWARD PLAN

(Amended and Restated as of February 24, 2015)

ARTICLE 1.

PURPOSE

The purpose of the Kilroy Realty 2006 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Partnership”), and Kilroy Realty TRS, Inc. (the “TRS”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company, the TRS, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s, the TRS’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless otherwise defined herein and unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1   “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Profits Interest Unit award, an Other Incentive Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan (subject, in each case, to the no repricing provisions of Section 14.1).

2.2   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

Kilroy Realty Corporation	B-1

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this

Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

2.5   “Code” means the Internal Revenue Code of 1986, as amended.

2.6   “Committee” means the committee of the Board described in Article 12 hereof.

2.7   “Company” has the meaning set forth in Article 1 hereof.

2.8   “Company Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or Company Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or Company Subsidiary to render such services.

2.9   “Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

2.10 “Company Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the TRS, any TRS Subsidiary, the Partnership or any Partnership Subsidiary.

2.11	“Consultant” means any Company Consultant, TRS Consultant or Partnership Consultant.

2.12 “Covered Employee” means a Company Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

B-2	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

2.14   “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s or the Partnership’s long-term disability insurance program, as it may be amended from time to time.

2.15   “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.16	“Effective Date” shall have the meaning set forth in Section 13.1 hereof.

2.17   “Eligible Individual” means any person who is an Employee, a Consultant, a member of the Board or a TRS Director, as determined by the Committee.

2.18	“Employee” means any Company Employee, TRS Employee or Partnership Employee.

2.19   “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities of the Company) and causes a change in the per share value of the Stock (or other securities of the Company) underlying outstanding Awards.

2.20	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21   “Fair Market Value” means, as of any given date, (a) if the Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Stock is not publicly traded, or with respect to any non-Stock based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.

2.22   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.23	“Independent Director” means a member of the Board who is not an Employee of the Company.

2.24   “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.25   “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26   “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27   “Other Incentive Award” means an Award granted pursuant to Section 8.8 of the Plan.

2.28   “Participant” means any Eligible Individual who, as a member of the Board, Consultant, Employee, or TRS Director, has been granted an Award pursuant to the Plan.

2.29   “Partnership” has the meaning set forth in Article 1.

2.30   “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., as the same may be amended, modified or restated from time to time.

Kilroy Realty Corporation	B-3

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

2.31	“Partnership Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the Partnership or Partnership Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Partnership’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Partnership or Partnership Subsidiary to render such services.

2.32 “Partnership Employee” means any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

2.33 “Partnership Participant Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.34 “Partnership Purchase Price” has the meaning set forth in Section 5.4 hereof.

2.35 “Partnership Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.36 “Partnership Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries; provided, however, that “Partnership Subsidiary” shall not include the TRS or any TRS Subsidiary.

2.37 “Performance-Based Award” means an Award, other than an Option or SAR, granted to selected Covered Employees, which the Committee determines shall be subject to the terms and conditions set forth in Article 9 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.38 “Performance Bonus Award” has the meaning set forth in Section 8.9 hereof.

2.39 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant. The Committee may use other performance criteria as a basis for exercising negative discretion or in connection with an Award other than a Performance-Based Award.

2.40 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the TRS, the Partnership, any Subsidiary, or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, provide for the calculation of Performance Goals for such Performance Period to be adjusted in order to prevent the dilution or enlargement of the rights of Participants (a) in the event

B-4	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, the TRS, the Partnership or any Subsidiary, or the financial statements of the Company, the TRS, the Partnership or any Subsidiary, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions, or (c) such other items as the Committee may specify.

2.41 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.42 “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.43 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.44 “Plan” has the meaning set forth in Article 1.

2.45 “Profits Interest Unit” means to the extent authorized by the Partnership Agreement, a unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

2.46 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.47 “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.48 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.49 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6 hereof.

2.50 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51 “Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.

2.52 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.53 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.

2.54 “Subsidiary” means any Company Subsidiary, TRS Subsidiary or Partnership Subsidiary.

2.55 “TRS” has the meaning set forth in Article 1 hereof.

2.56 “TRS Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the TRS or TRS Subsidiary;

Kilroy Realty Corporation	B-5

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the TRS or TRS Subsidiary to render such services.

2.57 “TRS Director” means a member of the Board of Directors of the TRS.

2.58 “TRS Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the TRS or of any corporation, partnership or limited liability company which is then a TRS Subsidiary.

2.59 “TRS Participant Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.60 “TRS Purchase Price” has the meaning set forth in Section 5.5 hereof.

2.61 “TRS Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.62 “TRS Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the TRS or by one or more other TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 11 hereof, a total of 1,200,0001 shares of Stock shall be authorized for grants of Awards under the Plan, subject to the limitations contained in this Section 3.1(a) (the “Share Limit”). Shares of Stock subject to Awards granted on or after May 22, 2014 shall be counted against the Share Limit on a one-for-one basis.

(b) To the extent that an Award terminates, is cancelled, is forfeited, expires, fails to vest, lapses or for any other reason are not paid or delivered under the Plan, any shares of Stock subject to the Award shall again be available for the grant of subsequent Awards pursuant to the Plan. Except as provided below with respect to Options and Stock Appreciation Rights, any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award, shall not be counted as issued and transferred to the Participant under the Plan and shall again become available for the grant of an Award pursuant to the Plan. To the extent that an Award granted under the Plan is settled in cash or a form other than shares of Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. Each Profits Interest Unit issued pursuant to an Award shall count as one (1) share of Stock against the Share Limit (in accordance with Section 3.1(a)) and for purposes of applying the individual Award limitation set forth in Section 3.3. To the extent that shares of Stock are delivered pursuant to the exercise of a Stock Appreciation Right or Option granted

[1]

The current aggregate Share Limit for the Plan is 7,120,000 shares. Stockholders are being asked to approve an amendment to the Plan that would increase this aggregate Share Limit by an additional 1,200,000 shares (so that the new aggregate Share Limit for the Plan would be 8,320,000 shares).

B-6	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

under the Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable Share Limit under Section 3.1(a), as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Sections 3.1 and 3.3 of the Plan with respect to such exercise.) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance or transfer under the Plan. In the event that shares of Stock are delivered in respect of Dividend Equivalents granted under the Plan, the number of shares delivered with respect to the Award shall be counted against the share limits of the Plan (including, for purposes of clarity, the limits of Sections 3.1 and 3.3 of the Plan). (For purposes of clarity, if 1,000 Dividend Equivalents are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares shall be counted against the share limits of the Plan). Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. The foregoing adjustments to the share limits of the Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to Awards intended as Qualified Performance-Based Compensation thereunder.

(c) Any shares subject to an Award that, on or after May 22, 2014, again become available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit on a one-for-one basis.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the following limits also apply with respect to Awards granted under the Plan:

(a) The maximum number of shares of Stock that may be delivered pursuant to Options qualified as Incentive Stock Options granted under the Plan is 8,320,0002 shares.

(b) The maximum number of shares of Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one Participant under the Plan is 1,500,000 shares.

(c) The maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year (whether such Awards are payable in Stock or denominated in Stock and payable in cash) shall be 1,500,000 shares. With respect to one or more Awards to any one Participant which are not denominated in Stock, the maximum amount that may be paid in cash during any calendar year shall be $30,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, the Partnership, the TRS, or any Subsidiary operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws and customs and meet the objectives of the Plan; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications

[2]	Stockholders are being asked to approve an increase in this limit from 7,120,000 shares to 8,320,000 shares.

Kilroy Realty Corporation	B-7

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or local customs.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company not later than settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company, the Partnership, the TRS or any Subsidiary or a loan arranged by the Company, the Partnership, the TRS or any Subsidiary in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Company Employees or to Employees of a corporation which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

B-8	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

(d) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Transfer of Shares to a Company Employee, Consultant or Independent Director. As soon as practicable after receipt by the Company of payment for the shares with respect to which an Option (which in the case of a Company Employee, Company Consultant or Independent Director was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Employee, Company Consultant or Independent Director, then, with respect to each such exercise, the Company shall transfer to the Participant the number of shares equal to:

(a) The amount of the payment made by the Participant to the Company pursuant to Section 5.1(c), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1(a) or 5.2(c), as applicable.

5.4 Transfer of Shares to a Partnership Employee or Consultant. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), or portion thereof, is exercised by a Participant who is a Partnership Employee or Partnership Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “Partnership Participant Purchased Shares”);

(b) The Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the Partnership Participant Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

(c) As soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.5 Transfer of Shares to a TRS Employee, Consultant or Director. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a TRS Employee, TRS Director or TRS Consultant in such capacity), or portion thereof, is exercised by a Participant who is a TRS Employee, TRS Director or TRS Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “TRS Participant Purchased Shares”);

(b) The Company shall sell to the TRS the number of shares (the “TRS Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the TRS Participant Purchased Shares. The price to be paid by the TRS to the Company for the TRS Purchased Shares (the “TRS Purchase Price”) shall be an amount equal to the product of (x) the number of TRS Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

As soon as practicable after receipt of the TRS Purchased Shares by the TRS, the TRS shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.6 Transfer of Payment to the Partnership. As soon as practicable after receipt by the Company of the amounts described in Sections 5.1(c), 5.4(b), and 5.5(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

Kilroy Realty Corporation	B-9

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

5.7 Allocation of Payment upon Option Exercise. Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, the TRS or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares with respect to any Options exercised by such Participant (and the services performed by the Participant ) among such entities for purposes of the provisions of Sections 5.3, 5.4, 5.5 and 5.6 in order to ensure that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company, the TRS or the Partnership, as applicable, may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided, that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b) below, payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

B-10	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

(b) To the extent any payment under Section 7.1(b) hereof is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award (other than an Option or SAR), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents may be granted as a separate Award or in connection with another Award under the Plan; provided, however, that Dividend Equivalents may not be granted in connection with an Option or SAR granted under the Plan. In addition, effective with Awards granted after March 20, 2014, any dividends and/or Dividend Equivalents as to the unvested portion of a Restricted Stock Award that is subject to performance-based vesting requirements or the unvested portion of a Restricted Stock Unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and

Kilroy Realty Corporation	B-11

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company, the TRS or the Partnership, as applicable, shall, subject to Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Profits Interest Units. Any Participant selected by the Committee may be granted an award of Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the Profits Interest Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the

Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Partnership for the Profits Interest Units.

8.8 Other Incentive Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock or shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. Amounts payable under Other Incentive Awards may be in cash, Stock, units of the Partnership, or a combination of any of the foregoing, as determined by the Committee.

8.9 Performance Bonus Awards. Any Participant selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9 hereof.

8.10 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or an Other Incentive Award shall be set by the Committee in its discretion.

8.11 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or an Other Incentive Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law. The Committee shall determine the form of payment of any such exercise or purchase price, which may be in the form of any consideration permitted by applicable state law.

8.12 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units, Profits Interest Units, and an Other Incentive Award shall only vest or be exercisable or payable while the Participant is an Employee, Consultant, a member of the Board, or a TRS Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units, Profits Interest Units or an Other Incentive Award may vest or be exercised or paid on or subsequent to a termination of employment or service, as applicable, or on or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

B-12	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

8.13 Form of Payment. Payments with respect to any Awards granted under this Article 8, other than Profits Interest Units, shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.14 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Company Subsidiary, the Partnership or a Partnership Subsidiary, or the TRS or a TRS Subsidiary, on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, to the extent required in order to preserve tax deductibility under Code Section 162(m). In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations.

(a) Notwithstanding any other provision of the Plan, to the extent required in order to preserve tax deductibility under Code Section 162(m), any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Kilroy Realty Corporation	B-13

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

(b) As required pursuant to Section 162(m) of the Code or any regulations or rulings issued thereunder, the Committee’s authority to grant new Awards that are intended to constitute Qualified Performance-Based Compensation (other than Options and SARs and that are granted pursuant to Articles 6 and 8) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve the Plan, subject to any subsequent extension that may be approved by stockholders.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, the TRS, the Partnership or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, the TRS, the Partnership or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, the TRS, the Partnership or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party for consideration.

10.4 Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company, the TRS, nor the Partnership shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all

B-14	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7 Deferrals. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) Other than in the event of an Equity Restructuring, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) Other than in the event of an Equity Restructuring, in the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, the Partnership, any affiliate of the Company or the Partnership, or the financial statements of the Company, the Partnership or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this

Kilroy Realty Corporation	B-15

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

11.2 Acceleration Upon a Change in Control if Awards Are To Be Terminated. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, the TRS, the Partnership or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity and the Awards are to be terminated in accordance with the preceding sentence, then immediately prior to the Change in Control such Awards shall become fully exercisable, and all forfeiture restrictions on such Awards shall lapse.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

B-16	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in the Plan shall be deemed to refer to the Board. The Board, at its discretion (including to the extent it deems it advisable to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or any other applicable rule or regulation), shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded).

The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

12.2 Support for the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the TRS, the Partnership or any Subsidiary, the independent certified public accountants of the Company, the TRS, or the Partnership, or any executive compensation consultant or other professional retained by the Company, the TRS, or the Partnership to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan including, without limitation, the no repricing provision in Section 14.1, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock or Profits Interest Units to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award (or determine that an Award will be fully vested and/or exercisable, as the case may be, at grant), and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) In the case of Awards to TRS Employees, TRS Consultants, Partnership Employees or Partnership Consultants, determine the mechanics for the transfer of rights under such Awards; and

Kilroy Realty Corporation	B-17

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or one or more officers of the Company the authority to grant or amend Awards or to take other actions authorized pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Qualified Performance-Based Compensation, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee(s) appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of a majority of votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s bylaws, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

13.2 Expiration Date. Unless earlier terminated by the Board, the Plan shall terminate at the close of business on March 19, 2024, subject to any extension approved by the Company’s stockholders. After the termination of the Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted pursuant to the Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with the terms and conditions of the Plan and the terms and conditions of the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.17 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent the Company deems it necessary or desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Subject to Section 14.2, the Committee may also amend an Award or Awards previously granted. However, notwithstanding any provision in the Plan to the contrary and except for an adjustment pursuant to Article 11 or a repricing approved by the stockholders of the Company, in no case may the Committee (I) amend an outstanding Option or SAR to reduce the per share exercise or base price of the Award, (II) cancel, exchange or surrender an outstanding Option or SAR in exchange for an Option or SAR with an exercise or base price that is less than the exercise or base price of the original Award, or (III) cancel, exchange or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award.

B-18	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.17 hereof, no termination, amendment, or modification of the Plan or an Award shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 14.1.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and none of the Company, the TRS, the Partnership, any Subsidiary or the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company, the TRS, the Partnership or any Subsidiary, as applicable, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the TRS, the Partnership or any Subsidiary, as applicable, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement require or allow a Participant to elect to have the Company, the TRS, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the TRS, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the TRS, the Partnership or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the TRS, the Partnership or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company, the TRS, and/or the Partnership from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company, the TRS and the Partnership an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company, the TRS, and/or the Partnership may have to indemnify them or hold them harmless.

Kilroy Realty Corporation	B-19

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

15.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the TRS, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company, the TRS, the Partnership and their Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule if and to the extent necessary in order that the Participant not have actual short-swing profits liability under Section 16(b) of the Exchange Act, and, to the extent permitted by applicable law, the Plan and such Awards shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company, the TRS and the Partnership to make payment of awards in Stock, Profits Interest Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock or Profits Interest Units paid pursuant to the Plan. If the shares or Profits Interest Units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company, the TRS and the Partnership may restrict the transfer of such shares or Profits Interest Units in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company or the Partnership, which the Company or the Partnership may grant or withhold in its sole discretion.

15.14 Grant of Awards to Certain Employees or Consultants. The Company, the TRS, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Stock or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

15.15 Restrictions on Awards. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable:

(a) To the extent that the grant, exercise or payment of such Award could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time) or Subparagraph E(2) of Article IV (or any successor provision thereto) of the Company’s Articles of Incorporation, as amended from time to time; or

(b) If, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

15.16 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

B-20	Kilroy Realty Corporation

APPENDIX B – AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

15.17 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Kilroy Realty Corporation	B-21

KILROY REALTY CORPORATION 12200 WEST OLYMPIC BOULEVARD SUITE 200 LOS ANGELES, CA 90064 ATTN: JOSEPH MAGRI

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information, including the proxy materials, up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M89763-P61530 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KILROY REALTY CORPORATION

The Board of Directors recommends you vote FOR each of the nominees and FOR Proposals 2, 3 and 4:

1. Election of Directors

Nominees: Abstain Against For

1a. John Kilroy 1b. Edward Brennan, Ph.D. 1c. Jolie Hunt 1d. Scott Ingraham 1e. Gary Stevenson 1f. Peter Stoneberg

2 Amendment and restatement of the Company’s 2006 Incentive Award Plan, as amended.

3 Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

4 Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Against Abstain For Yes No Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders: The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

M89764-P61530

KILROY REALTY CORPORATION Annual Meeting of Stockholders May 21, 2015, 9:00 AM PDT This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Kilroy Realty Corporation (the “Company”) acknowledge(s) receipt of a copy of the proxy statement for the Company’s 2015 Annual Meeting of Stockholders and, revoking any proxy heretofore given, hereby appoint(s) John Kilroy and Tyler Rose, and each of them, with full power of substitution, as proxies for the undersigned and to vote all the shares of common stock of the Company held of record by the undersigned on March 13, 2015 at the Annual Meeting of Stockholders to be held on May 21, 2015, or any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; AND “FOR” PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side